                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [_] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[_]  Definitive proxy statement

[_]  Definitive Additional Materials

[_]  Soliciting Material under (S)240. 14a-12


                             CARDIAC SCIENCE, INC.
               (Name of Registrant as Specified in Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[_] $125 per Exchange Act Rules 0-11 (c)(1)(ii), 14a-6(i)(1), 14a-6(a)(2) or
    Item 22(a)(2) of Schedule 14A.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

                CARDIAC SCIENCE COMMON STOCK ($.001 par value)

   (2) Aggregate number of securities to which transaction applies:

                       11,414,791 shares of Common Stock

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                    $3.11 per share, plus $35,500,000 cash

   (4) Proposed maximum aggregate value of transaction:

                                  $71,000,000

   (5) Total fee paid:

                                  $14,200.00

[_] Fee paid previously with written preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount Previously Paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

                             CARDIAC SCIENCE, INC.
                             16931 Millikan Avenue
                                Irvine, CA 92606

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held [    ], 2001

TO THE STOCKHOLDERS OF
CARDIAC SCIENCE, INC.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of CARDIAC SCIENCE, INC., a Delaware corporation (the "Company"), will be held on Friday, [ ], 2001, at 10:00 A.M., local time, at the Sutton Place Hotel located at 4500 MacArthur Blvd., Newport Beach, CA 92660, for the following purposes:

PROPOSALS RELATED TO THE ACQUISITION OF SURVIVALINK CORPORATION ("SURVIVALINK")

  1. To approve the issuance of shares of our Common Stock in connection with our acquisition of Survivalink (the "Merger").

  2. To approve the issuance of our securities in connection with a financing transaction (the "Financing Transaction"). A majority of the proceeds of the Financing Transaction will be used as the cash portion of the consideration paid in the Survivalink acquisition.

  3. To amend our Restated Certificate of Incorporation, as amended, to increase our authorized shares of Common Stock from 40,000,000 shares to 100,000,000 shares.

                            ANNUAL MEETING PROPOSALS

  4. To elect a board of six directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

  5. To approve an amendment to our 1997 Stock Option/Stock Issuance Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 2,805,000 shares to 8,800,000 shares in order to provide an adequate pool of stock options for existing employees and the anticipated increase in employees resulting from our acquisitions of Survivalink and Artema Medical AB ("Artema").

  6. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent accountants of the Company for the year ending December 31, 2001.

  7. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Management is aware of no other business which will come before the Annual Meeting.

   The Board of Directors has fixed the close of business on May 1, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof.

   All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as

                                      (i)
possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          Roderick de Greef
                                          Secretary
Irvine, California
[Mailing Date], 2001


                                   IMPORTANT

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.


                                      (ii)

                           SUMMARY OF THE ACQUISITION

   This summary highlights selected information from this document relating to the acquisition of Survivalink Corporation by us and may not contain all the information that is important to you. For a more complete understanding of the acquisition and for a more complete description of the legal terms of the acquisition, you should read this entire document carefully, as well as any additional documents we refer to.

Proposals That Must be Approved to Complete the Acquisition

   In order to complete the Merger, our stockholders must approve (i) Proposal 1, the issuance of the shares of our Common Stock in the acquisition of Survivalink, (ii) Proposal 2, the issuance of our securities in the Financing Transaction, and (iii) Proposal 3, the amendment to our Restated Certificate of Incorporation, as amended, to increase our authorized shares of Common Stock from 40,000,000 shares to 100,000,000 shares. Proposals 1, 2 and 3 must be approved for us to complete the Merger.

Information About the Companies

Cardiac Science, Inc.
16931 Millikan Avenue
Irvine, California 92606
+1 (949) 587-0357

   Cardiac Science develops, manufactures and markets life-saving external cardiac defibrillator devices and proprietary software that monitors and automatically treats patients who suffer life-threatening heart rhythms. Our technology platform consists of proprietary arrhythmia detection and discrimination software (RHYTHMx ECD(TM)) and defibrillation hardware and electrode technology, which are combined to create a line of fully automatic external cardioverter defibrillator ("AECD(R)") devices. These AECDs are designed to be prophylactically attached to patients at temporary risk of sudden cardiac arrest, and are designed to:

  .  continuously monitor a patient's heart rhythms,

  . instantly and accurately detect the onset of any life-threatening arrhythmias, and

  . when appropriate and without the aid of hospital staff, automatically deliver potentially life saving defibrillation shocks within seconds to convert a patient's heart back to its normal rhythm.

   Our technology platform has multiple applications, including use in external and wearable defibrillators and with standard patient monitors widely used in hospitals throughout the world. The growth of the Company's installed base provides a potential recurring revenue stream from the sale of proprietary disposable defibrillator electrodes.

   We believe our proprietary technology will help create a new standard of care by significantly increasing the survival rate of patients suffering sudden cardiac arrest.

   You can find more information about Cardiac Science, Inc. on page 8 of this document under the caption "Who are the Parties to the Merger?--Cardiac Science, Inc."

Survivalink Corporation
5420 Feltl Road
Minneapolis, Minnesota 55343
+1 (952) 939 4181

   Survivalink is a Minneapolis, Minnesota-based, privately held company that develops, manufactures, markets and supports automated external defibrillator ("AED") products and related accessories. Survivalink's AEDs are intended for use by minimally trained rescuers in the treatment of sudden cardiac arrest. Survivalink sells its products through a direct sales force and a network of distributors in the United States and internationally.

   You can find more information about Survivalink Corporation on page 13 of this document under the caption "Who are the Parties to the Merger?-- Survivalink Corporation."

Summary of Reasons for the Merger

   The decision of our Board of Directors to enter into the Agreement & Plan of Merger was based on a thorough analysis of each company's strengths and weaknesses. This analysis allowed our Board of Directors to identify several potential benefits to us and our stockholders that, if realized, could increase shareholder value. These reasons for the Merger include:

  . gaining market share and a presence in the rapidly growing AED market. Survivalink currently holds a 13% market share in the $130 million per year AED market, which is projected to grow to over $400 million by 2004. Survivalink's immediate contribution to our top line sales growth is expected to help us achieve a level of critical mass necessary for profitability;

  . the integration of our proprietary RHYTHMx ECD tachyarrhythmia detection and defibrillation software into Survivalink's line of AEDs, which is expected to provide us with a significant competitive advantage in the growing AED market;

  . an additional U.S. distribution channel, consisting of a 21-person direct sales team that markets principally to first responders, providing us with an opportunity to leverage cross-selling opportunities at both companies;

  . a manufacturing facility and an assembled and experienced manufacturing workforce that we expect will provide us with the expertise to manufacture our full range of current and in-development AECD devices; and

  . access to Survivalink's biphasic wave defibrillation technology which can be embedded into our existing and future products more efficiently than if we developed it ourselves. Survivalink also has other valuable intellectual property, including issued patents, which we expect will be useful in carrying out our business strategy.

Summary of the Agreement and Plan of Merger

   The Agreement and Plan of Merger provides that Survivalink will merge into our new subsidiary, Cardiac Science Acquisition Corp., Inc. ("CSAC"), with CSAC surviving as our wholly-owned subsidiary (the "Merger"). As a result of the Merger, each stockholder of Survivalink will receive cash and stock as determined pursuant to the Agreement and Plan of Merger.

  . The aggregate consideration Survivalink's shareholders will receive in the Merger is $71,000,000, plus the aggregate exercise price received by Survivalink from the exercise of Survivalink common stock options between February 14, 2001 and the effective time of the Merger.

  . This Merger consideration shall be payable 50% in cash and 50% in shares of our Common Stock (subject to certain adjustments intended to preserve the Merger's status as a tax-free reorganization under the Internal Revenue Code, as described further below).

  . The number of shares of our Common Stock issued as consideration at the effective time of the Merger will fluctuate based on the average price of our Common Stock at the effective time.

  . Shareholders of Survivalink will receive an aggregate number of shares of our Common Stock worth $35,500,000 and an aggregate cash consideration of $35,500,000 plus the aggregate exercise price received by Survivalink in connection with the exercise of Survivalink common stock options between February 14, 2001 and the effective time of the Merger, payable one-half in our Common Stock and one-half in cash.

  . Under the terms of the Agreement and Plan of Merger, there is a maximum cap on the per share price of our Common Stock, for purposes of calculating the number of shares to be issued as Merger consideration, of $7.50 per share.

  . Payment procedures will be effectuated through an exchange agent selected by us. Five percent (5%) of the Merger consideration will be held in escrow to indemnify us for certain contingencies identified in the Agreement and Plan of Merger. Any portion of the proceeds held in escrow not used to indemnify us will be distributed to former Survivalink shareholders following the one-year anniversary of the effective time of the Merger.

   Your rights as a stockholder of Cardiac Science will not change following the Merger. In addition, Survivalink shareholders, who will become new stockholders of Cardiac Science, will have the same rights as you do. Please refer to the section entitled "Will my Rights as a Cardiac Science Stockholder Change Following the Merger?" on page 30 of this document.

   You should read the Agreement and Plan of Merger carefully, which qualifies the foregoing summary. The entire text of the Agreement and Plan of Merger is set forth as Exhibit 7.1 to Form 8-K dated March 23, 2001 and is hereby incorporated by this reference. This document is available through EDGAR on the SEC's website at www.sec.gov.

Federal Tax Treatment

   The Merger is intended to be a tax-free reorganization for Cardiac Science, CSAC, and Survivalink under the Internal Revenue Code, as explained more fully on page 30 under the caption, "How Will the Merger be Treated for Federal Income Tax Purposes?"

Accounting Treatment

   The Merger will be accounted for by us as a purchase of a business. This means that, for accounting and financial reporting purposes, the assets and liabilities of Survivalink will be recorded at their fair value, and any excess of Survivalink's purchase price over the fair value of Survivalink's tangible net assets will be recorded as intangible assets, including goodwill. For further information, see "How Will the Merger Be Treated for Accounting Purposes?" on page 30.

Conditions to the Merger; Possible Termination of the Transaction

   The Agreement and Plan of Merger may be terminated under certain conditions. Additionally, each party must meet certain conditions before the other party is obligated to close the transaction. Failure to meet certain of these obligations by one party may result in an obligation of that party to deliver to the other party a "Break-Up Fee" of $3,500,000 in cash. The completion of the Merger depends on the satisfaction of a number of conditions, including, but not limited to, the following:

  . Approval by our stockholders of Proposal Authorizing the issuance of shares of our Common Stock in connection with our acquisition of Survivalink.

  . 2, authorizing the issuance of our securities in connection with the Financing Transaction;

  . Approval by our stockholders of Proposal 3, amending our Restated Certificate of Incorporation, as ammended, to increase our authorized shares of Common Stock from 40,000,000 to 100,000,000 shares;

  . Consummation of the Financing Transaction to raise approximately $50 million, a majority of which will be used to finance the cash portion of the consideration to be paid in the Survivalink acquisition;

  . The receipt of a favorable determination by the California Department of Corporations that the terms and conditions of the Merger are fair, or, alternatively, the filing with and acceptance by the Securities and Exchange Commission of a registration statement on Form S-4 to register the shares we will issue in the Merger.

  . Approval of the Agreement and Plan of Merger by the shareholders of Survivalink;

   For further information, see "Structure of the Merger" on page 26.

Completion of Merger

   The Merger will become effective when we file Articles of Merger with the Minnesota Secretary of State, which will occur as soon as practicable following the satisfaction or waiver of all of the conditions to the Merger.

Other Recent Developments

   In January 2001, we announced an offer to acquire all the outstanding shares of Artema, a Stockholm, Sweden based developer, manufacturer and distributor of defibrillators and patient monitoring equipment, for between 3.33 million and
4.44 million shares of our Common Stock. Our unaudited pro forma financial data which includes the proposed Artema acquisition is presented on page 19 and we have attached Artema's audited financial statements as Annex C to this proxy statement.

   A Warning About Forward-Looking Information and the Safe Harbor Under the
                Private Securities Litigation Reform Act of 1995

   This document, and the other reports, releases, and statements (both written and oral) issued by us and our officers from time to time, may contain statements concerning our future results, future performance, intentions, objectives, plans, and expectations that are deemed to be "forward-looking statements." These statements include those regarding:

  . consummation of our proposed Financing Transaction to raise approximately $50 million;

  .  products under development;

  .  technological and competitive advantages;

  .  timetable for commercial introduction of our products;

  . our ability to improve patient care, increase survival rates, decrease recovery time, lessen patient debilitation, and reduce patient care costs;

  .  markets, demand for our services, purchase orders and commitments;

  .  strategic alliances;

  .  the competitive and regulatory environment;

  . the proposed acquisitions of Survivalink and Artema and the anticipated synergies from these acquisitions;

  .  planned integration of technologies with products; and

  .  marketing strategies.

   Such statements are made in reliance upon safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Our actual results, performance, and achievements may differ significantly from those discussed or implied in the forward-looking statements as a result of a number of known and unknown risks and uncertainties including, without limitation, those discussed below. Although we believe that our assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, we cannot assure you that the results discussed or implied in such forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in such forward-looking statements, the inclusion of such statements should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. Words such as "believes," "anticipates," "expects," "intends," "may," and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. We undertake no obligation to revise any of these forward-looking statements.

   Sometimes we communicate with securities analysts. It is against our policy to disclose to analysts any material non-public information or other confidential commercial information. You should not assume that we agree with any statement or report issued by any analyst regardless of the content of the statement or report. We have a policy against issuing financial forecasts or projections or confirming the accuracy of forecasts or projections issued by others. If reports issued by securities analysts contain projections, forecasts or opinions, those reports are not our responsibility.

   The risks presented below may not be all of the risks we may face. These are the factors that we believe could cause actual results to be different from expected and historical results. Other sections of this report include additional factors that could have an effect on our business and financial performance. The industry that we compete in is very competitive and changes rapidly. Sometimes new risks emerge, and we may not be able to predict all of them, or be able to predict how they may cause actual results to be different from those contained in any forward-looking statements. You should not rely upon forward-looking statements as a prediction of future results.

                                 RISK FACTORS

   You should carefully consider the following risk factors before you decide whether to vote to approve the issuance of shares in the Merger. You should also consider the other information in this proxy statement and the additional information in our other reports on file with the Securities and Exchange Commission and in the other documents incorporated by reference in this proxy statement.

   Failure to complete the Merger could negatively impact the market price of our Common Stock and our operating results.

   If the Merger is not completed for any reason, we may be subject to a number of material risks, including:

  . the market price of our Common Stock may decline to the extent that the current market price of our Common Stock reflects a market assumption that the Merger will be completed; and

  . costs related to the Merger, such as legal and accounting fees, must be paid even if the Merger is not completed.

   We may not be able to complete the Financing Transaction in connection with funding the cash portion of the Merger consideration.

   We plan to raise $50 million in the Financing Transaction prior to the close of the Merger. Some of the proceeds from this financing will be used to satisfy the cash portion of the Merger consideration. If we are unable to consummate this financing, either in whole or in part, we may be unable to consummate the Merger.

   We may have to pay a substantial "Break-Up Fee" if we fail to meet certain conditions of the Agreement prior to closing.

   If the Merger does not close after the required approvals from securities regulatory authorities are obtained, we may be obligated to pay a "Break-Up Fee" to Survivalink, in a cash amount of $3,500,000, in the event we fail to meet certain conditions, including:

  .  Our stockholders fail to approve Proposal 1, 2, or 3;

  . We breach, in a material manner, any of the representations, warranties, obligations or covenants we have made under the Agreement and Plan of Merger;

  . We fail to execute and deliver the Escrow Agreement and the Shareholders Agreement.

   We may have difficulty integrating the operations of both companies.

   Integrating our operations and personnel with those of Survivalink will be a complex process, and we are uncertain that the integration will be completed rapidly or will achieve the anticipated benefits of the Merger. The successful integration of Cardiac Science and Survivalink will require, among other things, integration of the respective finance, human resources and sales and marketing groups and coordination of development efforts. The diversion of the attention of our management and any difficulties encountered in the process of combining the companies could cause the disruption of, or a loss of momentum in, the activities of our business. Further, the process of combining Cardiac Science and Survivalink could negatively affect employee morale and our ability to retain some of our key employees after the Merger.

   Our stock price may decline as a result of the Merger.

   The market price of our Common Stock may decline as a result of the Merger if:

  .  the integration of Cardiac Science and Survivalink is unsuccessful;

  . we do not achieve the perceived benefits of the Merger as rapidly as, or to the extent anticipated by, financial or industry analysts; or

  . the effect of the Merger on our financial results is not consistent with the expectations of financial or industry analysts.

                                                                PRELIMINARY COPY

                             CARDIAC SCIENCE, INC.
                             16931 Millikan Avenue
                                Irvine, CA 92606

                               ----------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD [     ], 2001

                               ----------------

                            SOLICITATION OF PROXIES

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cardiac Science, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders to be
held on Friday [    ], 2001, at 10:00 A.M., local time, or at any postponements or adjournments thereof (the "Annual Meeting"), at the Sutton Place Hotel located at 4500 MacArthur Blvd., Newport Beach, CA 92660.

   A form of proxy is enclosed for use at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by delivering to the Company (Attention: Roderick de Greef, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. When a proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted (i) to approve the issuance of shares of our Common Stock, par value $.001 per share ("Common Stock") in connection with our acquisition of Survivalink Corporation, (ii) to approve the issuance of securities issued in connection with the Financing Transaction, (iii) to amend the Company's Restated Certificate of Incorporation, as amended, to increase the authorized shares of Company's Common Stock from 40,000,000 shares to 100,000,000 shares, (iv) for the election of the nominees for director named in this Proxy Statement, (v) for approval of the amendment to the Company's 1997 Stock Option/Stock Issuance Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 2,805,000 shares to 8,800,000 shares, (vi) for ratification of the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2001, and (vii) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

   The proxy solicitation materials are being mailed on or about [Mailing Date], 2001 to all stockholders entitled to vote at the Annual Meeting. The cost of soliciting proxies will be borne by the Company. Regular employees, officers, and directors of the Company may solicit proxies in person, by telephone, or by mail. No additional compensation will be given to employees, officers, or directors for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy solicitation materials to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding proxy solicitation materials to such beneficial owners.

   Stockholders of record at the close of business on May 1, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the
Record Date, [    ] shares of Common Stock were issued and outstanding.

   Holders of shares of Common Stock are entitled to one vote per share on all matters to come before the Annual Meeting. The holders of a majority of the shares of Common Stock outstanding on the Record Date and entitled to be voted at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

   Abstentions and broker non-votes each shall be included in the determination of the number of shares present at the Annual Meeting and for the purpose of determining whether a quorum is present, and each shall be tabulated separately. Abstentions and broker non-votes shall not be counted in determining whether a nominee is elected. In determining whether a proposal has been approved, abstentions shall be counted as votes against the proposal and broker non-votes shall not be counted either for or against the proposal.

                                 PROPOSAL NO. 1

 APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK IN CONNECTION WITH THE
                     ACQUISITION OF SURVIVALINK CORPORATION

General

   We have entered into an Agreement and Plan of Merger ("Agreement and Plan of Merger") with Survivalink, whereby we will acquire Survivalink by way of merger for $71,000,000 plus the aggregate exercise price received by Survivalink from the exercise of Survivalink options and warrants between February 14, 2001 and the effective time of the Merger. This aggregate merger consideration shall be payable 50% in cash and 50% in shares of our Common Stock (subject to certain adjustments intended to preserve the Merger's status as a tax-free reorganization under the Internal Revenue Code, as described further below). The number of shares of our Common Stock issued as consideration at the effective time of the Merger will fluctuate based on the average price of our Common Stock at the effective time. Shareholders of Survivalink will receive an aggregate number of shares of our Common Stock worth $35,500,000 and an aggregate cash consideration of $35,500,000 plus the aggregate exercise price received by Survivalink in connection with the exercise of Survivalink options between February 14, 2001 and the consummation of the Merger, payable one-half in our Common Stock and one-half in cash. Under the terms of the Agreement and Plan of Merger, there is a maximum cap on the per share price of our Common Stock, for purposes of calculating the number of shares to be issued as Merger consideration, of $7.50 per share.

   We seek your approval to issue shares of our Common Stock in connection with the Merger. The summary information is provided below to assist you in making an informed voting decision and is qualified in its entirety by the Agreement and Plan of Merger, which we have incorporated by reference as Exhibit 7.1 to Form 8-K filed with the SEC on March 23, 2001. We encourage you to read the entire Agreement and Plan of Merger carefully.

Required Vote

   The approval of the issuance of our shares of our Common Stock in connection with our acquisition of Survivalink requires the affirmative vote of a majority of the shares of our Common Stock represented and voting at the meeting. See also "What Vote is Required to Effect this Merger" on page 29.

Recommendation

   Our Board of Directors unanimously recommends a vote approving the issuance of shares of our Common Stock in connection with our acquisition of Survivalink Corporation.

Who Are the Parties to the Merger?

Cardiac Science, Inc.

   We are a developer of proprietary arrhythmia detection and discrimination software (RHYTHMx ECD(TM)) and defibrillation hardware and electrode technology, which are combined to create a line of fully automatic external cardioverter defibrillator ("AECD(R)") devices. These AECDs are designed to be prophylactically attached to patients at temporary risk of sudden cardiac arrest, and will continuously monitor a patient's heart rhythms, instantly and accurately detect the onset of any life-threatening arrhythmias, and when appropriate and without the aid of hospital staff, automatically deliver potentially life saving defibrillation shocks within seconds to convert a patient's heart back to its normal rhythm.

   We believe our proprietary technology will help create a new standard of care by significantly increasing the survival rate of patients suffering sudden cardiac arrest.

   Our first AECD product, the Powerheart(TM), was introduced into the United States in February 2000, and is the only FDA cleared, fully automatic non-invasive external cardioverter defibrillator device. Through our distribution agreements which cover 48 countries including the United States and Canada, we sold 734 Powerhearts and related accessories for revenues of $4.2 million in the year ended December 31, 2000. In addition, we are currently developing two additional AECD products:

  Cardiac Rhythm Module(TM)--formerly referred to as our Automatic Defibrillator Module, the Cardiac Rhythm Module or "CRM" is a portable, fully automatic defibrillator module designed to work as a stand-alone defibrillator, or in conjunction with existing third party patient monitoring systems. Functionally, the CRM is designed to provide complete rhythm management capabilities, including fully automatic, semi-automatic and manual defibrillation therapy modes and external pacing; and

  Personal Wearable Defibrillator(TM)--the Personal Wearable Defibrillator or "PWD" is a small, wearable, fully automatic defibrillator designed to be worn by patients for a period of days or weeks, who are ambulatory within a hospital setting or home environment, and who are at temporary risk of sudden cardiac arrest.

   We own three U.S. patents and have twelve patent applications pending. We intend to continue to file additional patent applications relating to our technology.

   Our business strategy is centered on rapidly building an installed base of AECD devices in order to maximize the potential recurring revenue associated from sales of our single use, disposable defibrillator electrodes. All of our AECD devices are designed to utilize our proprietary defibrillator electrodes, which for sanitary, safety and performance reasons, must be changed once every 24 hours. Our disposable defibrillator electrodes feature our proprietary "smart chip" technology, designed to ensure that only our electrodes will be used with devices utilizing our proprietary technology. We are now marketing our AECD devices directly to hospitals in the United States, and through country specific distributors in the rest of the world. We intend to acquire or enter into strategic alliances with other defibrillator and patient monitoring equipment manufacturers in order to more rapidly increase the adoption of our AECD devices and technology.

   In January 2001 we announced an offer to acquire all the outstanding shares of Artema Medical AB, a Stockholm, Sweden based developer, manufacturer and distributor of defibrillators and patient monitoring equipment, for between
3.33 million and 4.44 million shares of our Common Stock. We intend to integrate our RHYTHMx ECD software into the defibrillation and patient monitoring products of Artema and Survivalink, which we believe will cost effectively expand our AECD product line. We believe there are additional synergies between our distribution channels, customer base and cost structure, and those of Artema and Survivalink.

   From May 20, 1991 (inception) through December 31, 2000, we incurred losses of approximately $51.9 million, including approximately $16 million of non-cash expenses related to the acquisition of Cadent Medical Corporation in 2000. Successful completion of our development program and our transition to attaining profitable operations is dependent upon achieving a level of revenues which supports our cost structure. We intend to seek financing in order to fund the cash portion of the Survivalink transaction and to provide additional working capital. We cannot assure you that we will be successful in any of these areas.

   We have offices in Irvine, California and Bedford, Massachusetts. Our corporate office is located at 16931 Millikan Avenue, Irvine, California 92606 and the telephone number is (949) 587-0357.


 Cardiac Science Acquisition Corp.

   Cardiac Science Acquisition Corp. ("CSAC") is a newly formed, wholly-owned subsidiary of Cardiac Science. This subsidiary was formed for the sole purpose of merging with Survivalink to effect a tax-free reorganization.

What Are Our Reasons for the Merger?

   Our Board of Directors, having concluded that the Merger is fair to, and in the best interests of, us and our stockholders, unanimously approved the Merger and all transactions and documents necessary to its consummation.

   The decision by our Board of Directors was based on a thorough analysis of each company's strengths and weaknesses. This analysis allowed our Board of Directors to identify several potential benefits to us and our stockholders that, if realized, could increase shareholder value. These reasons for the Merger include:

  . gaining market share and a presence in the rapidly growing AED market. Survivalink currently holds a 13% market share in the $130 million per year AED market, which is projected to grow to over $400 million by 2004. Survivalink's immediate contribution to our top line sales growth is expected to help us achieve a level of critical mass necessary for profitability;

  . the integration of our proprietary RHYTHMx ECD tachyarrhythmia detection and defibrillation software into Survivalink's line of AEDs, which is expected to provide us with a significant competitive advantage in the growing AED market;

  . an additional U.S. distribution channel, consisting of a 21-person direct sales team that markets principally to first responders, providing us with an opportunity to leverage cross-selling opportunities at both companies;

  . a manufacturing facility and an assembled and experienced manufacturing workforce that we expect will provide us with the expertise to manufacture our full range of current and in-development AECD devices; and

  . access to Survivalink's biphasic wave defibrillation technology which can be embedded into our existing and future products more efficiently than if we developed it ourselves. Survivalink also has other valuable intellectual property, including issued patents, which we expect will be useful in carrying out our business strategy.

   Our Board of Directors reviewed a number of factors in evaluating the Merger, including, but not limited to the following:

  .  the terms and conditions of the Merger;

  . historical information regarding our and Survivalink's business focus, financial performance and condition, operations, technology and management;

  . information concerning our and Survivalink's respective businesses, prospects, financial positions, results of operations, operations, customer service and technologies;

  . information regarding comparable companies, including market prices of the companies' stock, market capitalizations, revenues, ratios of revenues to market price and other results of operations, based on reported historical information and analysts' reports;

  . information regarding reported acquisitions of other companies in the medical technology industry and other comparable acquisitions;

  . an analysis of the relative value that each party might contribute to the future business and prospects of the combined company;

  . the compatibility of the businesses, products, technologies, management and the administrative, sales and marketing and engineering technical organizations of us and Survivalink;

  . the requirements for a successful integration of Survivalink's operations with ours;

  . the expectation that the Merger will be a tax-free reorganization for federal income tax purposes; and

  . reports from management and legal advisors on the results of our due diligence review and analysis of Survivalink.

   Our Board of Directors also considered a number of factors that pose a risk to the success of the combined entity. For a discussion of the existing risk factors and their possible effect on the success of the Merger, see "Risk Factors" on page 6.

   In view of the variety of factors considered in connection with its evaluation of the Merger and the subjective nature of some of those factors, our Board of Directors did not find it practicable to and did not quantify or otherwise assign relative weight to the specific factors considered in reaching its determination. In addition, individual members of our Board of Directors may have given different weight to different factors.

Selected Consolidated Financial Data for Cardiac Science

   The following selected financial information is derived from our consolidated financial statements. You should read this summary financial information in conjunction with the Consolidated Financial Statements and related notes and our Management's Discussion and Analysis of Financial Condition and Results of Operation in our Form 10-K for the year ended December 31, 2000, incorporated here by reference.

                         Statement of Operations Data:
                     (in thousands, except per share data)

                                        For the Year Ended December 31,
                                    -------------------------------------------
                                     1996    1997     1998     1999      2000
                                    ------  -------  -------  -------  --------

Sales.............................  $  --   $   --       --   $   103  $  4,242
                                    ------  -------  -------  -------  --------
Gross profit......................     --       --       --         5       417
                                    ------  -------  -------  -------  --------

Operating expenses:
  Research and development........     422      757    2,210    4,406     8,248
  Sales and marketing.............     --       252      341    1,370     4,371
  General and administrative......     405      767    1,171    1,853     5,159
  Acquired in-process research and
   development....................     --       --       --       --     13,587
  Amortization of goodwill and
   intangibles....................     --       --       --       --      1,063
  Amortization of restricted
   stock..........................     --       --       --       --      1,551
                                    ------  -------  -------  -------  --------
                                       827    1,776    3,722    7,629    33,979
                                    ------  -------  -------  -------  --------

Interest income (expense).........      36       (4)     (65)      21       618
Loss in unconsolidated affiliate..     --       --       --      (115)      --
Provision for income taxes........      (1)      (1)      (1)      (2)       (2)
                                    ------  -------  -------  -------  --------
                                        35       (5)     (66)     (96)      616
                                    ------  -------  -------  -------  --------
Loss from continuing operations...    (792)  (1,781)  (3,788)  (7,720)  (32,946)
Loss from discontinued
 operations.......................     --       (44)    (651)     --        --
                                    ------  -------  -------  -------  --------
Net loss..........................  $ (792) $(1,825) $(4,439) $(7,720) $(32,946)
                                    ======  =======  =======  =======  ========
Basic and diluted (loss) per
 share:
  Continuing operations...........  $(0.23) $ (0.46) $ (0.69) $ (0.85) $  (1.82)
  Discontinued operations.........     --     (0.01)   (0.12)     --        --
                                    ------  -------  -------  -------  --------
Net loss per share................  $(0.23) $ (0.47) $ (0.81) $ (0.85) $  (1.82)
                                    ======  =======  =======  =======  ========
Weighted average shares used in
 computing net loss per share.....   3,395    3,876    5,460    9,113    18,080
                                    ======  =======  =======  =======  ========

                          Selected Balance Sheet Data:
                                 (in thousands)

                                                      December 31,
                                            -----------------------------------
                                            1996  1997    1998    1999   2000
                                            ---- ------  ------  ------ -------
Cash and cash equivalents.................. $413 $  561  $1,248  $5,902 $13,537
Marketable securities available-for-sale...  --     --      --      --    5,004
Working capital (deficit)..................  241    (.3)   (550)  4,384  18,022
Total assets...............................  453  1,784   1,556   7,044  33,336
Long term debt, net of current portion.....  --     --       16     104     192
Total stockholders' equity (deficit).......  269    697    (288)  4,822  28,985

Survivalink Corporation

   Survivalink Corporation is a privately-held company headquartered in Minneapolis, Minnesota, that designs, manufactures and markets automated external defibrillators ("AEDs") and related products. AEDs are portable, emergency medical defibrillators that are intended for use by minimally trained rescuers in the treatment of sudden cardiac arrest. Survivalink's principal product, the Survivalink FirstSave(R), is the first AED with an escalating, variable energy biphasic waveform, demonstrating 100 percent effectiveness in clinical trials. It is the only AED with easy to use one-button operation and pre-connected, interchangeable electrodes. FirstSave's exclusive RescueReady(R) self-testing feature allows an operator to ensure that the battery, circuitry and electrodes are functioning properly. Since Survivalink's first AED received market clearance from the U.S. Food and Drug Administration in 1995, Survivalink estimates that its AEDs have been used to save over 2,500 lives.

   Survivalink's primary customers include police and fire departments, as well as commercial corporations, airlines and public facilities. Survivalink sells its products through a direct sales force and a network of manufacturer representatives and distributors in the United States, as well as in Asia, Australia, Europe and Latin America. As of March 31, 2001, Survivalink had 66 full-time employees, of whom 26 were involved in sales and marketing, 9 in research and development, 5 in regulatory and quality control, 17 in manufacturing and 9 in administration and management. Survivalink's principal offices are located at 5420 Feltl Road, Minneapolis, Minnesota. Its telephone number is (952) 939-4181.

What Are Survivalink's Reasons for the Merger?

   Survivalink believes that its merger with Cardiac Science will substantially mitigate many significant challenges that Survivalink would face if it continued as an independent, privately-held company. In addition, Survivalink believes that the Merger will provide value to its shareholders as well as increased resources to expand its market share and better compete with other manufacturers of AEDs.

   In reaching its decision to approve the Merger and Agreement and Plan of Merger, Survivalink's Board of Directors considered a number of factors, including, but not limited to the business and financial risks and potential benefits of the Merger, and the terms and conditions of the Agreement and Plan of Merger.

Selected Consolidated Financial Data for Survivalink

   The following selected financial information is derived from Survivalink's consolidated financial statements. You should read this summary financial information in conjunction with Survivalink's Consolidated Financial Statements and related notes.

                         Statement of Operations Data:
                     (in thousands, except per share data)

                                       For the Year Ended December 31,
                                    ------------------------------------------
                                     1996    1997     1998     1999     2000
                                    ------  -------  -------  -------  -------
Sales.............................. $1,583  $ 4,002  $ 9,021  $12,204  $17,139
                                    ------  -------  -------  -------  -------
Gross profit.......................    155    1,652    4,251    6,726   10,044
                                    ------  -------  -------  -------  -------
Operating expenses:
  Research and development.........  2,123    3,349    3,197    2,369    1,753
  Sales and marketing..............  2,272    6,593    7,482    6,133    5,988
  General and administrative.......  1,706    1,754    2,060    1,595    1,710
                                    ------  -------  -------  -------  -------
                                     6,100   11,696   12,739   10,097    9,451
                                    ------  -------  -------  -------  -------
Other income (expense).............     24       49      (91)    (143)    (277)
Income tax expense.................    --       --        (3)      (5)     (18)
                                    ------  -------  -------  -------  -------
                                        24       49      (94)    (148)    (295)
                                    ------  -------  -------  -------  -------
Net income (loss).................. (5,921)  (9,995)  (8,582)  (3,519)     298
                                    ------  -------  -------  -------  -------
Less preferred stock accretion.....     --     (129)    (274)    (332)    (332)
Less preferred stock dividends.....     --     (650)  (1,623)  (2,484)  (2,838)
Loss applicable to shareholders.... (5,921) (10,774) (10,479)  (6,335)  (2,871)
                                    ------  -------  -------  -------  -------
Net loss per share basic and
 diluted...........................  (1.35)   (1.96)   (1.82)   (1.09)   (0.49)
                                    ======  =======  =======  =======  =======
Weighted average shares used in
 computing
 net loss per share................  4,377    5,486    5,746    5,825    5,908
                                    ======  =======  =======  =======  =======

                          Selected Balance Sheet Data:
                                 (in thousands)

                                                 December 31,
                                    ------------------------------------------
                                     1996    1997     1998     1999     2000
                                    ------  -------  -------  -------  -------
Cash and cash equivalents.......... $3,370  $ 3,651  $ 5,733  $ 3,421  $ 1,530
Working capital (deficit)..........  2,439    4,259    5,099    1,193    1,004
Total assets.......................  4,948    7,595    9,492    7,651    6,636
Long term debt, net of current
 portion...........................    --       997    1,255      663       29
Total stockholders' equity
 (deficit).........................  3,098   (7,323) (17,780) (24,081) (26,947)

Survivalink Management's Discussion and Analysis of Financial Condition and Results of Operations for Survivalink

   The following discussion should be read in conjunction with Survivalink's financial statements and notes thereto appearing elsewhere in this proxy statement. The following discussion contains forward-looking statements, including, but not limited to, statements concerning Survivalink's strategic plans, anticipated expenditures, the need for additional capital and other events and circumstances described in terms of Survivalink's expectations or intentions. You are urged to review the information set forth under the captions for factors that may cause actual events or results to differ materially from those discussed below.

 Overview

   Survivalink was organized in April 1992 for the purpose of developing and marketing an AED that is easy to use, inexpensive, and easy to maintain. Survivalink's first generation AED, the VivaLink, received 510(k) marketing clearance from the FDA in February 1995. Survivalink's second generation AED, the FirstSave Monophasic AED, received 510(k) marketing clearance from the FDA in July 1997. In January 1999, Survivalink received 510(k) marketing clearance from the FDA for the second generation FirstSave AED, the FirstSave Biphasic AED. Survivalink commenced commercial sales of the VivaLink in the first quarter of 1995, the FirstSave Monophasic AED in the third quarter of 1997, and the FirstSave Biphasic in the second quarter of 1999. Survivalink currently derives substantially all of its net sales from the FirstSave Biphasic AED and related accessories.

Results of Operations

Year Ended December 31, 2000 Compared to Year Ended December 31, 1999.

   Net Sales. Net sales for the year ended December 31, 2000 increased 40.4% to $17,139,526, as compared to $12,204,431 for the year ended December 31, 1999. The increase in sales was due to an increase in demand for the FirstSave Biphasic AED and from the expansion of Survivalink's distribution system to include local and national distribution partners. International sales increased 91.3% to $2,575,640 for the year ended December 31, 2000, compared to $1,346,622 for the same period in 1999. The increase in international sales was primarily due to an increase in the overall demand for AEDs and the continuing expansion of Survivalink's network of international distributors. In 2000, Survivalink had sales of over $800,000 to its U.K. distributor who resold the product to the U.K. Department of Health for the implementation of its public access defibrillation program.

   Cost of Goods Sold and Gross Profit. Cost of goods sold for the year ended December 31, 2000 totaled $7,095,744, which resulted in a gross profit percentage of 58.6%, compared to $5,478,831 and 55.1% for the same period in 1999. Gross profit percent improved as a result of a higher sales value per unit in 2000 and continuing manufacturing efficiencies and product cost reductions.

   Sales and Marketing. Sales and marketing expenses for the year ended December 31, 2000 totaled $5,987,570, or 34.9% of net sales, compared to $6,132,985, or 50.3% of net sales, for the same period in 1999. The decrease in sales and marketing expenses in 2000 resulted primarily from lower spending on advertising and promotions, commissions, demonstration equipment, and a reduction in the average number of sales representatives.

   Research and Development. Research and development expenses for the year ended December 31, 2000 totaled $1,752,927, or 10.2% of net sales, compared to $2,369,147, or 19.4% of net sales, for the same period in 1999. The decrease in research and development expenses resulted primarily from lower wages and related fringe benefits associated with a reduction in staffing levels, lower prototype expense and lower patent-related expenses due to the completion and launch of the FirstSave Biphasic AED in May 1999.

   General and Administrative. General and administrative expenses for the year ended December 31, 2000 totaled $1,709,970, or 10.0% of net sales, compared to $1,594,917, or 13.1% of net sales for the same period in 1999. The small increase in general and administrative expenses resulted from an increase in resources required to support the increased sales volume.

   Other Income and Expenses. Other income and expenses for the year ended December 31, 2000 were net expenses of $276,725 compared to net expenses of $142,570 for the same period in 1999. The increase in net expense in 2000 resulted from lower interest income earned from lower average cash balances in 2000 as compared to 1999 and additional interest expense in 2000 related to the convertible promissory notes in an amount of $1,500,000 issued in December 1999.

Year Ended December 31, 1999 Compared to Year Ended December 31, 1998.

   Net Sales. Net sales for the year ended December 31, 1999 increased 35.3% to $12,204,431, as compared to $9,021,648 for the same period in 1998. The increase in net sales resulted primarily from an increase in demand for the new FirstSave Biphasic AED, which was released in May 1999. International sales increased 51.8% to $1,346,622 from $887,080 for the same period in 1998. The increase was due to the expansion of Survivalink's international distributor network.

   Cost of Goods Sold and Gross Profit. Cost of goods sold for the year ended December 31, 1999 totaled $5,478,831, which results in a gross profit percentage of 55.1%, as compared to $4,770,809 and 47.1% for the same period in 1998. The improvement in gross profit in 1999 resulted from the introduction of the FirstSave Biphasic product, which yields a higher selling price, and an overall reduction in the manufacturing costs of all products. In addition, Survivalink recorded a charge for obsolete inventory in 1998, which reduced gross profit by $500,000, or approximately 5.5%.

   Sales and Marketing. Sales and marketing expenses for the year ended December 31, 1999 were $6,132,985, or 50.3% of net sales, compared to $7,482,262, or 82.9% of net sales, for the same period in 1998. The decrease in sales and marketing expenses in 1999 resulted primarily from a reduction in employees in both the sales and marketing departments due to an unsuccessful effort at obtaining Medicare reimbursement for the AED and lower overall demonstration equipment expense.

   Research and Development. Research and development expenses for the year ended December 31, 1999 totaled $2,369,147, or 19.4% of net sales, compared to $3,197,100, or 35.4% of net sales, for the same period in 1998. Research and development expenses decreased in 1999 due to lower wages and related fringe benefits associated with a reduction in staffing levels, lower clinical trial expenses resulting from the completion of Survivalink's biphasic waveform clinical trials in 1998 and lower patent-related expenses.

   General and Administrative. General and administrative expenses for the year ended December 31, 1999 totaled $1,594,917, or 13.1% of net sales, compared to $2,059,870, or 22.8% of net sales, for the same period in 1998. The decrease in general and administrative expenses in 1999 was a result of lower bad debt expense and lower legal, accounting, insurance and consulting fees.

   Other Income and Expenses. Other income and expenses for the year ended December 31, 1999 were net expenses of $142,570, compared to net expenses of $90,576 for the same period in 1998. The increase in net expense in 1999 resulted from lower interest income earned from lower average cash balances in 1999 compared to 1998.

Liquidity and Capital Resources

   Survivalink has historically financed its operations and capital requirements through the sale of common stock and preferred stock, bridge loans, equipment lease financing and cash flow from operating activities.

   Cash and cash equivalents at December 31, 2000 were $1,529,593 compared to $3,421,078 at December 31, 1999. Cash used in operating activities for the year ended December 31, 2000 totaled $405,661, compared to $3,172,767 for the same period in 1999. The improvement in operating cash flow in 2000 resulted primarily from net income of $298,590 in 2000 compared to a net loss of $3,519,019 in 1999 and a decrease in inventories of $389,356 partially offset by an increase in accounts receivable of $1,406,565. Cash used in financing activities for the year ended December 31, 2000 was $1,326,748 compared to cash provided during the same period in 1999 of $996,736. In 1999, Survivalink received $1,500,000 in cash from the issuance of convertible promissory notes to existing holders of preferred stock, which was offset by payments made under notes payable and capital leases of $516,031. In 2000, Survivalink used $1,332,747 to fulfill obligations under its notes payable and capital leases and did not raise any additional capital.

   Survivalink anticipates that the current cash balances will be sufficient to meet its cash requirements through 2001. To meet its obligations and goals in 2002, Survivalink believes that it will need to raise additional capital.

Who are the Largest Owners of Survivalink Common Stock?

   The following table sets forth information known to us with respect to the beneficial ownership of Survivalink capital stock as of March 31, 2001 by individuals or entities owning greater than 5% of the outstanding Survivalink capital stock, each of the directors of Survivalink and each of the executive officers of Survivalink.

   Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. For the purpose of this section, all statements are based on information provided by the individuals or entities named in the table. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of March 31, 2001 and shares exercisable as a result of the Merger are deemed outstanding for computing the number of shares beneficially owned and the percentage of outstanding shares of the class held by a person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

   Percentage of ownership of a class of capital stock is based on (i) 3,717,037 shares of Series A Preferred Stock outstanding converted into 17,294,537 shares of common stock, (ii) 760,824 shares of Series B Preferred Stock outstanding converted into 15,216,480 shares of common stock, (iii) 5,930,391 shares of common stock outstanding as of March 31, 2001. Percentage of ownership of total shares of capital stock outstanding is based on 38,441,408 shares of common stock outstanding, calculated on an as converted basis, as of March 31, 2001. Unless otherwise indicated, the address of each of the individuals named below is: c/o Survivalink Corporation, 5420 Feltl Road, Minnetonka, Minnesota 55343.

                             Series A       Series B         Common
                          -------------- --------------- --------------      % Fully
                           Shares    %     Shares    %    Shares    %        Diluted
                          --------- ---- ---------- ---- --------- ----      -------
Excelsior Private Fund,
 II.....................        --   --  11,072,060 72.8   203,125  3.3 (1)   29.3

Fidelity Investors II
 Limited Partnership and
 Fidelity Ventures
 Limited................  6,623,470 38.3  1,779,440 11.7   154,166  2.5 (1)   22.2

The Spray Venture Fund,
 LP.....................  4,194,865 24.3    601,020  3.9    49,479   *  (1)   12.6

Walnut Street Partners..    220,778  1.3     31,620   *      2,604   *  (1)     *

CIBC WMV, Inc. Canadian
 Imperial Bank of
 Commerce...............  4,415,644 25.5  1,186,280  7.8   327,778  5.2 (1)   15.3

Mark T. Wagner (3)......              *               *  1,527,422 20.5 (9)    3.8

John R. Brintnall (4)...              *               *    516,400  8.0 (2)    1.3

Michael Musich (5)......              *               *    183,300  3.0 (10)    *

John Nealon (6).........              *               *    273,500  4.4 (11)    *

Kenneth Olson...........              *               *    533,273  8.3 (7)    1.3

Sew-Wah Tay (8).........              *               *     86,300  1.4 (2)     *

Paul Emerson............              *               *    240,000  3.9 (2)     *

Dan Cole (14)...........              *     474,500  3.1     8,681   *  (1)    1.3

David Fann (15).........              *               *              *          *

Byron Gilman............              *               *    174,947  2.9 (12)    *

Eric Lass (16)..........              *               *              *          *

David Shotland (17).....              *               *              *          *

Dale Spencer............    147,185   *      35,780   *    205,000  3.3 (13)   1.0

--------
  *  Less than one percent

 (1) Includes shares issuable upon the exercise of outstanding warrants to purchases shares of common stock.

 (2) Includes shares issuable upon the exercise of outstanding options to purchase shares of common stock.

 (3) In addition to the shares reflected in the table, Mr. Wagner holds an option to purchase a total of 31,925 shares of Series A preferred stock and 7,050 shares of Series B preferred stock which are convertible into 289,550 shares of common stock, from Excelsior Private Fund, II, Fidelity Investors II Limited Partnership and Fidelity Ventures Limited, The Spray Venture Fund, LP, Walnut Street Partners and CIBC WMV, Inc.

 (4) In addition to shares reflected in the table, Mr. Brintnall holds an option to purchase a total of 41,944 shares of Series A preferred stock and 9,263 shares of Series B preferred stock which are convertible into 380,425 shares of common stock, from Excelsior Private Fund, II, Fidelity Investors II Limited Partnership and Fidelity Ventures Limited, The Spray Venture Fund, LP, Walnut Street Partners and CIBC WMV, Inc.

 (5) In addition to the shares reflected in the table, Mr. Musich holds an option to purchase a total of 29,296 shares of Series A preferred stock and 6,469 shares of Series B preferred stock which are convertible into 265,713 shares of common stock, from Excelsior Private Fund, II, Fidelity Investors II Limited Partnership and Fidelity Ventures Limited, The Spray Venture Fund, LP, Walnut Street Partners and CIBC WMV, Inc.

 (6) In addition to the shares reflected in the table, Mr. Nealon holds an option to purchase a total of 19,450 shares of Series A preferred stock and 4,295 shares of Series B preferred stock which are convertible into 176,413 shares of common stock, from Excelsior Private Fund, II, Fidelity Investors II Limited Partnership and Fidelity Ventures Limited, The Spray Venture Fund, LP, Walnut Street Partners and CIBC WMV, Inc.

 (7) Includes 525,000 shares issuable upon exercise of outstanding options to purchase shares of common stock.

 (8) In addition to the shares reflected in the table, Ms. Tay holds an option to purchase a total of 39,924 shares of Series A preferred stock and 8,816 shares of Series B preferred stock which are convertible into 362,113 shares of common stock, from Excelsior Private Fund, II, Fidelity Investors II Limited Partnership and Fidelity Ventures Limited, The Spray Venture Fund, LP, Walnut Street Partners and CIBC WMV, Inc.

 (9) Includes 1,504,100 shares issuable upon exercise of outstanding options and 11,111 shares issuable upon exercise of warrants to purchase shares of common stock.

(10) Includes 182,700 shares issuable upon exercise of outstanding options to purchase shares of common stock.

(11) Includes 272,000 shares issuable upon exercise of outstanding options to purchase shares of common stock.

(12) Includes 36,739 shares held by the Gilman Family Trust.

(13) Includes 150,000 shares issuable upon exercise of outstanding options to purchase shares of common stock.

(14) Does not include shares held by entities associated with the Spray Venture Fund, LP and Walnut Street Partners. Mr. Cole is an affiliate of the Spray Venture Fund an Walnut Street Partners and may be deemed to beneficially own such shares. Mr. Cole disclaims beneficial ownership of such shares.

(15) Does not include shares held by entities associated with Excelsior Private Fund, II. Mr. Fann is an affiliate of Excelsior Private Fund II and may be deemed to beneficially own such shares. Mr. Fann disclaims beneficial ownership of such shares.

(16) Does not include shares held by entities associated with Fidelity Investors II Limited Partnership and Fidelity Ventures Limited. Mr. Lass is an affiliate of Fidelity Investors II Limited Partnership and Fidelity Ventures Limited and may be deemed to beneficially own such shares. Mr. Lass disclaims beneficial ownership of such shares.

(17) Does not include shares held by entities associated with CIBC WMV, Inc. Canadian Imperial Bank of Commerce. Mr. Shotland is an affiliate of with CIBC WMV, Inc. Canadian Imperial Bank of Commerce and may be deemed to beneficially own such shares. Mr. Shotland disclaims beneficial ownership of such shares.

                Unaudited Pro Forma Consolidated Financial Data

   The unaudited pro forma consolidated balance sheet as of December 31, 2000 gives pro forma effect to the following, as if each event had occurred as of December 31, 2000:

  . our planned acquisition of Survivalink, a Minneapolis, Minnesota manufacturer of automatic external defibrillators;

  . our planned acquisition of Artema, a Stockholm, Sweden manufacturer of patient monitors and defibrillator devices, and the terms of the Offer to Artema shareholders; and

  . the consummation of the Financing Transaction, which we assume for purposes of this presentation to raise $50.0 million, with $35.5 million used to partially finance the Survivalink transaction and the remaining proceeds used for general corporate purposes.

   Our December 31, 2000 historical balance sheet, contained herein, reflects the Cadent acquisition, which closed on July 1, 2000.

   The unaudited pro forma consolidated statement of operations for the year ended December 31, 2000 gives effect to the following, as if each had occurred on January 1, 2000:

  . our planned acquisition of Artema, and the terms of the offer to Artema shareholders;

  .  our planned acquisition of Survivalink; and

  . our acquisition of Cadent, a development stage company, which closed July 1, 2000.

   For the purposes of the pro forma financial data we have assumed our stock price associated with each of the events outlined above to be $3.40 per share . This price reflects our trailing 30-day average closing price of our stock from April 11, 2001 to March 12, 2001. During this trailing 30-day period, our high was $4.00 per share and our low was $3.00 per share.

   The unaudited pro forma financial data are provided for informational purposes only and are not necessarily indicative of the results of operations or financial position had the transactions assumed therein occurred, nor are they necessarily indicative of the results of operations which my be expected to occur in the future. The unaudited pro forma financial data are based on assumptions that we believe are reasonable and should be read in conjunction with the consolidated financial statements and the accompanying notes included elsewhere in this proxy statement.

   Completion of the Survivalink Merger is subject to certain conditions set forth in the Agreement and Plan of Merger, including, but not limited to, regulatory approval and approval by our stockholders of Proposals 1, 2 and 3, as outlined in this proxy statement. Failure to meet certain obligations outlined in the Agreement and Plan of Merger may result in the payment by us of a cash break-up fee of $3.5 million. Our acquisition of Artema is also subject to certain conditions including, but not limited to, receipt of appropriate regulatory approval and acceptance by shareholders of Artema. We cannot assure you that we will be able to consummate the Survivalink Merger or acquisition of Artema, or that we will be able to successfully complete the Financing Transaction.

   The unaudited pro forma financial data are presented in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") under the purchase method of accounting. Amounts are presented in U.S. dollars.

   In preparing the pro forma financial statements and in the underlying preliminary acquisition analysis of Artema, it has been assumed that the shareholders of Artema will receive 4,444,444 Cardiac Science Shares in exchange for all the Artema Shares. It has further been assumed that the fair value of the shares of Cardiac Science Common Stock issued to effect the transaction, will equal $15.1 million. The acquisition is expected to result in transaction costs of approximately $1.0 million.

   In preparing the pro forma financial statements and in the underlying preliminary acquisition analysis of Survivalink, it has been assumed that the shareholders of Survivalink will receive 10,441,176 Cardiac Science Shares with an assumed fair value of $35.5 million, or $3.40 per Cardiac Science common share, and $35.5 million cash in exchange for all the Survivalink shares. It has further been assumed that Cardiac Science will complete the Financing Transaction, offering 14,705,882 shares at $3.40 per share, of which partial proceeds of $35.5 million will be used to fund the cash portion of the Survivalink transaction. The acquisition is expected to result in transaction costs of approximately $1.0 million. As of the date of this filing, no material amounts of common stock options have been exercised at the Survivalink level-- see "Terms of the Merger," on page 26.

   The accounting principles of Cardiac Science will apply. A detailed analysis has not yet been made to the Artema or Survivalink accounts in order to identify any potential adjustments that need to be made to these accounts in order to adapt them to the accounting principles of Cardiac Science. Based on a preliminary review of the accounts, the management of Cardiac Science believes, however, that any adjustments that may be required will have no material impact on the consolidated accounts of Cardiac Science.

                             CARDIAC SCIENCE, INC.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               December 31, 2000
                                   (In $000s)

                                                                   CSI &
                                                 Survivalink    Survivalink                  Artema
                            CSI      Survivalink Acquisition     Pro Forma      Artema     Acquisition    Pro Forma
                         Historical  Historical  Adjustments     Combined   Historical (d) Adjustments    Combined
                         ----------  ----------- -----------    ----------- -------------- -----------    ---------
         Assets
         ------
Current assets:
 Cash and cash
  equivalents...........  13,537.1      1,529.6    50,000.0 (a)   26,066.7      1,624.7           --       27,691.4
                                                   (3,500.0)(a)
                                                  (35,500.0)(a)
 Marketable securities
  available-for-sale....   5,004.0          --          --         5,004.0          --            --        5,004.0
 Accounts receivable,
  net...................   1,923.1      3,906.2         --         5,829.3      6,165.2           --       11,994.5
 Inventories............   1,512.9        670.4         --         2,183.3      3,951.8           --        6,135.1
 Prepaid expenses and
  other.................     203.8         10.6         --           214.4        167.7           --          382.1
                         ---------    ---------   ---------      ---------     --------     ---------     ---------
   Total current
    assets..............  22,180.9      6,116.8    11,000.0       39,297.7     11,909.4           --       51,207.1
Property, plant &
 equipment, net.........   1,682.1        498.3         --         2,180.4      3,375.3           --        5,555.7
Goodwill and other
 intangibles, net          8,023.1          --     70,505.7 (b)   78,528.8          --        7,190.8 (e)  85,719.6
Other...................   1,449.6         20.8         --         1,470.4        943.4           --        2,413.8
                         ---------    ---------   ---------      ---------     --------     ---------     ---------
   Total assets.........  33,335.7      6,635.9    81,505.7      121,477.3     16,228.1       7,190.8     144,896.2
                         =========    =========   =========      =========     ========     =========     =========
     Liabilities &
      Stockholders'
------------------------
         Equity
         ------
Current liabilities:
 Accounts payable.......   3,040.0      1,020.6         --         4,060.6      4,376.1           --        8,436.7
 Current maturities of
  long-term
  obligations...........     131.4        633.9         --           765.3          --            --          765.3
 Notes payable..........       --       1,761.6         --         1,761.6          --            --        1,761.6
 Accrued expenses.......     987.7      1,696.7         --         2,684.4      1,823.9           --        4,508.3
                         ---------    ---------   ---------      ---------     --------     ---------     ---------
   Total current
    liabilities.........   4,159.1      5,112.8         --         9,271.9      6,200.0           --       15,471.9
Long-term obligations...     192.0         28.8         --           220.8        499.8           --          720.6
Other...................       --           --          --             --         608.0           --          608.0
                         ---------    ---------   ---------      ---------     --------     ---------     ---------
   Total liabilities....   4,351.1      5,141.6         --         9,492.7      7,307.8           --       16,800.5
                         ---------    ---------   ---------      ---------     --------     ---------     ---------
Redeemable preferred
 stock:
 Series A...............       --      15,903.7   (15,903.7)(c)        --           --            --            --
 Series B...............       --      12,537.4   (12,537.4)(c)        --           --            --            --
Stockholders' equity:
 Common stock...........   1,575.4         59.3       (59.3)(c)    1,575.4      1,603.8      (1,603.8)(f)   1,575.4
  Additional paid-in-
   capital and other....  79,292.9     12,778.7   (12,778.7)(c)  162,292.9     15,366.8     (15,366.8)(f) 178,404.0
                                                   36,500.0 (b)                              16,111.1 (e)
                                                   46,500.0 (a)
  Accumulated deficit... (51,883.7)   (39,784.8)   39,784.8 (c)  (51,883.7)    (8,050.3)      8,050.3 (f) (51,883.7)
                         ---------    ---------   ---------      ---------     --------     ---------     ---------
   Total stockholders'
    equity..............  28,984.6    (26,946.8)  109,946.8      111,984.6      8,920.3       7,190.9     128,095.7
                         ---------    ---------   ---------      ---------     --------     ---------     ---------
                          33,335.7      6,635.9    81,505.7      121,477.3     16,228.1       7,190.9     144,896.2
                         =========    =========   =========      =========     ========     =========     =========

                             CARDIAC SCIENCE, INC.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                    (in $ thousands, except per share data)

   (a) It is assumed that Cardiac Science will issue 14.706 million shares of its Common Stock in the Financing Transaction, generating gross proceeds of $50 million. Although we are currently pursuing such financing, we cannot assure you that we will be successful in this regard. The Survivalink Merger is subject to certain conditions as set forth in the Agreement and Plan of Merger. The use of net proceeds of $46.5 million, net of offering fees and expenses totaling $3.5 million:

     (i) cash payment of $35.5 million as part of the offer to acquire Survivalink; and

     (ii) $11.0 million to be used for general corporate purposes.

   (b) Under purchase accounting, the total purchase price will be allocated to the acquired assets and liabilities of Survivalink based on the relative fair values as of the closing of the Survivalink transaction, with the balance allocated to goodwill and other identifiable intangibles. This entry reflects a current estimate of the allocation to the acquired assets, liabilities and goodwill, as well as the associated transaction fees and expenses estimated to total $1.0 million. The final allocations are expected to be different from the amounts reflected herein, and may reflect allocation to in-process research and development and other identifiable intangibles such as patents, assembled workforce and core technology. Such differences may be significant. The amount and components of the estimated purchase price along with the allocation of the estimated purchase price to assets purchased and liabilities assumed as though the transaction had occurred on December 31, 2000 are as follows:

       Cash and cash equivalents......................................  1,529.6
       Property, plant and equipment, net.............................    498.3
       Accounts receivable, net.......................................  3,906.2
       Inventories....................................................    670.4
       Other assets...................................................     31.4
       Long-term obligations..........................................    (28.8)
       Accounts payable, accrued liabilities and note payable......... (5,112.8)
       Goodwill....................................................... 70,505.7
                                                                       --------
         Total purchase price......................................... 72,000.0
                                                                       ========

   (c) Reflects the elimination of Survivalink's historical shareholders' equity balances in connection with purchase accounting.

   (d) Artema's balance sheet data converted to U.S. dollars at an exchange rate at December 31, 2000 of SEK 9.54 per U.S. dollar.

   (e) Under purchase accounting, the total purchase price will be allocated to the acquired assets and liabilities of Artema based on the relative fair values as of the closing of the Artema transaction, with the balance allocated to goodwill and other identifiable intangibles. This entry reflects a current estimate of the allocation to the acquired assets, liabilities and goodwill, as well as the associated transaction fees and expenses estimated to total $1.0 million. The final allocations are expected to be different from the amounts reflected herein, and may reflect allocation to in-process research and development and other identifiable intangibles such as patents, assembled workforce and core technology. Such differences may be significant. The amount and components of the estimated purchase price along with the allocation of the estimated purchase price to assets purchased and liabilities assumed as though the transaction had occurred on December 31, 2000 are as follows:

       Cash and cash equivalents......................................  1,624.7
       Property, plant & equipment, net...............................  3,375.3
       Accounts receivable, net.......................................  6,165.2
       Inventories....................................................  3,951.8
       Prepaid expenses and other assets..............................  1,111.1
       Long-term obligations..........................................   (499.8)
       Accounts payable and accrued liabilities....................... (6,200.0)
       Other liabilities..............................................   (608.0)
       Goodwill.......................................................  7,190.8
                                                                       --------
         Total purchase price......................................... 16,111.1
                                                                       ========

   (f) Reflects the elimination of Artema's historical stockholders' equity balances in connection with purchase accounting.

                             CARDIAC SCIENCE, INC.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      Fiscal Year Ended December 31, 2000
                      (In $ 000s, except per share data)

                      CSI Year     Cadent                 Survivalink                    CSI &    Artema Year
                       Ended     Six Months   Cadent       Year Ended  Survivalink    Survivalink    Ended       Artema
                    December 31, Ended June Acquisition   December 31, Acquisition     Pro Forma  December 31, Acquisition
                        2000      30, 2000  Adjustments       2000     Adjustments     Combined     2000 (c)   Adjustments
                    ------------ ---------- -----------   ------------ -----------    ----------- ------------ -----------
Net sales.........     4,242.3         --        --         17,139.5         --         21,381.8    28,386.0        --
Cost of goods
 sold.............     3,825.6         --        --          7,095.7         --         10,921.3    18,509.3        --
                     ---------    --------    ------        --------    --------       ---------    --------     ------
  Gross profit....       416.7         --        --         10,043.8         --         10,460.5     9,876.7        --
                     ---------    --------    ------        --------    --------       ---------    --------     ------
Operating
 expenses:
  Research &
   development....     8,247.7     1,842.1       --          1,752.9         --         11,842.7     4,024.2        --
  Sales &
   marketing......     4,370.9         --        --          5,987.6         --         10,358.5     1,763.3        --
  General &
   administrative..    5,159.6       369.7       --          1,710.0         --          7,239.3     3,991.8        --
  Acquired in-
   process
   research and
   development....    13,587.0         --        --              --          --         13,587.0         --         --
  Amortization of
   intangibles         2,613.8         --      494.1 (a)         --      7,050.6 (b)    10,158.5         --       719.1 (d)
  Other operating
   expenses.......         --      1,144.1       --              --          --          1,144.1         --
                     ---------    --------    ------        --------    --------       ---------    --------     ------
                      33,979.0     3,355.9     494.1         9,450.5     7,050.6        54,330.1     9,779.3      719.1
                     ---------    --------    ------        --------    --------       ---------    --------     ------
Operating income
 (loss)...........   (33,562.3)   (3,355.9)   (494.1)          593.3    (7,050.6)      (43,869.6)       97.4     (719.1)
Interest income
 (expense), net...       618.4        18.2       --           (276.7)        --            359.9         --         --
                     ---------    --------    ------        --------    --------       ---------    --------     ------
Income (loss)
 before income
 taxes............   (32,943.9)   (3,337.7)   (494.1)          316.6    (7,050.6)      (43,509.7)       97.4     (719.1)
Provision for
 income tax.......         1.6         --        --             18.0         --             19.6         --         --
                     ---------    --------    ------        --------    --------       ---------    --------     ------
Net income
 (loss)...........   (32,945.5)   (3,337.7)   (494.1)          298.6    (7,050.6)      (43,529.3)       97.4     (719.1)
                     =========    ========    ======        ========    ========       =========    ========     ======
Pro forma basic
 and diluted loss
 per share........
Pro forma weighted
 average number of
 shares used in
 the computation
 of loss per share
 (in thousands)...
                    Pro Forma
                    Combined
                    -------------
Net sales.........   49,767.8
Cost of goods
 sold.............   29,430.6
                    -------------
  Gross profit....   20,337.2
                    -------------
Operating
 expenses:
  Research &
   development....   15,866.9
  Sales &
   marketing......   12,121.8
  General &
   administrative..  11,231.1
  Acquired in-
   process
   research and
   development....   13,587.0
  Amortization of
   intangibles       10,877.6
  Other operating
   expenses.......    1,144.1
                    -------------
                     64,828.5
                    -------------
Operating income
 (loss)...........  (44,491.3)
Interest income
 (expense), net...      359.9
                    -------------
Income (loss)
 before income
 taxes............  (44,131.4)
Provision for
 income tax.......       19.6
                    -------------
Net income
 (loss)...........  (44,151.0)
                    =============
Pro forma basic
 and diluted loss
 per share........      (0.97)
                    =============
Pro forma weighted
 average number of
 shares used in
 the computation
 of loss per share
 (in thousands)...   45,645.1 (e)
                    =============

                             CARDIAC SCIENCE, INC.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                (In thousands)

   (a) Represents 6 months of amortization of goodwill of $494.1 resulting from the excess of the purchase price over the net book value of Cadent, calculated as though the Cadent transaction was completed on January 1, 2000. The life of goodwill is estimated to be 7 years. Under purchase accounting, the total purchase price has been allocated to the acquired assets and assumed liabilities of Cadent based on their relative fair market values as of the closing date of the Cadent transaction.

   (b) Represents 12 months of amortization of goodwill of $7,050.6 resulting from the excess of the purchase price over the net book value of Survivalink, calculated as though the Survivalink transaction was completed on January 1, 2000. The life of goodwill is estimated to be 10 years. Under purchase accounting, the total purchase price has been allocated to the acquired assets and assumed liabilities of Survivalink based on their relative fair market values as of the closing date of the Survivalink transaction.

   (c) Represents historical Artema financial data for the year ended December 31, 2000 after the following:

      (i) conversion from Swedish GAAP to U.S. GAAP; and

       (ii) conversion to U.S. dollars utilizing an average exchange rate of SEK 9.244 per U.S. dollar;

   The following table reconciles Artema's net income in accordance with Swedish GAAP to U.S. GAAP.

                                                                       Artema
                                                                     Year Ended
                                                                    December 31,
                                                                        2000
                                                                    ------------
       Net income (loss) in accordance with Swedish GAAP...........  SEK 900.0
       U.S. GAAP adjustments.......................................        --
                                                                     ---------
       Net income in accordance with U.S. GAAP.....................  SEK 900.0
       Foreign currency exchange rate..............................       9.24
                                                                     ---------
       Net income in accordance with U.S. GAAP.....................   USD 97.4
                                                                     =========

   (d) Represents 12 months of amortization of goodwill of $719.1 resulting from the excess of the purchase price over the net book value of Artema, calculated as though the Artema transaction was completed on January 1, 2000. The life of goodwill is estimated to be 10 years. Under purchase accounting, the total purchase price has been allocated to the acquired assets and assumed liabilities of Artema based on their relative fair market values as of the closing date of the Artema transaction.

   (e) The pro forma weighted average number of shares represents, exclusive of shares issued to Cadent, Cardiac Science's historical weighted average shares outstanding at fiscal year end of 15,818.3, and the sum of:

      (i) 4,500 shares of our Common Stock issued to Cadent,

       (ii) 10,441.2 shares of our Common Stock to be issued to acquire Survivalink,

        (iii) 4,444.4 shares of our Common Stock to be issued to Artema shareholders,

    (iv) the portion of Cardiac Science shares sold in the Financing Transaction in connection with the cash portion of the Merger consideration of $35.5 million, representing 10,441.2 shares all as if outstanding for the entire year.

                              TERMS OF THE MERGER

   The discussion of the Merger in this proxy statement is qualified by reference to the Agreement and Plan of Merger. Please review the Agreement and Plan of Merger carefully; it is the legal document that sets forth the terms and conditions of the Merger. . The entire text of the Agreement and Plan of Merger is set forth as Exhibit 7.1 to Form 8-K dated March 23, 2001 and is incorporated by reference. This document is available through EDGAR on the SEC's website at www.sec.gov.

Structure of The Merger

   Subject to the approval of the Agreement and Plan of Merger by Survivalink shareholders, and the satisfaction or waiver of the terms and conditions contained in the Agreement and Plan of Merger, Survivalink will be merged with and into CSAC. The separate existence of Survivalink will cease and CSAC will be the surviving corporation in the Merger. After the effective time of the Merger, the articles of incorporation and bylaws of CSAC will be the articles of incorporation and bylaws of the surviving corporation. The directors and officers of CSAC will be the initial directors and officers of the surviving corporation. At the effective time of the Merger, the outstanding shares of Survivalink common stock and Survivalink preferred stock will be converted into the right to receive cash and shares of Cardiac Science Common Stock as described below.

Effective Time

   Following the approval and adoption of the Agreement and Plan of Merger by Survivalink shareholders and subject to the satisfaction or waiver of the terms and conditions of the Agreement and Plan of Merger, the Merger will become effective at the time that articles of merger required under Minnesota law (where Survivalink and Merger Sub are incorporated) are filed with the Minnesota Secretary of State. It is currently contemplated that the effective time will occur in June 2001.

Merger Consideration

   Upon consummation of the Merger, each share of Survivalink preferred stock, common stock (other than shares to which a Survivalink shareholder has properly sought dissenters' rights) and each option or warrant to purchase Survivalink common stock will be canceled and converted into the right to receive a portion of the total merger consideration as described below. Unless otherwise noted, this section and the sections entitled "--Escrow" and "--Payment Procedures; Exchange Agent" refer only to shares of Survivalink common stock and Survivalink preferred stock that are not shares held by shareholders who are exercising their dissenters' rights.

   The Merger consideration paid by Cardiac Science will be a combination of cash and shares of Cardiac Science Common Stock. The aggregate cash consideration payable to Survivalink shareholders under the terms of the Agreement and Plan of Merger is $35.5 million, plus one-half of the aggregate exercise price received by Survivalink in connection with the exercise of Survivalink options between February 14, 2001 and the consummation of the Merger. In addition to the cash consideration, Cardiac Science will issue non-cash Merger consideration to Survivalink shareholders, payable in shares of Cardiac Science Common Stock. The aggregate number of shares of Cardiac Science Common Stock representing the non-cash consideration will be the number of shares determined by dividing (x) $35.5 million plus one-half of the aggregate exercise price received by Survivalink in connection with the exercise of Survivalink options between February 14, 2001 and the consummation of the Merger, by (y) the Cardiac Science Common Stock average price as described below.

   Under the terms of the Agreement and Plan of Merger, the average price of Cardiac Science Common Stock to be used in calculating the number of our shares to be issued is the lesser of: (i) the price of Cardiac Science Common Stock most recently sold by Cardiac Science for the purpose of financing the Merger, or (ii) the average closing price of Cardiac Science Common Stock on the Nasdaq National Market (as reported in the Wall Street Journal) for the ten days preceding the three days preceding the effective time. For purposes of calculating the number of shares to be issued, the Agreement and Plan of Merger provides for a maximum cap on the per share price of our Common Stock of $7.50.

   In the event that the average of the highest and lowest quoted prices of Cardiac Science Common Stock on the date of the effective time is lower than the average price, the cash consideration will exceed the non-cash consideration and the merger may not meet the criteria for a tax-free reorganization under the Internal Revenue Code and applicable regulations. If such a case occurs, the Agreement and Plan of Merger provides that the amount of the aggregate cash consideration and the amount of the aggregate non-cash consideration will be adjusted to preserve the status of the merger as a tax-free reorganization. Such an adjustment, if made, will not increase the amount of the total merger consideration but it will increase the proportion of the total merger consideration that is non-cash consideration and decrease the proportion of the total merger consideration that is cash consideration.

   The price of Cardiac Science Common Stock immediately before, as of or after completion of the Merger may be higher or lower than the average price. We cannot predict what the price of Cardiac Science Common Stock will be in the future, and there is no assurance as to the value of the shares of Cardiac Science Common Stock after the Merger.

   Treatment of Survivalink Shareholders

   Treatment of Survivalink shareholders will be in accordance with the terms of the Agreement and Plan of Merger and Survivalink's articles of incorporation.

   Escrow

   When the Merger is completed, Cardiac Science will deposit into an escrow account a portion of the pro rata merger consideration payable to each holder of Survivalink preferred stock, common stock, options and warrants. The aggregate amount of merger consideration deposited into escrow will be:

  .  $1.775 million in cash, and

  . five percent of the aggregate shares of Cardiac Science Common Stock to be delivered under the Agreement and Plan of Merger.

   The cash and Cardiac Science Common Stock held in escrow will be used to indemnify Cardiac Science after the merger if it is entitled to indemnification under the Agreement and Plan of Merger. Any portion of the cash and Cardiac Science Common Stock held in escrow not used to indemnify Cardiac Science following the Merger and not the subject of an unresolved claim for indemnification by Cardiac Science will be distributed to the former holders of Survivalink preferred stock, Common Stock and options on a pro rata basis following the one-year anniversary of the effective time.

   No Solicitation of Alternate Transactions

   Subject to the fiduciary duties of Survivalink's board of directors, Survivalink has agreed not to, and to instruct its officers, directors, employees, accountants, legal counsel, investment banks, agents and other representatives not to, solicit or encourage inquiries regarding any proposal or offer for the acquisition of Survivalink by any party other than Cardiac Science. Survivalink has also agreed not to, and to instruct its representatives not to, enter into negotiations regarding or endorse any proposal or offer for the acquisition of Survivalink by any party other than Cardiac Science. Survivalink may be required to pay to Cardiac Science a break-up fee if it breaches its non-solicitation obligations under the Agreement and Plan of Merger. See "--Termination of the Agreement- Effect of Termination."

   Termination of the Agreement and Plan of Merger

 Termination

   The Agreement and Plan of Merger may be terminated and the Merger and other transactions may be abandoned, any time prior to the effective time, in the following cases:

  .  by mutual written consent of Cardiac Science and Survivalink,

  . by either party if the Merger is not consummated by June 4, 2001, and such terminating party's failure to perform has not prevented consummation of the Merger,

  . by either party if any final and nonappealable order of a governmental entity prevents the consummation of the Merger and such governmental prevention is not caused by failure to fulfill its obligations by either party, and

  . by either party if the other has materially breached a representation, warranty, or covenant and such breach remains uncured for 30 days after written notice.

   In the event the Agreement and Plan of Merger is terminated, the Agreement and Plan of Merger shall become void, and there shall be no liability on the part of Cardiac Science, CSAC, and Survivalink and all rights and obligations of each party will cease (except in the event a break-up fee is triggered). However, nothing will relieve a party from liability for the willful breach of any of its representations, warranties, covenants, or agreements in the Agreement and Plan of Merger.

 Effect of Termination; Break-Up Fee

   If the merger is not completed on or before June 4, 2001, due to Cardiac Science's failure to complete any of the conditions described in the Agreement and Plan of Merger, other than the failure by Cardiac Science to obtain all required consents, Cardiac Science will deliver to Survivalink a break-up fee of $3.5 million on or before June 11, 2001.

   Conversely, if the merger is not completed on or before June 4, 2001, due to Survivalink's failure to comply with the non-solicitation obligations in the Agreement and Plan of Merger or a failure to complete any of the conditions in the Agreement and Plan of Merger other than the failure by Survivalink to obtain all required consents, Survivalink will deliver to Cardiac Science a break-up fee of $3.5 million on or before June 11, 2001.

   The parties have agreed to amend the Agreement and Plan of Merger to extend the June 4, 2001 date, as may be necessary, to provide for the review of all regulatory filings by the appropriate authorities, as well as for obtaining the necessary approvals required for the Merger.

   Merger Expenses

   In the event the transactions contemplated by the Agreement and Plan of Merger are not consummated, each party will bear its respective expenses incurred with respect to the Agreement and Plan of Merger, the Merger and the transactions contemplated thereby.

Related Agreements

   In connection with our acquisition of Survivalink, we have agreed to enter into two related agreements with Survivalink's selling shareholders prior to the effective time of the Merger (the forms of which are attached to the Agreement and Plan of Merger).

   The first related agreement is a Shareholders Agreement, pursuant to which Cardiac Science will grant the selling shareholders of Survivalink certain rights to have their shares of Cardiac Science Common Stock received in the Merger registered under the Securities Act. The Shareholders Agreement also imposes restrictions on transfer of the Common Stock issued to Survivalink shareholders in the Merger, such that each selling Survivalink shareholder may only sell or transfer a limited percentage of their Cardiac Science shares within specified time periods subsequent to the effective time of the Merger. The Agreement and Plan of Merger contains a closing condition whereby Survivalink shareholders entitled to receive at least 95% of our Common Stock issued in the Merger must execute and deliver the Shareholders' Agreement.

   The second related agreement is an Escrow Agreement between us, the escrow agent we select, and Survivalink's selling shareholders. The Escrow Agreement will set forth the terms and conditions of a purchase price holdback escrow of five percent (5%) of the total Merger consideration, payable under certain circumstances pursuant to indemnification obligations of the parties set forth in the Agreement and Plan of Merger.

What is the Background of this Transaction?

   In 1998, Survivalink's two main competitors in the AED industry, HeartStream and Physio-Control, were acquired by large publicly-held companies with significant capital resources and well-established distribution channels. Due to this change in the industry, Survivalink began to actively seek acquisition partners.

   In October 2000, Ray Cohen, the Chief Executive Officer of Cardiac Science, first contacted Mark Wagner, the Chief Executive Officer of Survivalink, regarding a potential business combination between Cardiac Science and Survivalink. On November 1, 2000, Cardiac Science executed a confidentiality agreement with Survivalink in order to continue discussions.

   During the first week of January 2001, representatives of Cardiac Science met with officers of Survivalink to evaluate the potential combination of the two companies. During that time, representatives of Cardiac Science conducted a due diligence investigation of Survivalink. With the assistance of counsel for both parties, Cardiac Science and Survivalink began negotiations of a definitive Agreement and Plan of Merger.

   On February 13, 2001, the parties executed the Agreement and Plan of Merger. The following morning, on February 14, 2001, we publicly announced the transaction.

What Vote is Required to Effect this Merger?

   As the sole shareholder of CSAC, Cardiac Science must vote to approve the Merger. In order to complete the Merger, our stockholders must also approve (i) Proposal 1, the issuance of the shares of our Common Stock in connection with our acquisition of Survivalink, (ii) Proposal 2, the issuance of shares of our securities in the Financing Transaction, both by the affirmative vote of a majority of the shares of our Common Stock represented and voting at the meeting. and (iii) Proposal 3, the amendment to our Restated Certificate of Incorporation, as amended, to increase our authorized shares of Common Stock from 40,000,000 shares to 100,000,000 shares, by the affirmative vote of the holders of stock representing a majority of the votes entitled to be cast at the meeting (see (S)242(b)(1) of the Delaware General Corporation Law). The affirmative vote of a majority of the shares of Survivalink must approve the Agreement and Plan of Merger.

Why is My Approval Necessary?

   We must seek stockholder approval of our proposed issuance of shares of our Common Stock in the Merger under the listing requirements of the Nasdaq Stock Market, because we are issuing greater than 20% of our currently outstanding shares of Common Stock. This listing requirement is also applicable to Proposal 2, the issuance of our securities in the Financing Transaction. If we did not seek stockholder approval for the issuance of such securities, Nasdaq could delist our Common Stock from quotation on the Nasdaq National Market.

Do I Have any Rights if I Do Not Approve the Proposal?

   No. If you choose to vote against the proposal to issue shares of our Common Stock in the Merger, Delaware General Corporation Law does not afford you any appraisal rights, as defined under Delaware law, because your shares are ineligible for such treatment pursuant to Section 262 of the Delaware General Corporation Law.

Will My Rights as a Cardiac Science Stockholder Change Following the Merger?

   No. When issued, the shares of our Common Stock that the Survivalink shareholders will receive will have the same rights and privileges as the shares of Common Stock currently authorized and outstanding. Holders of our Common Stock have no preemptive rights, and therefore you do not have any preferential right to purchase any of the additional shares of our Common Stock when such shares are issued. The issuance will result in each stockholder owning a smaller percentage of outstanding shares of Cardiac Science Common Stock, but your rights will remain the same. We believe, on balance, that the benefits that this transaction will provide are important to our success and, accordingly, will benefit Cardiac Science and our stockholders.

How Will the Merger be Treated For Accounting Purposes?

   We will account for this Merger as a purchase of a business. Under this method of accounting, the assets and liabilities of Survivalink will be recorded at their fair value, and any excess of our purchase price over the fair value of Survivalink's tangible net assets will be recorded as intangible assets, including goodwill. The revenue and expenses of Survivalink will be included in our consolidated statements from the date the Merger is completed.

How Will the Merger be Treated for Federal Income Tax Purposes?

   For federal income tax purposes, Cardiac Science and Survivalink intend (i) the Merger to qualify as a reorganization under the meaning of Section 368 of the Internal Revenue Code of 1986, as amended; and (ii) that neither Cardiac Science or Survivalink should recognize any gain or loss for federal or state income tax purposes as a result of the Merger.

Will the Offer and Sale of Shares Issued to Survivalink Shareholders be Registered with the Securities and Exchange Commission?

   The offer and sale of shares of our Common Stock to be issued in the Merger will not be registered with the Securities and Exchange Commission in reliance upon the exemption from registration contained in Section 3(a)(10) of the Securities Act of 1933, as amended. The availability of the exemption is contingent upon the issuance by the State of California of a permit qualifying the issuance of the shares issued in the Merger. For purpose of obtaining the permit and claiming the exemption under Section 3(a)(10), we are requesting that a public hearing be conducted by the California Commissioner of Corporations on the fairness of the terms and conditions set forth in the Agreement and Plan of Merger. If, based on the facts presented, both in documents submitted in connection with the hearing and in the process of hearing itself, the issuance of our Common Stock in connection with the Merger is deemed fair, a permit will be issued. Only in the event the hearing is not held or the permit is not granted, we will file a registration statement on Form S-4 to register the offer and sale of the shares that we will issue in the Merger.

Does the Merger Require the Notification of Approval or Any Regulators?

   Yes.

   Nasdaq Notification and Acceptance

   Due to the size and nature of the acquisition of Survivalink, we need to notify The Nasdaq Stock Market prior to the issuance of shares of Cardiac Science Common Stock in the Merger and the related Financing Transaction. We will also obtain acceptance of the notification, if and to the extent it is required.

   California Department of Corporations

   We are relying on an exemption from registration contained in Section 3(a)(10) of the Securities Act of 1933, as amended. The availability of the exemption is contingent upon the issuance by the State of California of a permit qualifying the issuance of the shares issued in the Merger.

   Securities and Exchange Commission

   In the event the aforementioned hearing is not held or the California Department of Corporations permit is not granted, we will file a registration statement on Form S-4 with the Securities and Exchange Commission to register the shares that we will issue in the Merger.

   We do not anticipate that any additional regulatory approvals will be necessary. However, if we later determine that we must seek such additional approvals, we will seek them as quickly as possible so that we may consummate the Merger. Survivalink has agreed to cooperate in all regulatory approval processes.

Have Cardiac Science and Survivalink had any Significant Business Dealings with One Another in the Past?

   No.

                                 PROPOSAL NO. 2

        APPROVAL OF THE ISSUANCE OF OUR SECURITIES TO CERTAIN INVESTORS
             IN CONNECTION WITH THE PROPOSED FINANCING TRANSACTION

   This Proposal is for the approval of the sale and issuance of our securities to certain investors for cash in connection with the Merger (the "Financing Transaction"). Under the terms of the Agreement and Plan of Merger, shareholders of Survivalink will receive an aggregate number of shares of our Common Stock worth $35,500,000 and an aggregate cash consideration of $35,500,000, plus the aggregate exercise price received by Survivalink in connection with the exercise of Survivalink options between February 14, 2001 and the consummation of the Merger, payable one-half in our Common Stock and one-half in cash. This will result in a ratio of approximately 50%-50% of cash and Common Stock, constituting the aggregate consideration for the Merger.

   Proposal No. 1, discussed earlier, relates to the issuance of our Common Stock to satisfy the stock portion of the Merger consideration. This Proposal No. 2 relates to the Financing Transaction, in which we plan to raise the cash portion of the Merger consideration. In order to raise funds for the cash portion of the Merger consideration, we plan to offer and sell our securities to qualified investors in exchange for cash.

   We currently plan to issue approximately $50,000,000 worth of our securities to such investors in the Financing Transaction. Of this amount, approximately $35,500,000 will be applied to satisfy the cash component of the Merger consideration, and the remaining approximately $14,500,000 will be applied towards our working capital needs and other general corporate purposes, including expenses associated with the Financing Transaction.

   The Financing Transaction is currently the subject of preliminary discussions with potential qualified investors, but no definitive terms have yet been agreed upon.

   You are entitled to vote on the approval of the proposed Financing Transaction because the securities to be issued may be qualified to trade on the Nasdaq National Market, and the rules of the Nasdaq National Market require us to seek the consent of our shareholders prior to the issuance of securities under certain circumstances, including in connection with a transaction (other than a public offering) involving the sale or issuance by the Company of Common Stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding, for less than the greater of book value or market value of the Common Stock before such issuance (the "Nasdaq 20% Rule"). We currently anticipate that this issuance is likely to exceed 20% of our outstanding Common Stock. Accordingly, we are seeking shareholder approval in order to ensure compliance with the Nasdaq 20% Rule.

   Shareholder approval of the Financing Transaction is not otherwise required as a matter of Delaware law or other applicable laws or rules, or by our Restated Certificate of Incorporation, as amended, or by-laws.

   Upon the closing of the Financing Transaction, which is currently expected to occur shortly after the Annual Meeting, assuming shareholder approval for this Proposal is obtained, the Company will be provided sufficient cash to consummate the Merger, as well as an additional amount of working capital, after payment of fees and expenses relating to the Financing Transaction.

   Our Board of Directors is asking you to approve the issuance of our securities in connection with the Financing Transaction. Approval of this Proposal, in addition to approval of Proposal 1 (for the issuance of the shares of our Common Stock in the acquisition of Survivalink) and Proposal 3 (approving the amendment to our certificate of incorporation to increase our authorized shares of Common Stock from 40,000,000 shares to 100,000,000 shares), is required to complete the Merger.

Required Vote

   The approval of the issuance of our securities to certain investors in connection with the proposed Financing Transaction requires the affirmative vote of the holders of a majority of the shares of the Common Stock entitled to vote at the Annual Meeting.

Recommendation of the Board of Directors

   The Board of Directors recommends a vote FOR the approval of the issuance of our securities in connection with the Financing Transaction.

                                 PROPOSAL NO. 3

   PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000
                          SHARES TO 100,000,000 SHARES

   Approval of this Proposal, in addition to approval of Proposal 1, the issuance of shares of our Common Stock in connection with our acquisition of Survivalink and Proposal 2, approval of the issuance of our securities in connection with the Financing Transaction, is required to complete the Merger.

   The Board of Directors has adopted a resolution authorizing an amendment to the Company's Restated Certificate of Incorporation, as amended, (the "Restated Certificate") to increase the authorized number of shares of Common Stock from 40,000,000 shares to 100,000,000 shares. The proposed amendment is subject to approval by the Company's stockholders. The Common Stock, including the additional shares proposed for authorization, do not have preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership thereof. Thus, the issuances of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of stockholders. Each of the additional authorized shares of Common Stock will have the same rights and privileges as the currently authorized Common Stock.

   The proposed amendment will modify the first paragraph of the Fourth Article of the Restated Certificate to read as follows:

     "FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 100,000,000 shares of Common Stock, each having a par value of $.001, and 1,000,000 shares of Preferred Stock, each having a par value of $.001."

   The Company is currently authorized to issue 41,000,000 shares of capital stock, of which 40,000,000 shares are designated as Common Stock and 1,000,000 shares are designated as Preferred Stock. The proposed amendment would increase the total number of shares of authorized capital stock to 101,000,000 shares and the number of shares of Common Stock authorized to 100,000,000. As of March
31, 2001, [        ] shares of Common Stock were issued and outstanding,
2,805,000 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options and for issuance of shares under our Amended 1997 Stock Option/Issuance Plan, and 1,111,101 shares were reserved for issuance upon exercise of outstanding warrants. As of April 5, 2001, no shares of Preferred Stock were issued and outstanding, and the proposed amendment would not change the authorized number of shares of Preferred Stock. If the proposed amendment is adopted, it will become effective upon the filing of the proposed amendment with the Delaware Secretary of State.

   The Board of Directors believes that it is advisable and in the Company's best interest to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the Company's future needs. We intend to issue additional shares in the acquisition of Survivalink and in the Financing Transaction, which will result in dilution to our current stockholders and which could result in diluting earnings per share and book value per share, which could adversely affect our stockholders. Additional shares will be available for issuance from time to time by the Company at the discretion of the Board of Directors without further authorization by vote of the stockholders unless such authorization is otherwise required by applicable law or regulation. These shares may be issued for any proper corporate purpose including, without limitation, acquiring other businesses in exchange for shares of Common Stock; entering into joint venture arrangements with other companies in which Common Stock or the right to acquire Common Stock are part of the consideration; stock splits or stock dividends; raising capital through the sale of Common Stock; and attracting and retaining valuable employees by the issuance of additional stock options or use of stock-based plans. Although the Company may engage in the foregoing actions in the future except as described in this proxy statement, no such actions involving the issuance of additional shares of Common Stock are pending as of the date hereof. If the proposed amendment is approved, the Board of Directors would be able to authorize the issuance of shares of Common Stock without the necessity, and related costs and delays, of either calling a special stockholders' meeting or waiting for the next regularly scheduled meeting of the stockholders in order to increase the authorized shares of Common Stock.

   The issuance of the additional shares of Common Stock could have the effect of diluting earnings per share and book value per share, which could adversely affect existing stockholders. Issuing additional shares of Common Stock may also have the effect of delaying or preventing a change of control in the Company. Shares of authorized but unissued Common Stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of the Company. The proposed amendment to the Restated Certificate is not being recommended in response to any specific effort of which the Company is aware to obtain control, and the Board of Directors has no present intention to use the additional shares of Common Stock in order to impede a takeover attempt.

Required Vote

   The approval of the amendment to our Restated Certificate of Incorporation, as amended, to increase our authorized shares of Common Stock from 40,000,000 shares to 100,000,000 shares, requires the affirmative vote of the holders of stock representing a majority of the votes entitled to be cast at the meeting (see (S)242(b)(1) of the Delaware General Corporation Law).

Recommendation of the Board of Directors

   The Board of Directors recommends a vote FOR the approval of the amendment of the Restated Certificate of Incorporation, as amended.

                                 PROPOSAL NO. 4

                             ELECTION OF DIRECTORS

Nominees

   Six persons, all of whom are members of the present Board of Directors, are nominees for election at the Annual Meeting to hold office until the next annual meeting and until their respective successors are elected and qualified. Unless authority to vote for any director is withheld in a proxy, it is intended that each proxy will be voted for the six nominees named below.

   It is expected that all nominees will be able and willing to serve as directors. However, in the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a director if elected.

Required Vote

   The following information is submitted concerning the nominees named for election as directors based upon information received by the Company from such persons. Approval of the nominees for election to the Board will require the affirmative vote of the holders of a plurality of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

   The Board of Directors recommends that the stockholders vote for the election of all nominees listed below to the Board of Directors.

              Name                             Position                     Age
              ----                             --------                     ---
      Paul D. Quadros...... Chairman                                         54
      Raymond W. Cohen..... President, Chief Executive Officer and Director  42
      Peter Crosby......... Director                                         48
      Howard L. Evers...... Director                                         52
      Robert Carpenter..... Director                                         55
      Brian Dovey.......... Director                                         59

   Paul D. Quadros has been the Company's Chairman of the Board since May 1999 and a member of the Board of Directors since the Company's formation in May 1991. He is currently the Chairman of the Board of Genstar Therapeutics (formerly, UroGen Corp.) a developer of gene therapies for hemophilia and prostate cancer. Prior to joining Genstar in June 1995, Mr. Quadros was a general partner of Technology Funding, a venture capital management organization. During his tenure at Technology Funding, he was a member of the Commitments Committee from 1986 to 1994, serving as its chairman from 1987 to 1990. From 1990 to 1994, he was chairman of Technology Funding's Medical Investment Committee and was actively involved in managing Technology Funding's health care portfolio. Mr. Quadros served on the board of directors of Medstone International, Inc., from 1988 to 1995. Mr. Quadros has a B.A. in Finance from California State University at Fullerton and an M.B.A. from U.C.L.A. Graduate School of Management. He also serves on the boards of directors of several private companies.

   Raymond W. Cohen has served as the Company's President, Chief Executive Officer, and as a member of the Board of Directors since January 1997. Prior to 1997, Mr. Cohen was President of Diagnostic Monitoring, a privately held manufacturer and international distributor of non-invasive cardiac monitoring devices, and was Vice President, Sales & Marketing of DM Software, Inc., a developer of cardiac monitoring software. From 1988 to 1990, Mr. Cohen was President of BioAnalogics, Inc., a publicly held development-stage medical company located in Beaverton, Oregon. From 1982 to 1988, Mr. Cohen was Vice President, Sales and Marketing for Brentwood Instruments, Inc., a publicly held cardiology products distribution company based in

Torrance, California, where he was instrumental in the company being ranked in Inc. Magazine's list of Fastest Growing Small Public Companies from 1986 through 1988. Mr. Cohen holds a B.S. in Business Management from the State University of New York at Binghamton.

   Peter Crosby has been a member of the Company's Board of Directors since November 1997. Mr. Crosby has over 20 years of experience in the medical device industry and is currently the Chief Executive Officer of Ischemia Technology Inc. Mr. Crosby also serves as chairman of the board of Harley Street Software, Inc., a Canadian developer of ECG software products. Mr. Crosby was CEO and a director of NeoVision Corporation, an ultrasound imaging system developer until NeoVision was sold to United States Surgical Corporation in September 1997. From 1981 to 1996, Mr. Crosby held numerous senior management positions for Nucleus Group, an Australian medical device company and a division of Pacific Dunlop, Ltd. During his tenure at Nucleus, he served as Vice President, R&D, and Vice President of Business Development for Telectronics Pacing Systems, a global developer of implantable medical devices such as defibrillators, pacemakers and cardiomyoplasty stimulators. Mr. Crosby is the author of many publications, holds numerous patents in the defibrillation technology field, and has a B.S. in Electrical Engineering and a M.E.S. from the University of Melbourne, Australia.

   Howard L. Evers has been a member of the Company's Board of Directors since March 1998. From 1995 to 1996, Mr. Evers served as President, Chief Executive Officer and Chairman of the Board of Diagnostics On Call, a mobile X-ray and EKG services provider to the long-term care and home health care markets. From 1992 to 1995, he was the Chief Executive Officer and Chairman of the Board of PSI, a medical supply distribution company servicing the physician office market. From 1988 to 1992, Mr. Evers was the Chief Executive Officer and Chairman of the Board of Lake Industries, an environmental services company. From 1973 to 1988, Mr. Evers was President and Chief Executive Officer of Tru Green Corporation, a lawn, tree and shrub care and pest control company sold to Waste Management Inc. in 1987.

   Brian H. Dovey, Director, has been a General Partner of Domain Associates since 1988. Since joining Domain, he has served as Chairman of Athena Neurosciences, Creative BioMolecules, and Univax Biologics. He has also served on the Board of Directors of British Biotech, Connetics, Geron, Nabi, ReSound Corp., Trimeris, and Vivus, as well as several private companies. In 1983, Mr. Dovey joined Rorer Group, Inc. (now Aventis). As President of Rorer from 1986 to 1988, he was the primary architect of that Fortune 500 company's strategic shift to pharmaceuticals that resulted in a doubling of annual sales to approximately $1 billion. Previously, Mr. Dovey was President of Survival Technology, Inc., a medical products company whose sales growth placed it in the top ten of the Inc. 100; he has also held management positions with Howmedica, Inc., Howmet Corporation, and New York Telephone. Mr. Dovey has served as both President and Chairman of the National Venture Capital Association and is on the Board of Trustees for the Coriell Institute and the University of Pennsylvania School of Nursing. He is currently listed in Marquis Who's Who and is a former Board Member of the Health Industry Manufacturers Association and the Non-Prescription Drug Manufacturers Association. Mr. Dovey has a B.A. from Colgate University and M.B.A.--Harvard Business School

   Robert J. Carpenter, Director, is currently President, Boston Medical Investors, Inc., a company that he founded in 1994 to make investments in early stage health care companies. From 1992 to 1993 Mr. Carpenter served as President and CEO of GelTex Pharmaceuticals a developer of advanced polymers to treat human diseases. From 1989 to 1991 Mr. Carpenter served as Executive Vice President of Genzyme Corporation a biopharmaceutical firm. From 1981 to 1989 Mr. Carpenter served as President and CEO of Integrated Genetics a developer of diagnostic and therapeutic products utilizing recombinant DNA technology. Integrated Genetics was merged with Genzyme Corporation in 1989. From 1975 to 1980 Mr. Carpenter served in several positions for Baxter Travenol Laboratories ultimately attaining the position of President, Fenwal Division. Mr. Carpenter received a BS degree from the United States Military Academy at West Point in 1967, an MS in Computer Science from Stanford University in 1969, and an MBA from Harvard Business School in 1975. He also serves on the board of directors Genzyme and several private companies.

   There is no family relationship between any of the directors or executive officers of the Company.

Board Meetings and Certain Committees

   The Board of Directors held a total of ten meetings during the year ended December 31, 2000. While the Board of Directors has an Audit Committee and a Compensation Committee, there is no nominating committee or committee performing the functions of a nominating committee. No incumbent director attended fewer than 75 percent of the aggregate number of meetings (held while such director was a member) of the Board of Directors and of the committees, if any, upon which such director served in 2000.

   The Compensation Committee recommends salaries, incentives and other forms of compensation for the Company's directors, officers and other employees, administers the Company's various incentive compensation and benefit plans (including stock plans) and recommends policies relating to such incentive compensation and benefit plans. The Committee, which consists of directors Cohen, Evers and Quadros, held eight meetings during 2000.

   The Audit Committee held two meetings during the year ended December 31, 2000. The Audit Committee is comprised of Messrs. Crosby, Evers and Quadros all of whom are "independent directors" as defined under Rule 4200(a)(14) of the National Association of Securities Dealers, Inc. A copy of the Audit Committee Charter adopted by the Board of Directors is attached as Annex B.

Audit Committee Report

   Our management is responsible for preparing the Company's financial statements, and the independent accountants are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes on behalf of the Board of Directors.

   The Audit Committee has discussed the audited financial statements with management. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

   The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No 61 (Communication With Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and has discussed with the independent accountants the accountants' independence from the Company and its management. In concluding that the accountants are independent, the Audit Committee considered, among other factors, whether the nonaudit services provided by PricewaterhouseCoopers LLP were compatible with their independence.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board subsequently approved the recommendation) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          Audit Committee

                                          Peter Crosby
                                          Howard Evers
                                          Paul Quadros

                      EXECUTIVE OFFICERS OF THE REGISTRANT

   The executive officers of the Company are as follows:

   Name                     Age              Position and Offices with the Company
   ----                     ---              -------------------------------------
   Raymond W. Cohen........  42 President, Chief Executive Officer and Director
   Roderick de Greef.......  40 Executive Vice President, Chief Financial Officer and Secretary
   Dongping Lin............  42 Chief Software Architect and Intellectual Property Officer
   Michael Gioffredi.......  49 Vice President of Sales and Marketing
   Prabodh Mathur..........  41 Chief Product Development Officer
   Guy Sohie...............  44 Senior Vice President Operations

   Officers are appointed by and hold office at the pleasure of the Board of Directors. Set forth below is a biographical description of each of the Company's executive officers who is not also a director, based on information supplied by him.

   Roderick de Greef has served as the Company's Executive Vice President, Chief Financial Officer and Secretary since March 2001. Since 1995 Mr. de Greef has provided corporate finance advisory services to a number of early stage companies including Cardiac Science, where he was instrumental in securing the Company's equity capital beginning in 1997, and advising on merger and acquisition activity. From 1989 to 1995, Mr. de Greef was Vice President and Chief Financial Officer of BioAnalogics, Inc. and International BioAnalogics, Inc., publicly held, development stage medical technology companies located in Portland, Oregon. From 1986 to 1989, Mr. de Greef was Controller and then Chief Financial Officer of Brentwood Instruments, Inc., a publicly held cardiology products distribution company based in Torrance, California. From 1983 to 1986, Mr. de Greef held financial analysis positions with W.R. Grace and Co., and Santa Fe Minerals, Inc., in Dallas, Texas. Mr. de Greef has a B.A. in Economics and International Relations from California State University at San Francisco and an M.B.A. from the University of Oregon.

   Dongping Lin, Ph.D., was appointed the Company's Chief Software Architect and Intellectual Property Officer in November 2000. Dr. Lin held the position of Chief Technical Officer from July, 1998 to November 2000. Dr. Lin held the position of Director of Software Engineering from January 1997 until July 1998. Dr. Lin joined the Company as Software Development Manager in January 1993. From 1988 to 1993, Dr. Lin held senior software engineering positions at Del Mar Avionics located in Irvine, Calif. Dr. Lin received his B.S. in Electrical Engineering from Beijing Normal University in Beijing, China. Dr. Lin received an M.S.E. in Computer Engineering and Ph.D. in Electrical Engineering and Computer Science from the University of Michigan. Dr. Lin is recognized as an expert in the field of computer arrhythmia analysis and real-time ventricular fibrillation detection. While at the University of Michigan Dr. Lin's real-time arrhythmia detection software was licensed to Pacific Communications, Inc.

   Michael Gioffredi has served as the Company's Vice President, Sales and Marketing since September 1998. Mr. Gioffredi previously held the position of vice president sales and marketing for Britesmile, Inc., a public dental laser technology company located in Salt Lake City. Prior to 1997, Mr. Gioffredi was senior VP marketing and business development for the EMPath Group, a private emergency medicine consulting firm and VP marketing for Laserscope, Inc., a publicly traded medical laser company. From 1982 to 1993, Mr. Gioffredi held marketing management and sales positions with the cardiology and cardiovascular divisions of C.R. Bard, Inc., a fortune 500 medical device company. Mr. Gioffredi has a BA in Business Administration and Marketing from California State University at Fullerton.

   Prabodh Mathur has been the Company's Chief Product Development Officer since November 2000. Mr. Mathur held the position of Vice President of Research & Development from May 2000, and from the Company's formation in 1991 through January 1997. Between 1997 and April 2000, Mr. Mathur was the Vice President of Engineering at Medstone International Inc., a manufacturer of shockwave lithotripters used in the treatment of kidney stones. Between 1986 and 1991 Mr. Mathur held various positions in the engineering department of Medstone, where he was initially responsible for software development, and finally, for all product development activities as head of the department. From 1983 to 1986, Mr. Mathur was a senior research engineer for Amada Laser Systems, Inc., a subsidiary of Amada, Japan, where he was responsible for integrating lasers and robots for material processing applications. Mr. Mathur earned an MS degree in Mechanical Engineering from the University of Missouri in 1983 and a BS degree in Mechanical Engineering from the Indian Institute of Technology in 1981.

   Guy Sohie has been the Company's Senior Vice President of Operations since November 2000. From 1997 to 2000, Dr. Sohie served as founder and principal consultant of his own consulting firm, Global Insite, where he advised high growth technology companies worldwide in streamlining new product development and introduction. From 1994 to 1997, he was manager of the Image Detection department with GE Medical Systems Europe, where he was responsible for development and introduction of new imaging system products for GE's medical X-Ray business. From 1989 through 1994, Guy held several positions with GE's Corporate R&D Center in Schenectady, New York, where he introduced new technology in products ranging from combat systems to medical ultrasound and communications systems. From 1988 to 1989 he served as engineer and project leader for Motorola's Digital Signal Processor division, and from 1985 to 1988, he was assistant professor of Electrical and Computer Engineering at Arizona State University. Guy holds a Ph.D. from the Pennsylvania State University and engineering degrees from the "Industriele Hogeschool" in Antwerp, Belgium, in Electrical Engineering.

              BENEFICIAL OWNERSHIP OF CARDIAC SCIENCE'S SECURITIES

   The following table sets forth certain information, as of April 5, 2000, regarding beneficial ownership of the Common Stock by:

  . each stockholder known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock;

  .  each Director of the Company;

  .  each Named Executive Officer of the Company; and

  . all of the Company's current executive officers and directors as a group.

   Name of Beneficial Owner                      Number of Shares    Percent of
   (including address of 5% holders)          Beneficially Owned (1) Class (1)
   ---------------------------------          ---------------------- ----------
   Muller Mohl Holdings.....................        2,983,750 (2)       12.0%
    Weinplatz 10
    8001 Zurich Switzerland

   HFC-Cadent, L.P..........................        2,419,033            9.8%
    1445 Ross at Field
    Dallas, TX 75202

   Domain Partners..........................        1,929,616            7.8%
    1 Palmer Sq.
    Princeton, NJ 08542

   Walter Villiger..........................        1,383,750 (3)        5.6%

   Raymond W. Cohen.........................          643,268 (4)        2.6%

   Paul D. Quadros..........................           93,967 (5)         *

   Peter Crosby.............................           54,792 (6)         *

   Howard L. Evers..........................           68,742 (7)         *

   Robert Carpenter.........................          160,483             *

   Brian Dovey..............................              --               0

   Dongping Lin.............................          167,899 (8)         *

   Roderick de Greef........................          439,227 (9)        1.7%

   Michael Gioffredi........................           52,083 (10)        *

   Prabodh Mathur...........................           76,535 (11)        *

   Guy Sohie................................              --               0

   All executive officers and directors as a
    group (eleven persons)..................        1,743,142 (12)       6.8%

--------
  *  Less than 1%.

 (1) Shares of Common Stock subject to options and warrants currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding for computing the number of shares beneficially owned and the percentage of outstanding shares of the class held by a person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

 (2) Includes 56,250 shares issuable upon exercise of outstanding warrants.

 (3) Includes 33,500 shares issuable under outstanding warrants.

 (4) Includes 133,333 shares issuable upon exercise of outstanding vested options.

 (5) Includes 42,396 shares issuable upon exercise of outstanding vested options.

 (6) Includes 29,792 shares issuable upon exercise of outstanding vested options.

 (7) Includes 28,542 shares issuable upon exercise of outstanding vested options.

 (8) Includes 157,899 shares issuable upon exercise of outstanding vested options.

 (9) Includes 82,050 shares issuable upon exercise of outstanding warrants and 114,416 shares issuable upon exercise of outstanding vested options.

(10) Includes 52,083 shares issuable upon exercise of outstanding vested options.

(11) Includes 33,670 shares issuable upon exercise of outstanding warrants and 37,500 shares issuable upon exercise of outstanding vested options.

(12) Includes 115,720 shares issuable upon exercise of outstanding warrants and 582,107 shares issuable upon exercise of outstanding vested options.

                             EXECUTIVE COMPENSATION

   The following table sets forth information regarding compensation paid by the Company to the Chief Executive Officer and to each of its other executive officers, other than the Chief Executive Officer, who received salary and bonus payments in excess of $100,000 during the year ended December 31, 2000 (collectively the "Named Executive Officers") .

                         Summary of Compensation Table

                                                                  Long Term Compensation
                                                         -----------------------------------------
                                    Annual Compensation          Awards               Payouts
                                   --------------------- ----------------------- -----------------
                                                                     Securities
                                                  Other  Restricted  Underlying              All
                                   Salary  Bonus  Annual   Stock    Options/SARs    LTIP    Other
 Name and Principal Position  Year   ($)    ($)   Comp.    Award       (#)(1)    Payout ($) Comp.
 ---------------------------  ---- ------- ------ ------ ---------- ------------ ---------- ------
Raymond W. Cohen............. 2000 190,000 70,000  --       --        300,000       --      12,000(2)
 President and                1999 189,626 40,000  --       --        150,000       --       9,750(2)
 Chief Executive Officer      1998 161,500    --   --       --         50,000       --       6,000(2)

Dongping Lin................. 2000 175,000    --   --       --        434,479       --         --
 Chief Software Architect and 1999 125,013    --   --       --        164,550       --         --
 Intellectual
  Property Officer            1998 110,496 20,000  --       --        124,250       --         --

Brett L. Scott **............ 2000 130,000    --   --       --         95,000       --         --
 Chief Financial              1999 119,723 20,000  --       --        100,000       --         --
 Officer and Secretary        1998  99,336 15,000  --       --         50,000       --         --

Michael Gioffredi............ 2000 179,628 25,000  --       --        100,000       --      10,634(3)
 Vice President of Sales      1999 108,110 25,000  --       --        100,000       --       2,885(4)
 and Marketing                1998  32,331    --   --       --         50,000       --         --

Prabodh Mathur............... 2000 110,667 24,750  --       --        100,000       --       3,750(2)
 Chief Product                1999     --     --   --       --            --        --         --
 Development Officer          1998     --     --   --       --            --        --         --

--------
 ** Mr. Scott resigned February 2, 2001
(1) Represents shares of Common Stock underlying stock options. The grant of the options disclosed in this column was made pursuant to the 1997 Stock Option/Stock Issuance Plan.
(2) Annual automobile allowance
(3) Reimbursement for relocation expenses
(4) Consulting services

                             Option Grants In 2000

   The following table provides information related to options granted to each of the Named Executive Officers During the year ended December 31, 2000:

                                                                                  Potential
                                                                             Realizable Value at
                                           Percentage of                           Assumed
                         No. of Securities Total Options                       Annual Rate of
                            Underlying      Granted to   Exercise                Stock Price
                          Options Granted  Employees in   Price   Expiration  Appreciation for
Name                          (#)(1)           Year       ($/Sh)     Date        Option Term
----                     ----------------- ------------- -------- ---------- -------------------
                                                                                5%       10%
                                                                             -------- ----------
Raymond W. Cohen........      150,000          10.0%      $4.00     5/18/10  $388,206 $1,024,225
Dongping Lin............      204,505          13.6%      $5.81      8/4/10  $768,760 $2,028,262
                               65,424           4.4%      $4.00    11/17/09  $169,320 $  446,726
Brett L. Scott**........       25,000           1.7%      $4.00     5/18/10  $ 64,701 $  170,704
Michael Gioffredi.......       25,000           1.7%      $4.00     5/18/10  $ 64,701 $  170,704
Prabodh Mathur..........      150,000          10.0%      $4.00     5/18/10  $388,206 $1,024,225

--------
**  Mr. Scott resigned February 2, 2001
(1) Represents shares of Common Stock underlying stock options. Such options are exercisable 25% per year commencing in November 2000.

         Aggregated Option Exercises In 2000 and Year-End Option Values

   The following table sets forth certain information as of December 31, 2000 regarding options held by the Named Executive Officers.

                           Shares               Number of Securities      Value of Unexercised
                         Acquired on  Value    Underlying Unexercised     In-The-Money Options
                          Exercise   Realized    Options at Year-End       at Year-End ($)(1)
Name                         (#)       ($)    Exercisable/Unexercisable Exercisable/Unexercisable
----                     ----------- -------- ------------------------- -------------------------
Raymond W. Cohen........      --         --        133,333/166,667          $224,999/$150,001
Dongping Lin............      --         --        157,899/276,580          $306,204/$ 80,390
Brett L. Scott**........   30,000    171,816        49,688/45,312           $ 92,006/$ 71,744
Michael Gioffredi.......   25,000    189,949        52,083/47,917           $ 97,397/$ 77,603
Prabodh Mathur..........      --         --         37,500/112,500          $  9,375/$ 28,125

--------
**  Mr. Scott resigned February 2, 2001
(1) The closing bid price of the Common Stock on December 31, 2000 was $4.25. Value is calculated on the difference between the exercise price of in-the-money options and multiplied by the number of shares of Common Stock underlying the option.

Employment Agreements

   The Company is a party to at-will employment agreements with Raymond W. Cohen, Roderick de Greef, Michael Gioffredi, Prabodh Mathur and Guy Sohie. Each agreement automatically renews annually unless the Company or the employee shall give the other written notice of termination. The agreements provide for a base salary, plus such bonuses and stock options based on incentive plans approved by the Board of Directors. Each agreement contains a non-competition covenant, and Mr. Cohen's agreement provides that he shall receive a car allowance of $12,000 per annum. The agreements also provide that in the event of an involuntary termination or change of control:

  . each employee shall receive his base salary and health insurance benefits for twelve months (twenty-four months for Mr. Cohen) following the event as well as his pro rata portion of his target bonus; and

  . any unvested stock option or shares of restricted stock held on the date of event shall continue to vest over the twelve-month period (twenty-four months for Mr. Cohen).

Compensation Committee Interlocks and Insider Participation

   The current members of the Compensation Committee of the Board of Directors are Paul Quadros, Howard Evers and Raymond Cohen. Compensation decisions regarding Mr. Cohen are made by the non-employee directors of the Compensation Committee. No interlocking relationship exists between any member of the Board of Directors or the Compensation Committee and any member of the board of directors or compensation committee of any other company.

Compensation of Directors

   The non-employee members of the Board of Directors receive $1,000 per board meeting attended and $250 per telephonic board meeting. The directors also are reimbursed for expenses incurred in attending meetings of the Board of Directors and its committees. Non-employee directors also are eligible to receive options under the Company's 1997 Stock Option/Stock Issuance Plan.

Compensation Committee Report on Executive Compensation

   This report, prepared by the Compensation Committee, addresses the Company's executive compensation policies and the basis on which 2000 executive officer compensation determinations were made. The Compensation Committee designs and approves all components of the executive pay.

   During 2000, the Compensation Committee members were Messrs. Cohen, Quadros and Evers. Mr. Cohen recused himself from any compensation discussions and or decisions with respect to his compensation.

 Compensation Philosophy

   The Company's executive compensation policies are intended to attract, retain, motivate and reward executives who can lead the Company in achieving its long-term growth and earnings goals. The objective of the Compensation Committee is to implement a compensation program that will provide appropriate incentives while, at the same time, encourage executive officers to increase their equity ownership in the Company and thereby align their interests with those of the Company's stockholders. The compensation program consists primarily of three components, namely (a) base salary, (b) bonus and (c) stock options. Each of these factors are further described below. In addition, executive officers are eligible to participate, on a non-discriminatory basis, in various benefit programs provided to all full-time employees, including the Company's stock purchase plan, 401(k) plan and group medical, disability and life insurance programs. The Compensation Committee believes that executive compensation packages should be viewed as a whole in order to properly assess their appropriateness.

   In establishing total compensation packages for the Company's executive officers, the Compensation Committee takes into account the compensation packages offered to executives of other medical device design and manufacturing companies of similar stature. The Compensation Committee uses this comparative data primarily as benchmarks to ensure that the Company's executive compensation packages are competitive. The Compensation Committee seeks to maintain total compensation within the broad middle range of comparative pay. Individual amounts are based not only on comparative data, but also on such factors as length of service with the Company and the Compensation Committee's judgment as to individual contributions. These factors are not assigned specific mathematical weights. The Compensation Committee generally meets quarterly and at other times that it deems are necessary and, from time to time, confers with outside advisors concerning acceptable industry practices.

 Salary

   Base salaries are reviewed annually. It is the Compensation Committee's intention to pay slightly below-market base salary but provide a significant equity ownership opportunity to create incentives for the

Company's executive officers to maximize the Company's growth and success while increasing stockholders' value over the long term. Changes in base salary from year to year depend upon such factors as individual performance, cost of living changes and the economic and business conditions affecting the Company.

 Bonus

   Executive bonuses are determined in accordance with achievement of the Compensation Company's goals for the most recent fiscal year. The amounts are intended to reward management for achieving certain milestones set out at the beginning of the fiscal year. The cash bonus for the Chief Executive Officer is also influenced by his ability to execute strategic plans determined by the Board of Directors, including merger and acquisition programs.

 Stock Options

   As noted above, stock options are an important component of total executive compensation. Stock options are considered long-term incentives that link the long-term interests of management with those of the Company's stockholders. Stock options that the Compensation Committee has granted to executive employees generally vest over a four year period from the date of grant at the rate of 25% per fiscal year, commencing at the end of the year in which they are granted. The Compensation Committee has absolute discretion to determine the recipients and the number of options to be awarded. Each award is at the Committee's discretion and is not subject to any specific formula or criteria. The Compensation Committee generally awards options on an annual basis. The number of shares for which options were granted to executive officers in fiscal 2000 was determined by the Compensation Committee based upon several factors, including the executive's position, his or her past and future expected performance, the comparative data described above, and the number of shares under options previously granted. These factors were evaluated in a qualitative manner and were not assigned predetermined weights.

 Compensation of Raymond W. Cohen, President and Chief Executive Officer

   During 2000, the compensation of Mr. Cohen was determined by applying the same criteria discussed in this report used to determine salaries, bonuses and stock option grants for all executive officers. Mr. Cohen's compensation for 2000 is set forth in the Summary Compensation Table appearing on page 43.

                                          Compensation Committee

                                          Paul Quadros
                                          Howard Evers
                                          Raymond Cohen

Comparison of Cumulative Total Stockholder Return

   The following chart provides an annual comparison, from December 31, 1995 of the cumulative total shareholder return (assuming reinvestment of any dividends) among the Company, the Russell 2000 Index and the Hambrecht & Quist ("H&Q") Healthcare (Excluding Biotechnology) Index, an industry index of 43 healthcare and medical technology companies. The Russell 2000 Index covers a broad cross-section of public companies, many of which have relatively small market capitalizations. The historical information set forth below is not necessarily indicative of future performance.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                             AMONG CARDIAC SCIENCE
               RUSSELL 2000 INDEX AND H&Q HEALTHCARE EXC. BIOTECH
                     ASSUMES $100 INVESTED ON DEC. 31, 1995
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2000

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           CARDIAC        RUSSELL       HEALTHCARE
(Fiscal Year Covered)        SCIENCE        2000 INDEX    EXC. BIOTECH
-------------------          ----------     ----------    ------------
Measurement Pt-12/31/95      $100.00        $100.00       $100.00
FYE 12/31/96                 $ 21.75        $116.61       $111.02
FYE 12/31/97                 $ 18.25        $142.66       $132.31
FYE 12/31/98                 $ 29.20        $138.66       $160.76
FYE 12/31/99                 $ 58.39        $165.82       $140.46
FYE 12/31/00                 $ 62.04        $158.66       $219.73

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   During the year ended December 31, 2000, Mr. Roderick de Greef was sole shareholder and president of de Greef & Company, Inc. During this period, de Greef & Company, Inc., provided certain financial consulting services to us and received compensation of $545,000 and 131,761 shares of restricted common stock then valued at $593,000. Effective March 1, 2001, Mr. de Greef became our Executive Vice President and Chief Financial Officer, and de Greef & Company, Inc., no longer receives any compensation from us.

                                 PROPOSAL NO. 5

                        APPROVAL OF THE AMENDMENT TO THE
                     1997 STOCK OPTION/STOCK ISSUANCE PLAN

   The Company's 1997 Stock Option/Stock Issuance Plan (the "Plan") was adopted by the Board of Directors in December 1997 and approved by stockholders at the Company's annual meeting in May 1997. The Plan currently allows a maximum of 2,805,000 shares of Common Stock to be issued pursuant to the Plan. To date 2,805,000 options have been granted to advisors and employees, including executive officers, and directors of the Company.

   We believe that stock options and share ownership are important factors in attracting, retaining and motivating employees. Based on this philosophy, every employee of the Company, regardless of position, has been granted a certain number of stock options pursuant to the Plan. In light of the increase in the number of employees during the year ended December 31, 2000 from 43 to 99, the addition of approximately 125 employees resulting from the planned acquisitions of Survivalink and Artema, and the need to retain existing key employees in a competitive employment environment, the Board of Directors has approved an amendment to the Plan allowing a maximum of 8,800,000 shares of Common Stock (an increase of 5,995,000) to be issued pursuant to the Plan.

   In reaching its decision to approve this amendment to the Plan, the Board of Directors reviewed a report prepared by a major U.S. accounting firm, which provided information relating to compensation issues in the medical device and diagnostics industry. According to the report, for the years 1997 to 1999 the average numbers of shares underlying an employee stock option plan totaled 20% of total shares outstanding for the respondents surveyed. Based on the anticipated share issuances in connection with the planned acquisitions of Survivalink and Artema, and the Financing Transaction as previously described, it is estimated that the number of shares of Common Stock underlying the Plan, amended as proposed, will total approximately 15.2% of the Company's issued and outstanding shares.

   A summary of the Plan as proposed to be amended is set forth below. The summary does not purport to be complete and is qualified in its entirety by the text of the Plan as proposed to be amended, a copy of which is attached to this Proxy Statement as Annex A.

Summary of Plan as Proposed to Be Amended

   The Plan authorizes the granting of incentive stock options to the Company's employees or employees of any of the Company's subsidiaries, and non-statutory (non-qualified) stock options to the Company's employees, directors and certain of the Company's consultants and advisors. Currently there are approximately 99 persons who will be eligible to receive options under the Plan. The options to be granted under the Plan and designated as incentive stock options are intended to receive incentive stock option tax treatment pursuant to Section 422 of the Internal Revenue Code.

   The Plan also authorizes direct issuance of stock to eligible participants in the Plan at a price per share of not less than 85% of the fair market value on the date of issuance, payable in cash, by check, or, if permitted under the terms of the grant, by promissory note. The consideration for such shares also may be past services rendered to the Company. Such stock issuances may vest immediately or in one or more installments as determined by the Board of Directors. The holder of such stock, however, shall have full stockholder rights with respect to said stock, whether or not vested.

   The exercise price for options granted under the Plan is determined by the Board of Directors or a committee designated by the Board and consisting of two or more members. The exercise price for incentive stock options cannot be less than 100% of the fair market value of the Common Stock on the date it is granted, or 110% in the case of optionees who own more than 10% of the voting power of all classes of the Company's stock. The exercise price for non-qualified options may be less than 100% of the fair market value of the Common Stock on the date the option is granted. The fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive options are first exercisable by any individual employee during any calendar year cannot exceed $100,000.

   No option granted under the Plan may be exercised after the expiration of the option, which may not, in any case, exceed ten years from the date of grant (five years in the case of incentive options granted to persons who own more than 10% of the voting power of all classes of our stock). Options granted under the Plan are exercisable on such basis as is determined by the Board of Directors.

   If the Company liquidates or dissolves, or if there is a merger or consolidation resulting in a transfer of more than 50% of the voting power of the Company's securities, any unexercised options theretofore granted under the Plan shall, immediately prior to such transaction, become fully exercisable. If not exercised prior to such transaction, all options shall be deemed cancelled unless the surviving corporation in any such merger or consolidation elects to assume the options under the Plan. All shares of stock issued pursuant to the Plan shall also be immediately vested in the event of such a transaction. Options granted under the Plan may not be transferred by the participant other than by will or the laws of descent and distribution and may be exercised during the holder's lifetime only by such holder.

   If any of the Company's employees or directors, prior to the exercise of their options, ceases to be an employee or director for any reason other than disability or misconduct, the options granted to such employees or directors automatically terminate 90 days from the date of termination. If any of the Company's employees or directors ceases to be an employee or a director by reason of disability, he may exercise any option he holds at any time within twelve months from the date of termination, but only to the extent the holder had the right to exercise such option at the date of termination. If any of the Company's employees or directors dies while holding an outstanding option, his option rights may be exercised by the person or persons to whom such rights under the option are transferred by will or the laws of descent and distribution within twelve months from the date of death.

   The Plan provides that the Board of Directors, or a committee of the Board, shall administer the Plan, and shall have the authority to interpret the Plan and to prescribe, amend and rescind the rules and regulations relating thereto. Unless previously terminated in certain circumstances, the Plan will terminate in December 2007.

Federal Income Tax Consequences

   The following is a brief summary of the federal income tax consequences of certain transactions under the Plan based on Federal income tax laws in effect on January 1, 2001. This summary is not intended to be complete and does not describe state or local tax consequences.

 Tax Consequences to Participants

   Non-qualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a non-qualified option is granted; (ii) at the time of exercise of a non-qualified option, ordinary income will be recognized by the optionee in an amount equal to the difference between the price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as a capital gain (or loss).

   Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an incentive option. If shares of Common Stock are issued to the optionee pursuant to the exercise of an incentive option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a capital gain and any loss sustained will be a capital loss.

   If Common Stock acquired upon the exercise of an incentive option is disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as a capital gain (or loss).

   The Code imposes an "alternative minimum tax" on an individual's income to the extent the amount of the alternative minimum tax exceeds the individual's regular tax for the year. For purposes of computing the alternative minimum tax, the excess of the fair market value (on the date of exercise) of the shares received upon the exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. If the shares are sold in the same year that the option is exercised, the regular tax treatment and the alternative tax treatment will be the same.

   Share Issuances. The recipient of shares of Common Stock under the Plan generally will be subject to tax at ordinary income rates on the fair market value of the shares (reduced by any amount paid by the participant for such shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code ("Restrictions"). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such shares. If a Section 83(b) election has not been made, any dividends received with respect to shares issued under the Plan that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Tax Consequences to the Company

   To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code, and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Market Price of Common Stock

   On [Record Date], 2001, the last sale price of the Common Stock was $[XXXXX]

Option Grants

   For each of the Named Executive Officers and Directors and the various indicated groups, the table below shows (i) the number of shares of Common Stock subject to options granted under the Plan during the period from December 1997 through December 2000 and (ii) the weighted average exercise price payable per share under such options.

                                                   Number of  Weighted Average
                                                    Option     Exercise Price
            Name and Principal Position             Shares   of Granted Options
            ---------------------------            --------- ------------------
   Raymond W. Cohen
    President and Chief Executive Officer........    300,000       $3.00

   Dongping Lin
    Chief Technical Officer......................    434,479       $4.09

   Brett L. Scott**
    Chief Financial Officer and Secretary........    125,000       $2.40

   Michael Gioffredi
    Vice President of Sales and Marketing........    125,000       $2.50

   Prabodh Mathur
    Chief Product Development Officer............    150,000       $4.00

   All current executive officers as a group (6
    persons).....................................  1,098,895       $3.69

   Crosby, Peter.................................     60,000       $2.83

   Evers, Howard.................................     60,000       $2.83

   Dovey, Brian..................................     15,000       $6.00

   Carpenter, Robert.............................     15,000       $6.00

   Quadros, Paul.................................     82,188       $2.61

   All current directors (other than executive
    officers) as a group (5 persons).............    232,188       $3.16

   All employees, who are not executive officers,
    as a group (94 persons)......................  1,473,917       $3.93

--------
** Mr. Scott resigned February 2, 2001

Required Vote

   The approval of the amendment to the Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 2,805,000 shares to 8,800,000 shares requires the affirmative vote of the holders of a majority of the shares of the Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

   The Board of Directors recommends a vote FOR the approval of the amendment to the Plan.

                                 PROPOSAL NO. 6

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Board of Directors has selected the accounting firm of PricewaterhouseCoopers LLP to serve as the Company's independent accountants and proposes the ratification of such decision.

   PricewaterhouseCoopers LLP has audited the Company's financial statements for the year ended December 31, 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

   During 2000, PricewaterhouseCoopers LLP acted as the independent accountants for the Company and its subsidiaries, and also rendered other services on their behalf, including tax-related services and other accounting and auditing services. The following table sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP for audit services rendered in connection with the financial statements and reports for 2000 and for other services rendered during 2000 on behalf of the Company and its subsidiaries:

     Audit Fees......................................................  $46,695
     All Other Fees..................................................  $17,550
     Financial Information System....................................  $   --
     Design Implementation Fees......................................  $   --

Recommendation of the Board of Directors

   The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the year ending December 31, 2001.

                             STOCKHOLDER PROPOSALS

   Stockholder proposals for action at the Company's 2002 Annual Meeting of Stockholders must be submitted in writing to the Company at its address set forth on the first page of this Proxy Statement and received by the Company no later than December 13, 2001 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Stockholders who intend to present a proposal at the Company's 2002 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than February 26, 2002. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers, and any persons holding more than ten percent of the Common Stock to file reports of their initial ownership of the Common Stock and any subsequent changes in that ownership with the Securities and Exchange Commission ("SEC"). Specific filing deadlines of these reports have been established, and we are required to disclose in this Proxy Statement any failure to meet such deadlines during the year ended December 31, 2000. Based solely on a review of such reports furnished to us, we believe all of these filing requirements have been satisfied.

   The Board of Directors knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

                           INCORPORATION BY REFERENCE

   We file annual, quarterly and current reports with the Securities and Exchange Commission. You may read and copy such reports, statements and other information that is in the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Securities and Exchange Commission at 1.800.SEC.0330 for further information about their public reference rooms. Our public filings are also available from commercial document retrieval services and via the Securities and Exchange Commission's Internet website, at http://www.sec.gov.

   As allowed by the Securities and Exchange Commission rules, we can "incorporate by reference" certain information into this document, which means we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be a part of this document, except for any information that contradicts information contained directly in this document.

   This proxy statement incorporates by reference the documents that we have previously filed with the Securities and Exchange Commission. These documents contain important information about us and our financial condition that is not included or delivered with the proxy statement.

Cardiac Science SEC Filing                                     Period
--------------------------                          ----------------------------
Annual Report on Form 10-K......................... Year ended December 31, 2000
Current Report (including Agreement and
 Plan of Merger as Exhibit 7.1) on Form 8-K........ Dated March 23, 2001

   We incorporate by reference additional documents that we may file with the Securities and Exchange Commission between the date of this document and the date of the annual stockholder meeting. These include Current Reports on Form 8-K. You may obtain documents incorporated by reference from the Securities and Exchange Commission's website described above or, directly from us, without charge, by requesting them by e-mail, in writing or by telephone at:

   Investor Relations
   Cardiac Science, Inc.
   16931 Millikan Avenue
   Irvine, CA 92606
   (949) 587-0357
   www.cardiacscience.com

   If you would like to request additional copies of this document or any of the documents incorporated by reference, please do so at least five business days before the date of the annual meeting in order to receive timely delivery of such documents.

   You should rely only on the information contained or incorporated by reference in this document to vote your shares at the annual meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated [Mailing Date], 2001. You should not assume that the information contained in this document is accurate as of any date other than the date indicated, and you should not assume that the mailing of this document creates any implication to the contrary.

                                          BY ORDER OF THE BOARD
                                          OF DIRECTORS

                                          Roderick de Greef, Secretary

                   CARDIAC SCIENCE, INC. FINANCIAL STATEMENTS

                       Report of Independent Accountants

The Board of Directors and Stockholders
Cardiac Science, Inc.
Irvine, California

  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, comprehensive loss, stockholders' equity (deficit) and cash flows present fairly, in all material respects, the financial position of Cardiac Science, Inc. (the "Company") at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has suffered recurring losses from operations which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PricewaterhouseCoopers LLP
Orange County, California
February 23, 2001

                             CARDIAC SCIENCE, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                    December 31,  December 31,
                                                        2000          1999
                                                    ------------  ------------
                      ASSETS
                      ------
Current assets:
 Cash and cash equivalents......................... $ 13,537,066  $  5,901,934
 Marketable securities available-for-sale,
  including an unrealized gain of $504,025.........    5,004,025
 Accounts receivable, net of allowance for doubtful
  accounts of
  $200,000 in 2000.................................    1,923,118       102,900
 Inventory.........................................    1,512,894       438,592
 Prepaid expenses..................................      203,825        59,646
                                                    ------------  ------------
  Total current assets.............................   22,180,928     6,503,072

Property and equipment, net of accumulated
 depreciation......................................    1,682,102       391,085
Intangibles, net of accumulated amortization.......    8,023,071           --
Other assets.......................................    1,449,610       150,178
                                                    ------------  ------------
                                                    $ 33,335,711  $  7,044,335
                                                    ============  ============

       LIABILITIES AND STOCKHOLDERS' EQUITY
       ------------------------------------

Current liabilities:
 Accounts payable and accrued expenses............. $  4,027,735  $  2,092,903
 Current portion of capital lease obligations......       48,601        25,717
 Current portion of loan payable...................       82,813           --
                                                    ------------  ------------
  Total current liabilities........................    4,159,149     2,118,620
                                                    ------------  ------------
Long term portion of capital lease obligations.....      146,821       103,507
Long term portion of loan payable..................       45,173           --
                                                    ------------  ------------
                                                         191,994       103,507
                                                    ------------  ------------
Commitments and contingencies
Stockholders' equity:
 Preferred stock--$.001 par value; 1,000,000 shares
  authorized, none issued or outstanding...........          --            --
 Common stock--$.001 par value; 40,000,000 shares
  authorized, 24,382,228 and 12,031,252 shares, in
  2000 and 1999 respectively, issued and
  outstanding......................................       24,382        12,031
 Common stock subscribed...........................    1,551,000           --
 Additional paid-in capital........................   78,788,847    23,748,322
 Accumulated other comprehensive income............      504,025           --
 Accumulated deficit...............................  (51,883,686)  (18,938,145)
                                                    ------------  ------------
Total stockholders' equity.........................   28,984,568     4,822,208
                                                    ------------  ------------
                                                    $ 33,335,711  $  7,044,335
                                                    ============  ============

  The accompanying notes are an integral part of these consolidated financial statements

                             CARDIAC SCIENCE, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                          For the Years Ended December 31,
                                        --------------------------------------
                                            2000         1999         1998
                                        ------------  -----------  -----------
Sales.................................  $  4,242,311  $   102,900  $       --
Cost of goods sold....................    (3,825,624)     (98,001)         --
                                        ------------  -----------  -----------
Gross profit..........................       416,687        4,899          --
                                        ------------  -----------  -----------
Operating expenses:
  Research and development............     8,247,694    4,406,207    2,209,524
  Sales and marketing.................     4,370,911    1,370,049      341,476
  General and administrative..........     5,159,661    1,852,672    1,170,551
  Acquired in-process research and
   development........................    13,587,026          --           --
  Amortization of goodwill and other
   intangibles........................     1,062,753          --           --
  Amortization of restricted stock....     1,551,000          --           --
                                        ------------  -----------  -----------
                                          33,979,045    7,628,928    3,721,551
                                        ------------  -----------  -----------
Loss from continuing operations.......   (33,562,358)  (7,624,029)  (3,721,551)
Interest income (expense), net........       618,417       20,870      (65,353)
Loss in unconsolidated affiliate......           --      (115,000)         --
                                        ------------  -----------  -----------
Loss from continuing operations before
 provision
 for income taxes.....................   (32,943,941)  (7,718,159)  (3,786,904)
Provision for income taxes............         1,600        1,600          800
                                        ------------  -----------  -----------
Loss from continuing operations.......   (32,945,541)  (7,719,759)  (3,787,704)
                                        ------------  -----------  -----------
Discontinued operations:
  Loss from discontinued operations,
   net of income taxes................           --           --      (101,412)
  Loss on sale of assets..............           --           --      (549,618)
                                        ------------  -----------  -----------
Loss from discontinued operations.....           --           --      (651,030)
                                        ------------  -----------  -----------
Net loss..............................  $(32,945,541) $(7,719,759) $(4,438,734)
                                        ============  ===========  ===========
Basic and diluted loss per share:
  Continuing operations...............  $      (1.82) $     (0.85) $     (0.69)
  Discontinued operations.............           --           --         (0.12)
                                        ------------  -----------  -----------
Net loss per share....................  $      (1.82) $     (0.85) $     (0.81)
                                        ============  ===========  ===========
Weighted average number of shares used
 in the computation of net loss per
 share................................    18,080,326    9,112,564    5,459,793
                                        ============  ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                             CARDIAC SCIENCE, INC.

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

                                          For the Years Ended December 31,
                                        --------------------------------------
                                            2000         1999         1998
                                        ------------  -----------  -----------
Net loss............................... $(32,945,541) $(7,719,759) $(4,438,734)
Other comprehensive income:
  Unrealized gain on investments.......      504,025          --           --
                                        ------------  -----------  -----------
Comprehensive loss..................... $(32,441,516) $(7,719,759) $(4,438,734)
                                        ============  ===========  ===========




  The accompanying notes are an integral part of these consolidated financial statements.

                             CARDIAC SCIENCE, INC.

           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                 Common Stock
                             Common Stock         Subscribed                    Accumulated
                          ------------------ --------------------  Additional      Other
                          Number of           Number                 Paid-In   Comprehensive Accumulated
                            Shares   Amount  of Shares   Amount      Capital      Income       Deficit        Total
                          ---------- ------- --------- ----------  ----------- ------------- ------------  -----------
Balances at December 31,
1997....................   4,974,738 $ 4,975      --   $      --   $ 7,472,107   $    --     $ (6,779,652) $   697,430
Issuance of common stock
For cash at $2.00 per
share (net of cost of
issuances of $829,896)..   1,800,000   1,800                         2,768,303                               2,770,103
Issuance of common stock
Warrants................                                               433,416                                 433,416
Common stock warrants
exercised at $0.01 per
share...................     175,000     175                             1,825                                   2,000
Common stock subscribed
at $2.00 per share in
cash....................                       50,000     100,000                                              100,000
Issuance of common stock
for license fees and
services at $2.00 per
share...................      55,000      55                           109,945                                 110,000
Issuance of common stock
for compensation at
$2.00 per share.........      10,000      10                            19,990                                  20,000
Compensation related to
fair value of options
granted to non-
employees...............                                                17,862                                  17,862
Net loss................                                                                       (4,438,734)  (4,438,734)
                          ---------- -------  -------  ----------  -----------   --------    ------------  -----------
Balances at December 31,
1998....................  7,014, 738   7,015   50,000     100,000  10,823,4482        --      (11,218,386)    (287,923)
Issuance of common stock
for common stock
subscribed..............      50,000      50  (50,000)   (100,000)      99,950                                     --
Issuance of common stock
for cash at $2.00 per
share (net of cost of
issuances of $712,307)..   1,850,000   1,850                         2,985,843                               2,987,693
Issuance of common stock
warrants................                                               256,136                                 256,136
Issuance of common stock
for finder's fees at
$2.00 per share.........     138,900     139                           277,661                                 277,800
Issuance of common stock
for cash at $4.00 per
share (net of cost of
issuances of
$1,082,356).............   1,757,500   1,757                         5,945,887                               5,947,644
Issuance of common stock
warrants................                                               405,994                                 405,994
Issuance of common stock
for finder's fees at
$4.00 per share.........      61,220      61                           244,819                                 244,880
Common stock warrants
exercised at $0.01 per
share...................      30,625      30                               320                                     350
Common stock warrants
exercised at an average
of $2.45 per share (net
of issuance costs of
$261,914)...............     907,500     908                         1,963,428                               1,964,336
Issuance of common stock
for finder's fees at
$2.50 per share.........      62,800      63                           156,937                                 157,000
Issuance of common stock
for license fees and
services at an average
of $2.67 per share......     157,969     158                           421,331                                 421,489
Compensation related to
fair value of options
granted to non-
employees...............                                               166,568                                 166,568
Net loss................                                                                       (7,719,759)  (7,719,759)
                          ---------- -------  -------  ----------  -----------   --------    ------------  -----------
Balances, December 31,
1999....................  12,031,252  12,031      --          --    23,748,322        --      (18,938,145)   4,822,208
Issuance of common stock
for acquisition of
Cadent Medical
Corporation at $5.17 per
share...................   4,199,964   4,200                        21,709,800                              21,714,000
Common stock subscribed
at $5.17 per share......                      300,000   1,551,000                                            1,551,000
Issuance of common stock
for cash at $4.50 per
share (net of cost of
issuances of
$2,110,904).............   6,884,263   6,884                        28,861,370                              28,868,254
Issuance of common stock
for finder's fees at
$4.50 per share.........     339,794     340                         1,528,737                               1,529,077
Common stock warrants
exercised at $0.01 per
share...................     344,375     345                             3,259                                   3,604
Common stock warrants
exercised at $2.50 per
share...................      50,000      50                           124,950                                 125,000
Common stock warrants
exercised at $5.00 per
share...................      39,375      39                           196,836                                 196,875
Common stock warrants
exercised at $3.00 per
share...................     200,000     200                           599,800                                 600,000
Issuance of common stock
for acquisition of
patent and services at
an average of $5.05 per
share...................     174,250     174                           880,326                                 880,500
Common stock options
exercised at $1.88-$3.88
per share...............     118,955     119                           249,195                                 249,314
Compensation related to
fair value of options
granted to non-
employees...............                                               886,252                                 886,252
Unrealized gain on
marketable securities...                                                          504,025                      504,025
Net loss................                                                                      (32,945,541) (32,945,541)
                          ---------- -------  -------  ----------  -----------   --------    ------------  -----------
Balances, December 31,
2000....................  24,382,228 $24,382  300,000  $1,551,000  $78,788,847   $504,025    $(51,883,686) $28,984,568
                          ========== =======  =======  ==========  ===========   ========    ============  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                             CARDIAC SCIENCE, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                             Years Ending December 31,
                                        --------------------------------------
                                            2000         1999         1998
                                        ------------  -----------  -----------
Cash flows from operating activities:
Net loss..............................  $(32,945,541) $(7,719,759) $(4,438,734)
Adjustments to reconcile net loss to
 net cash used in operating activities
 from continuing operations:
  Loss from discontinued operations...           --           --       101,412
  Loss on sale of assets..............           --           --       549,618
  Loss in unconsolidated affiliate....           --       115,000          --
  Bad debt expense....................       200,000          --           --
  Depreciation........................       288,336       78,362       35,114
  Amortization of goodwill and other
   intangibles........................     1,062,753          --        44,785
  Amortization of restricted stock....     1,551,000          --           --
  Acquired in process research and
   development........................    13,587,026          --           --
  Fair value of options granted to
   non-employees......................       886,252      166,568       17,862
  Expenses paid with common stock.....        55,500      421,681      130,000
Changes in operating assets and
 liabilities, exclusive of
 acquisitions:
  Accounts receivable.................    (2,020,218)    (102,900)         --
  Inventory...........................    (1,074,302)    (438,592)         --
  Prepaid expenses....................      (111,715)     (29,516)         --
  Other assets........................       (88,759)    (104,912)         --
  Accounts payable and accrued
   expenses...........................     1,534,117      464,617      137,505
                                        ------------  -----------  -----------
Net cash used in operating activities
 from continuing operations...........   (17,075,551)  (7,149,451)  (3,422,438)
                                        ------------  -----------  -----------
Net cash provided by discontinued
 operations...........................           --           --       530,438
                                        ------------  -----------  -----------
Cash flows from investing activities:
  Purchase of equipment...............    (1,269,816)    (241,917)     (53,218)
  (Increase) decrease in other
   assets.............................    (1,178,000)         --         4,012
  Cash acquired in Cadent Medical
   Corporation acquisition, net of
   costs of $197,206..................        12,468          --           --
  Increase in marketable securities...    (4,500,000)         --           --
                                        ------------  -----------  -----------
Net cash used in investing
 activities...........................    (6,935,348)    (241,917)     (49,206)
                                        ------------  -----------  -----------
Cash flows from financing activities:
  Payments on loan payable............       (37,920)         --           --
  Payments on capital lease
   obligation.........................       (17,818)         --           --
  Proceeds (payment) on bank line of
   credit.............................           --      (125,000)     125,000
  Payments of note payable to
   stockholder........................           --           --       (70,233)
  Proceeds (payment) of note payable..           --      (100,000)     100,000
  Proceeds from sale of common stock..    30,979,158   10,730,000    3,600,000
  Proceeds from common stock
   subscribed.........................           --           --       100,000
  Proceeds from exercise of common
   stock warrants.....................       925,479    2,226,600        2,000
  Proceeds from exercise of common
   stock options......................       249,314          --           --
  Costs of equity issuances...........      (452,182)    (685,900)    (229,310)
                                        ------------  -----------  -----------
Net cash provided by financing
 activities...........................    31,646,031   12,045,700    3,627,457
                                        ------------  -----------  -----------
Net increase in cash and cash
 equivalents..........................     7,635,132    4,654,332      686,251
Cash and cash equivalents at beginning
 of year..............................     5,901,934    1,247,602      561,351
                                        ------------  -----------  -----------
Cash and cash equivalents at end of
 year.................................  $ 13,537,066  $ 5,901,934  $ 1,247,602
                                        ============  ===========  ===========

     The accompanying notes are an integral part of these consolidated financial statements.

                             CARDIAC SCIENCE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Description of the Business

   Cardiac Science, Inc. (the "Company") was incorporated on May 20, 1991 to develop, manufacture and market software driven non-invasive (non-surgical) Automatic External Cardioverter Defibrillator ("AECD") devices to treat persons suffering from or at high risk of life-threatening arrhythmias. The Company has developed proprietary tachyarrhythmia detection and discrimination software technology--RHYTHMx ECD(TM)--designed to be incorporated into external defibrillators. RHYTHMx ECD technology enables these devices, which are attached prophylactically to hospitalized patients who are determined to be at temporary risk of cardiac arrest, to continuously monitor their heart rhythms, accurately and instantly detect life-threatening ventricular tachyarrhythmias and, when appropriate and without the aid of hospital staff, automatically deliver potentially life saving defibrillation shocks within seconds to convert a patient's heart back to its normal rhythm.

   In 1997, the Company acquired Innovative Physician Services, Inc. (d.b.a. Diagnostic Monitoring) ("DM") for 500,000 shares of common stock plus a non-interest bearing promissory note in the principal amount of $100,000 that was repaid during 1998. The Company sold substantially all of the assets of Diagnostic Monitoring on December 31, 1998 (see notes 6 and 7).

   On July 1, 2000, the Company acquired Cadent Medical Corporation, a privately held company, for an aggregate of 4,500,000 restricted shares of the Company's common stock (see note 8).

2. Continued Existence

   Additional capital is needed to fulfill the Company's expansion, manufacturing, marketing, research and product development goals. From inception through December 31, 2000, the Company incurred losses of approximately $51.9 million. Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Additionally, successful completion of the Company's development program and its transition to attain profitable operations is dependent upon achieving a level of revenues adequate to support the Company's cost structure. The Company anticipates that its current cash balance and liquidation of the marketable securities available for sale will be sufficient to meet the Company's cash requirements into September 2001. Further capital funding will be necessary to sustain growth and viability. In this respect, the Company is currently pursuing an additional equity financing and corporate partnerships. There can be no assurance that any such transactions will be available at terms acceptable to the Company, if at all, or that any financing transaction will not be dilutive to current stockholders or that the Company will have sufficient working capital to fund future operations. If the Company is not able to raise additional funds, it may be required to significantly curtail or cease its operating activities. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

3. Summary of Significant Accounting Policies

 Principles of consolidation

   The consolidated financial statements include the accounts of the Company and of its wholly-owned subsidiaries, Cadent Medical Corporation and Diagnostic Monitoring. All inter-company accounts and transactions have been eliminated in consolidation.

 Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             CARDIAC SCIENCE, INC.

 Cash and cash equivalents

   The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents. The Company maintained approximately $12.7 million of its cash in money market funds with one major financial institution at December 31, 2000.

 Marketable securities

   The Company has classified its marketable securities as "available-for-sale" as defined under Financial Accounting Standard ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities. Accordingly the securities are stated at fair value. The unrealized gains or losses, if any, are recorded as a separate component of stockholders' equity until realized.

 Inventory

   Inventory is stated at the lower of cost (first-in, first-out) or market value. Inventory consists of the following:

                                                       December 31, December 31,
                                                           2000         1999
                                                       ------------ ------------
   Raw materials......................................  $1,018,796    $    --
   Work in process....................................     245,819         --
   Finished goods.....................................     248,279     438,592
                                                        ----------    --------
                                                        $1,512,894    $438,592
                                                        ==========    ========

 Property and equipment

   Property and equipment is carried at cost. Depreciation is provided on the straight-line method over estimated useful lives of three to five years. Repairs and maintenance are expensed as incurred while renewals or betterments are capitalized. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and related accumulated depreciation and any resulting gain or loss is included in operations.

 Intangibles

   Intangibles are carried at cost less accumulated amortization that is calculated on a straight-line basis over the estimated useful lives of the assets. Goodwill is being amortized over an estimated useful life of 7 years, patent applications are being amortized over 20 years and another patent is being amortized over 3 years.

 Long-lived assets

   The Company evaluates the recoverability of its long lived assets in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, which requires long-lived assets and certain intangibles held and used by the Company to be reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability test is to be performed at the lowest level at which undiscounted net cash flow can be directly attributable to long-lived assets.

 Per share information

   The Company has adopted SFAS No. 128, Earnings Per Share. This statement requires the presentation of basic and diluted earnings per share, as defined, on the statement of operations for companies whose capital structure includes convertible securities and options.

                             CARDIAC SCIENCE, INC.

   Net loss per share as presented in the accompanying statements of operations is computed based on the weighted average number of common shares outstanding and subscribed. Shares issuable upon exercise of outstanding stock options and warrants are not included since the effects would be anti-dilutive (see Notes 12 and 13).

 Revenue recognition

   The Company's customers are distributors which sell goods to third party end users. The Company is not contractually obligated to repurchase any inventory from distributors. Revenue is recognized when there is persuasive evidence of an arrangement which states a fixed and determinable price and terms, delivery of the product has occurred in accordance with the terms of the sale, and collectibility of the sale is reasonable assured.

   The Company has adopted Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, with no change to its revenue recognition practices.

 Stock-based compensation

   The Company has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 defines a fair value based method of accounting for an employee stock option. Fair value of the stock option is determined considering factors such as the exercise price, the expected life of the option, the current price of the underlying stock, expected dividends on the stock, and the risk-free interest rate for the expected term of the option. Under the fair value based method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period. Pro forma disclosures are required for entities that elect to continue to measure compensation cost under the intrinsic method provided by Accounting Principles Board Opinion No. 25.

   The Company accounts for stock-based awards to non-employees under the provisions of SFAS No. 123 and Emerging Issues Task Force Abstract ("EITF") 96-18 as applicable.

 Income taxes

   The Company follows SFAS No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

 Concentrations of credit risk

   Financial instruments which potentially subject the Company to a concentration of credit risk principally consists of cash, cash equivalents, and trade receivables. The Company invests available cash in money market securities of high credit quality financial institutions.

   In addition to Medtronic Physio-Control, the Company has established a network of international distributors. Sales to Medtronic Physio-Control amounted to approximately 48% of total sales for the year 2000 with the balance to international distributors, as compared to 100% of sales for the year 1999 (see Note 14

                             CARDIAC SCIENCE, INC.

regarding the status of the MPC distribution agreement). At December 31, 2000, approximately 62% of the trade accounts receivable before allowances were represented by four customers as compared to 100% for one customer for the year ended December 31, 1999. The Company estimates an allowance for doubtful accounts based on the credit worthiness of its customers, payment history and general economic conditions.

 Segment reporting

   The Company has adopted the provisions of SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 established standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also established standards for related disclosures about products and services, geographic areas and major customers. Operating segments are defined as components of an enterprise that engages in business activities from which it may earn revenues and incur expenses whose separate financial information is available and is evaluated regularly by the Company's chief operating decision makers, or decision making group, to perform resource allocations and performance assessments.

   The Company's chief operating decision makers are the Executive Management Team which is comprised of the Chief Executive Officer and senior executive officers of the Company. Based on the evaluation of the Company's financial information, management believes that the Company operates in one reportable segment which designs, develops, manufactures and markets the Company's products. The Company operates entirely in the United States. Revenues are attributed to the country to which product is sold. Revenues for the year ended December 31, 2000 consisted primarily of Powerhearts and accessories. During the year ended December 31, 2000, approximately 50% of total sales were to customers in the United States and there were no revenues in any individual foreign country over 10% of total sales.

4. Property and Equipment

   Property and equipment consist of the following:

                                                       December 31, December 31,
                                                           2000         1999
                                                       ------------ ------------
   Equipment and furniture............................  $1,893,236   $ 491,818
   Leasehold improvements.............................     228,912      75,608
                                                        ----------   ---------
                                                         2,122,148     567,426
   Less: accumulated depreciation.....................    (440,046)   (176,341)
                                                        ----------   ---------
                                                        $1,682,102   $ 391,085
                                                        ==========   =========

5. Intangibles

   At December 31, 2000, intangible assets consist of the following:

   Patents......................................................... $ 1,831,360
   Goodwill (Note 8)...............................................   6,917,211
   Assembled workforce (Note 8)....................................     327,380
                                                                    -----------
                                                                      9,075,951
   Less: accumulated amortization..................................  (1,052,880)
                                                                    -----------
                                                                    $ 8,023,071
                                                                    ===========

                             CARDIAC SCIENCE, INC.

6. Other Assets

   On December 31, 1998, the Company acquired a 7.7% voting interest in Biotel, Inc. ("Biotel", previously Biosensor Corporation) a Minnesota corporation, as consideration for the sale of substantially all of the assets of DM (see note
7). As a result of recurring losses for the twelve month period ending December 31, 1999, Biotel had a negative net worth and management determined under SFAS No. 121 that this investment of $115,000 had been impaired, accordingly the value of this investment was written down to $0.

   On December 29, 2000, the Company purchased 1,333,333 shares of common stock of Medical Resources Management, Inc., a Nevada corporation, for an aggregate purchase price of $400,000. This purchase represents a 7.8% voting interest. The Company accounts for this investment using the cost method of accounting in accordance with Accounting Principles Board Opinion No. 18.

   On December 18, 2000, the Company entered into a non-binding letter of intent to acquire Inovise Medical, Inc., a privately held Oregon based corporation which potential acquisition was terminated in February 2001. In connection with this proposed transaction, the Company advanced funds for a bridge loan to support working capital requirements. The bridge loan is collateralized by all assets of Inovise, excluding certain receivables from royalty payments, bears interest at 6%, is convertible into equity of Inovise and has a term of six months. The amount advanced as of December 31, 2000 was $778,000 ($252,000 advanced subsequent to December 31, 2000 for a total of $1,030,000). The Company intends to convert this note into equity of Inovise under the same terms as Inovise's next equity financing, and has therefore classified such amount as a non-current asset.

7. Discontinued Operations

   On December 31, 1998, the Company completed the sale of substantially all of DM's assets to Biotel pursuant to an Agreement for Purchase and Sale of Assets dated December 31, 1998. The Company received, in consideration of the sale, 1,440,000 shares of common stock of Biotel valued at $115,000 (Note 6). In addition, Biotel assumed certain liabilities amounting to approximately $107,000. The Company recognized a loss of $549,618 on the sale of assets, consisting primarily of the unamortized balance of goodwill, as the net book value of the net assets sold exceeded the fair value of the consideration received.

   The Company has presented the operating results of DM as a discontinued operation. Included in the loss from discontinued operations is amortization of goodwill of $65,713 for 1998. Operating results from discontinued operations are as follows:

                                                                Year ended
                                                             December 31, 1998
                                                             -----------------
   Sales....................................................    $1,437,499
   Cost of sales............................................       941,732
                                                                ----------
   Gross profit.............................................       495,767
   Operating expenses:
     Research and development...............................        20,361
     Selling................................................       373,073
     General and administrative.............................       202,145
                                                                ----------
   Loss from discontinued operations........................       (99,812)
   Interest income (expense), net...........................           --
                                                                ----------
   Loss from discontinued operations before provision for
    income taxes............................................       (99,812)
   Provision for income taxes...............................         1,600
                                                                ----------
   Net loss from discontinued operations....................    $ (101,412)
                                                                ==========

                             CARDIAC SCIENCE, INC.

8. Acquisition of Cadent Medical Corporation

   On July 1, 2000 the Company acquired Cadent Medical Corporation ("Cadent"), a privately-held company. As consideration, the Cadent shareholders received an aggregate of 4,499,964 shares of restricted common stock of the Company, 420,000 shares of which are being held in escrow pursuant to an escrow agreement, and 300,000 shares of which shall be issued to certain employees and consultants of Cadent on or about January 2, 2001 or shall be added to the shares being held in escrow. These escrow shares are the sole and exclusive remedy for any losses incurred by the Company for any breach of representation or warranty by Cadent. These shares shall be released from escrow on June 30, 2001 providing that all claims, if any, have been resolved.

   The acquisition was accounted for as a purchase under APB No. 16. In accordance with APB No. 16, the Company allocated the purchase price of Cadent based on the fair value of the assets acquired and liabilities assumed. Portions of the purchase price, including intangible assets, were identified by an independent appraiser. These intangible assets include approximately $13.6 million for acquired in-process research and development ("IPR&D") which was expensed in the quarter ending September 30, 2000. Other acquired intangibles include patent applications and the assembled workforce, together valued at approximately $1.3 million. The patent applications are being amortized over an estimated life of 20 years while the assembled workforce is being amortized over six months. Goodwill resulting from the Cadent acquisition of approximately $6.9 million is being amortized over an estimated life of seven years.

   Significant portions of the Cadent acquisition were identified as intangible assets. Valuation techniques were employed that reflect recent guidance from the Securities and Exchange Commission on approaches and procedures to be followed in developing allocations to IPR&D. At the date of acquisition, technological feasibility of the IPR&D project had not been reached and the technology had no alternative future uses. Accordingly, the Company expensed the portion of the purchase price allocated to IPR&D in accordance with generally accepted accounting principles.

   IPR&D is comprised of technological development efforts aimed at developing a fully automatic external Personal Wearable Defibrillator consisting of a belt-worn monitoring and control device with disposable electrodes. The amount of the acquisition consideration allocated to IPR&D was determined by estimating the stage of completion of the IPR&D project at the date of the acquisition, estimating cash flows resulting from the future research and development and release of products employing this technology and discounting the net cash flows back to their present values.

   The estimated stage of completion for the project was approximately 75.5% as of the acquisition date. As of that date, the estimated remaining costs to bring the project under development to technological feasibility and to regulatory approval was approximately $5 million. The cash flow estimates from sales of products incorporating this technology commence in the year 2002, with revenues increasing for the first seven years, followed by declines in subsequent periods as other new products are expected to be introduced.

   The cash flows from revenues forecasted in each period are reduced by related expenses, capital expenditures, the cost of working capital, and taxes to estimate after-tax earnings from the technology. The discount rate applied to the technology's net cash flows was 27.0%. This discount rate reflects a "risk premium" of 7% over the estimated weighted average cost of capital of 20% computed for the Company.

   As discussed above, a portion of the Cadent acquisition consideration was allocated to identifiable intangibles. The identifiable intangibles consist primarily of patent applications and the assembled workforce. As with the IPR&D, the fair value for these identifiable intangibles was valued using the future income approach.

                             CARDIAC SCIENCE, INC.

   The components of the purchase price and allocation are as follows:

                                                                       Value
                                                                    -----------
   Purchase price:
     Stock consideration........................................... $21,714,000
     Plus: Assumed liabilities.....................................     427,104
        Acquisition costs..........................................     197,206
                                                                    -----------
   Total consideration............................................. $22,338,310
                                                                    ===========

   Allocation of purchase price:
     Current assets................................................ $   242,140
     Property & equipment, net.....................................     225,521
     Other assets..................................................      32,672
     In process research & development.............................  13,587,026
     Goodwill......................................................   6,917,211
     Other intangibles.............................................   1,333,740
                                                                    -----------
   Total purchase price............................................ $22,338,310
                                                                    ===========


   The remaining 300,000 shares to be distributed to employees and consultants of Cadent on or about January 2, 2001, were valued at $1,551,000 or $5.17 per share and were recorded as common stock subscribed on the accompanying consolidated balance sheet with the offsetting debit recorded as restricted stock which is being amortized over six months beginning July 1, 2000. Accordingly, $1,551,000 was expensed for the year ended December 31, 2000.

   The following unaudited pro forma data summarizes the results of operations for the periods indicated as if the Cadent acquisition had been completed as of the beginning of the periods presented. The pro forma data gives effect to actual operating results prior to the acquisition, adjusted to include the pro forma effect of amortization of intangibles and in process research and development.

                                                     Year ended    Year ended
                                                    December 31,  December 31,
                                                        2000          1999
                                                    ------------  ------------
   Revenues........................................ $  4,242,311  $    102,900
   Net loss........................................ $(36,802,534) $(32,624,131)
   Net loss per share (basic and diluted).......... $      (1.81) $      (2.40)

9. Notes Payable

   In July 1998, Cadent entered into an equipment loan agreement under which Cadent borrowed $300,199 to finance previously purchased property and equipment. The Company assumed the outstanding loan balance as part of the acquisition of Cadent. Borrowings under the loan are collateralized by the financed property and equipment with a net book value of $267,340. The loan is to be repaid over a 48-month period commencing on July 10, 1998 and bears interest at a rate of 9.8%. The balance of the loan was $127,986 at December 31, 2000.

                             CARDIAC SCIENCE, INC.

10. Commitments and Contingencies

 Capital Leases

   The Company leases office equipment under capital lease agreements which expire during fiscal 2005. Future minimum lease payments under this capital lease obligation for the years ending December 31 are as follows:

       2001........................................................... $ 71,726
       2002...........................................................   71,726
       2003...........................................................   66,189
       2004...........................................................   33,471
       2005...........................................................    3,271
                                                                       --------
                                                                        246,383
       Less: interest.................................................  (50,961)
                                                                       --------
                                                                       $195,422
                                                                       ========

 Operating Leases

   The Company leases office space and equipment under the terms of operating lease agreements.

   Total rent expense for the years ended December 31, 2000, 1999 and 1998 was $302,814, $91,676 and $65,082, respectively. The minimum lease payments under the terms of these lease agreements for the years ending December 31 are as follows:

       2001............................................................ $191,017
       2002............................................................  198,658
       2003............................................................  206,607
       2004............................................................  196,341
                                                                        --------
                                                                        $792,623
                                                                        ========

   In connection with the Company's facility lease, the Company issued a letter of credit in the amount of $80,000 as collateral for tenant improvements provided by the lessor. The letter of credit is secured by a certificate of deposit in the amount of $80,000 that matures in December 2001. The letter of credit reduces to $40,000 at December 31, 2000 and expires on December 31, 2001.

                             CARDIAC SCIENCE, INC.

11. Income Taxes

   The Company's provision for income tax represents the current state minimum taxes. There is no deferred income tax provision due to the valuation allowance.

   The temporary differences which give rise to the deferred tax provision (benefit) consist of the following for the years ended December 31:

                                            2000         1999         1998
                                        ------------  -----------  -----------
   Property and equipment.............. $     33,124  $     6,301  $    (3,273)
   Capitalized costs...................     (962,370)    (227,375)    (124,181)
   Accrued liabilities.................      (33,868)     (24,979)     (10,429)
   Allowance for doubtful accounts.....      (85,680)         --         6,866
   Inventory reserve...................          --           --         4,284
   State income taxes..................         (544)         272         (272)
   Tax credit carryforwards............     (753,312)    (125,861)       1,247
   Stock options.......................     (308,312)     (79,010)         --
   Restricted stock....................     (664,448)         --           --
   Other...............................      (53,342)         --           --
   Net operating loss carryforwards....  (13,386,320)  (2,740,387)  (1,330,753)
                                        ------------  -----------  -----------
                                         (16,215,072)  (3,191,039)  (1,456,511)
   Valuation allowance.................   16,215,072    3,191,039    1,456,511
                                        ------------  -----------  -----------
                                        $          0  $         0  $         0
                                        ============  ===========  ===========

                             CARDIAC SCIENCE, INC.

   The temporary differences which give rise to deferred income tax assets and liabilities at December 31 are as follows:

                                                         2000         1999
                                                     ------------  -----------
   Property and equipment........................... $    (34,446) $    (1,322)
   Allowance for doubtful accounts..................       85,680          --
   Capitalized costs................................    1,412,328      449,958
   Accrued liabilities..............................       70,294       36,426
   State income taxes...............................        1,088          544
   Tax credit carryforwards.........................    1,076,540      323,228
   Stock options....................................      387,322       79,010
   Restricted stock.................................      664,448          --
   Other............................................       53,342          --
   Net operating loss carryforwards.................   19,870,848    6,484,528
                                                     ------------  -----------
                                                       23,587,444    7,372,372
   Valuation allowance..............................  (23,587,444)  (7,372,372)
                                                     ------------  -----------
                                                     $          0  $         0
                                                     ============  ===========

   The provision for income taxes differs from the amount that would result from applying the federal statutory rate for the years ended December 31 as follows:

                             2000    1999    1998
                             -----   -----   -----
   Statutory regular
    federal income tax
    rate...................  (34.0%) (34.0%) (34.0%)
   Nondeductible expenses..   15.0     0.1     5.0
   State income taxes......    --      0.1     0.1
   Tax credits.............    --     (1.3)   (0.3)
   Change in valuation
    allowance..............   19.0    35.1    29.3
                             -----   -----   -----
                               0.0%    0.0%    0.1%
                             =====   =====   =====

   As of December 31, 2000, the Company has research and experimentation credit carryforwards for federal and state purposes of approximately $512,000 and $243,000, respectively. These credits begin to expire in 2010 for federal and state purposes. The Company also has approximately $51,797,000 and $25,565,000 of federal and state net operating loss carryforwards which will begin to expire in 2006 and 2001, respectively.

   The utilization of net operating loss and tax credit carryforwards may be limited under the provisions of Internal Revenue Code Sections 382 and 1503 and similar state provisions.

12. Stock Options

 1997 Stock Option/Stock Issuance Plan

   In May 1998, the Company's 1997 Stock Option/Stock Issuance Plan (the "1997 Plan") was approved by stockholders at the Annual Meeting of Stockholders. All outstanding stock options under the Company's 1991 Stock Option Plan and 1993 Stock Option Plan were exchanged for stock options in the 1997 Plan. The 1997 Plan provides for the granting of stock options intended to qualify as incentive stock options and stock options not intended to qualify as incentive stock options ("non-statutory options") to employees of the Company, including officers, and non-statutory stock options to employees, including officers and directors of the Company, as well as to certain consultants and advisors.

                             CARDIAC SCIENCE, INC.

   The 1997 Plan is administered by a Compensation Committee (the "Committee") which is comprised of three members appointed by the Company's Board of Directors. The Committee may grant options to any officers, directors or key employees of the Company or its subsidiaries and to any other individuals whose participation in the 1997 Plan the Committee determines is in the Company's best interest. Up to 2,805,000 shares of common stock may be issued under the 1997 Plan, subject to adjustment upon the occurrence of certain events, including, but not limited to, stock dividends, stock splits, combinations, mergers, consolidations, reorganizations, reclassifications, exchanges, or other capital adjustments. The 1997 Plan limits to $100,000 the fair market value (determined at the time the option is granted) of the common stock with respect to which incentive stock options are first exercisable by any individual employee during any calendar year.

   The 1997 Plan incorporates the federal tax law requirements for incentive stock options. Among other such requirements, the per share exercise price of an incentive stock option granted under the 1997 Plan must not be less than 100% of the fair market value of a share of the common stock on the date of grant and the option may not be exercised more than 10 years after its grant date. If an incentive stock option is granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price may not be less than 110% of such fair market value and the option may not be exercised more than five years after its grant date. Option grants under the 1997 Plan generally vest over a period of four years.

   Outstanding options may be terminated or accelerated in the event of certain corporate acquisitions or other change of control events. An option granted under the 1997 Plan will not be assignable or transferable by the grantee other than by will or the laws of inheritance, except that a non-statutory option will be transferable by the grantee pursuant to a qualified domestic relations order as defined in the Code, Title I of the Employee Retirement Income Security Act or the rules thereunder. Other vesting, termination and payment provisions for incentive and non-statutory options may be determined by the Committee.

   Stock option activity under the Plan is summarized as follows:

                                         Year Ended   Year Ended   Year Ended
                                          December     December     December
                                             31,          31,          31,
                                            2000         1999         1998
                                         -----------  -----------  -----------
Outstanding, beginning of year..........   1,305,000      704,892       33,688
Granted.................................   1,884,033      632,308      739,892
Exercised...............................    (118,955)         --           --
Canceled................................    (384,033)     (32,200)     (68,688)
                                         -----------  -----------  -----------
Outstanding, end of year................   2,686,045    1,305,000      704,892
                                         ===========  ===========  ===========
Exercisable, end of year................     841,783      327,433      134,946
                                         ===========  ===========  ===========
As of the end of the year:
  Option price per share................ $1.88-$6.00  $1.88-$3.88  $1.88-$2.00
  Weighted average option price per
   share................................ $      3.77  $      2.32  $      1.99

   At December 31, 2000, there were no shares reserved or available for issuance under the 1997 Plan. The weighted average remaining contractual life as of December 31, 2000 is approximately 106 months.

   For stock options granted in 2000, 1999 and 1998 to non-employees (consultants), the Company has recognized compensation cost of $886,252, $166,568 and $17,862, respectively, using a Black-Scholes option pricing model.

                             CARDIAC SCIENCE, INC.

 Pro Forma Effect of Stock-Based Compensation

   In calculating pro forma information as required by SFAS No. 123, the fair value was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions for the options on the Company's common stock for the years ended December 31, 2000, 1999 and 1998: risk free interest rate with a range of 4.1% to 6.85%; dividend yield of 0%; volatility of the expected market prices of the Company's common stock of 65.0%, 67.0% and 61.4%; respectively, and expected life of the options of 4 years.

   For purpose of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows (in thousands, except per share information):

                                                    Year Ended December 31,
                                                    --------------------------
                                                      2000     1999     1998
                                                    --------  -------  -------
   Pro forma net loss.............................. $(33,936) $(8,000) $(4,573)
   Pro forma net loss per share.................... $  (1.88) $ (0.88) $ (0.84)

13. Warrants

   Historically the Company has granted warrants in connection with fund raising activities and as consideration for certain services. Warrants to purchase 1,203,601 shares of common stock were outstanding and exercisable at December 31, 2000. A summary follows:

                                                            Per Share
                                                  Number of Exercise  Expiration
   Grant Date                                     Warrants    Price      Date
   ----------                                     --------- --------- ----------
   1992..........................................   156,101   $4.57      2002
   1994..........................................   500,000   $0.01      2004
   1996..........................................    17,500   $2.00      2001
   1997..........................................    80,000   $2.25      2007
   1998..........................................    50,000   $2.00      2001
   1999..........................................   400,000   $5.00      2002
                                                  ---------
     Total....................................... 1,203,601
                                                  =========

14. Distribution and License Agreement

   In December 1998, the Company entered into a five-year exclusive distribution and licensing agreement with Medtronic Physio-Control ("MPC"), a subsidiary of Medtronic, Inc. ("Medtronic"). Under the original agreement, MPC had the exclusive right to market the Powerheart in the United States and Canada. In May 1999, the agreement was expanded to include the United Kingdom, Germany, France, and certain Scandinavian countries. Subsequent to December 31, 2000, MPC provided the Company with notice that, among other things, that the planned acquisition of Survivalink (see Note 16), a significant competitor of MPC, places MPC at substantial risk of violating restrictions placed on Medtronic by the Federal Trade Commission in connection with Medtronic's acquisition of Physio-Control. MPC believes these restrictions, among other things, directly impact MPC's ability to continue its relationship with Cardiac Science. MPC has stated that in light of such fact, it believes it to be in the best interests of the parties to terminate the agreement. The Company is currently in discussions with MPC regarding the nature and extent, if any, of a commercial relationship going forward, and expects to reach a definitive conclusion within the next several months. In the meantime, the Company is expanding its sales force to 15 sales representatives and seven clinical support people in order to market the Powerheart directly to hospitals.

                             CARDIAC SCIENCE, INC.

   Pursuant to the agreement, MPC was granted warrants to purchase 200,000 shares of common stock at $3.00 per share. These warrants were assigned a fair value of $49,380 determined using a Black-Scholes model, and recorded as an other asset to be amortized over the five-year life of the Distribution and License Agreement. All 200,000 warrants were exercised in November 2000. MPC will also receive warrants to purchase an additional 200,000 shares of common stock at $3.00 per share upon the sale of the 1,000th unit by MPC. Through December 31, 2000 these additional warrants were not earned or issued.

15. Development and License Agreement

   In December 1999, the Company entered into an exclusive license and development agreement with HeartSine Technologies, Inc. to utilize HeartSine's biphasic defibrillation waveform technology in the Company's in-hospital defibrillation products. HeartSine Technologies is a privately held research and development firm with its primary operations in Northern Ireland. Pursuant to the agreement, the Company could have paid to HeartSine a total of $650,000 upon the attainment of agreed upon milestones. During 2000 the Company terminated the development portion of the agreement and therefore there are no additional development fees to be earned by Heartsine. Included in the amount of $650,000 was a one time license fee of $250,000 which was paid in December 1999 and included in research and development expense for the year ended December 31, 1999.

16. Subsequent Events

   In January 2001, the Company tendered an offer to acquire all of the outstanding shares of Artema Medical AB of Stockholm, Sweden, a manufacturer of patient monitors and external cardiac defibrillator devices. Artema's stock is publicly traded on the OM Stockholm Exchange O-List (Symbol: ARTM). As consideration, the Company will issue shares of its common stock valued at approximately $18 million for all of the issued and outstanding shares of Artema. Although the final exchange ratio of Cardiac shares issued in the transaction will be based on a trailing 10-day average price of Cardiac stock, the transaction is subject to a "collar", pursuant to which the number of Cardiac shares issued as consideration in the transaction may not be less than 3,333,333 nor more than 4,444,444. The Company's offer is conditional upon the tender of more than 90% of the issued and outstanding shares of Artema and receiving all required Swedish and U.S. regulatory approvals. The transaction is anticipated to close in June 2001.

   In February 2001, the Company agreed to acquire Survivalink Corporation, a privately held Minneapolis-based company that is a provider of Automated External Defibrillators. As consideration for the transaction, the Company will pay $35.5 million in cash and $35.5 million in shares of its common stock to Survivalink shareholders for a total purchase price of $71 million. The acquisition is anticipated to close in June 2001.

   Both of these acquisitions, if consummated, will be accounted for under the purchase method of accounting and no adjustments have been made in the December 31, 2000 consolidated financial statements for these transactions.

                             CARDIAC SCIENCE, INC.

17. Supplemental Cash Flow Disclosures:

                                                  2000        1999     1998
                                              ------------  -------- ---------
Cash paid during the year for:
  Income taxes............................... $      1,600  $  1,600 $   1,600
  Interest................................... $     39,159  $ 20,903 $  27,038
Supplemental schedule of noncash investing
 and financing activities:
  Costs of equity issuances paid with common
   stock..................................... $  1,529,077  $679,680
  Exchange of common stock subscribed for
   common stock..............................               $100,000
  Purchase of equipment with a capital
   lease..................................... $     84,016  $109,820 $  19,414
  Costs of equity issuances not yet paid..... $    139,518  $290,395 $ 261,335
  Costs of equity issuances associated with
   fair value of warrants issued ............               $662,130 $ 339,251
Acquisition of Cadent Medical Corporation:
  Fair value of noncash tangible assets
   acquired.................................. $    290,659
  Liabilities assumed and incurred...........     (624,310)
  Intangible assets..........................    8,250,951
  Acquired in process research and
   development...............................   13,587,026
  Fair value of stock consideration..........  (21,714,000)
                                              ------------
  Cash acquired.............................. $   (209,674)
                                              ============
Sale of net assets of Diagnostic Monitoring:
  Fair value of assets sold..................                        $(222,172)
  Liabilities assumed by purchaser...........                          107,172
  Fair value of stock received...............                          115,000
                                                                     ---------
  Cash received..............................                        $     --
                                                                     ---------
                                                                           --
                                                                     =========

                  SURVIVALINK CORPORATION FINANCIAL STATEMENTS

                         Report of Independent Auditors

Board of Directors
Survivalink Corporation

   We have audited the accompanying balance sheets of Survivalink Corporation as of December 31, 1999 and 2000, and the related statements of operations, shareholders' deficit and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Survivalink Corporation as of December 31, 1999 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                          /s/ Ernst & Young LLP

Minneapolis, Minnesota
March 1, 2001

                            SURVIVALINK CORPORATION

                                 BALANCE SHEETS

                                                            December 31
                                                     --------------------------
                                                         1999          2000
                                                     ------------  ------------
                      ASSETS
                      ------
Current assets:
  Cash and cash equivalents........................  $  3,421,078  $  1,529,593
  Accounts receivable, net of allowance for
   doubtful accounts of $377,000 and $456,000 at
   December 31, 1999 and 2000, respectively........     2,499,574     3,906,139
  Inventories......................................     1,059,770       670,414
  Prepaid expenses and other current assets........        10,870        10,621
                                                     ------------  ------------
Total current assets...............................     6,991,292     6,116,767
Property and equipment, net........................       639,342       498,328
Deposits and other assets..........................        19,900        20,821
                                                     ------------  ------------
Total assets.......................................  $  7,650,534  $  6,635,916
                                                     ============  ============

       LIABILITIES AND SHAREHOLDERS' DEFICIT
       -------------------------------------
Current liabilities:
  Accounts payable.................................  $  1,128,772  $  1,020,556
  Accrued compensation and benefits................       795,224       985,749
  Accrued interest.................................       406,170       182,000
  Accrued warranty.................................       310,000       324,645
  Accrued liabilities..............................        87,040       204,305
  Current portion of long-term debt and capital
   lease obligations...............................       591,705       633,883
  Notes payable to shareholders, net of discount of
   $20,833 at December 31, 1999....................     2,479,167     1,761,616
                                                     ------------  ------------
Total current liabilities..........................     5,798,078     5,112,754
                                                     ------------  ------------
Long-term debt and capital lease obligations.......       662,747        28,864

Redeemable preferred stock:
  Series A Convertible Preferred Stock, $13,893,641
   and $15,637,284 redemption and liquidation
   value, including cumulative dividends at
   December 31, 1999 and 2000, respectively
   Authorized shares--4,188,094
   Issued and outstanding shares: 1999--3,612,673
    and 2000--3,717,037............................    14,328,347    15,903,690
  Series B Convertible Preferred Stock, $11,375,224
   and $12,802,648 redemption and liquidation
   value, including cumulative dividends at
   December 31, 1999 and 2000, respectively
   Authorized shares--891,085
   Issued and outstanding shares: 1999--739,464 and
    2000--760,824..................................    10,942,756    12,537,413
Shareholders' deficit:
  Authorized shares--50,000,000
  Undesignated shares--24,920,821
  Common Stock, $.01 par value:
   Authorized shares--20,000,000
   Issued and outstanding shares: 1999--5,875,314
    and 2000--5,930,391............................        58,753        59,304
  Additional paid-in capital.......................    12,773,212    12,778,660
  Accumulated deficit..............................   (36,913,359)  (39,784,769)
                                                     ------------  ------------
Total shareholders' deficit........................   (24,081,394)  (26,946,805)
                                                     ------------  ------------
Total liabilities and shareholders' deficit........  $  7,650,534  $  6,635,916
                                                     ============  ============

                            See accompanying notes.

                            SURVIVALINK CORPORATION

                            STATEMENTS OF OPERATIONS

                                              Year ended December 31
                                       --------------------------------------
                                           1998         1999         2000
                                       ------------  -----------  -----------
Net sales............................. $  9,021,648  $12,204,431  $17,139,526
Cost of goods sold....................    4,770,809    5,478,831    7,095,744
                                       ------------  -----------  -----------
Gross profit..........................    4,250,839    6,725,600   10,043,782

Operating expenses:
  Sales and marketing.................    7,482,262    6,132,985    5,987,570
  Research and development............    3,197,100    2,369,147    1,752,927
  General and administrative..........    2,059,870    1,594,917    1,709,970
                                       ------------  -----------  -----------
Operating expenses....................   12,739,232   10,097,049    9,450,467
                                       ------------  -----------  -----------
Operating income (loss)...............   (8,488,393)  (3,371,449)     593,315

Other income (expense):
  Interest income.....................      240,327      186,250      150,390
  Interest expense....................     (330,903)    (328,820)    (427,115)
                                       ------------  -----------  -----------
                                            (90,576)    (142,570)    (276,725)
                                       ------------  -----------  -----------
Income (loss) before income taxes.....   (8,578,969)  (3,514,019)     316,590
Income tax expense....................       (3,000)      (5,000)     (18,000)
                                       ------------  -----------  -----------
Net income (loss).....................   (8,581,969)  (3,519,019)     298,590

Less preferred stock accretion........     (273,743)    (332,112)    (332,112)
Less preferred stock dividends........   (1,623,445)  (2,484,235)  (2,837,888)
                                       ------------  -----------  -----------
Loss applicable to common
 shareholders......................... $(10,479,157) $(6,335,366) $(2,871,410)
                                       ============  ===========  ===========
Net loss per share--basic and
 diluted.............................. $      (1.82) $     (1.09) $     (0.49)
                                       ============  ===========  ===========
Weighted average number of shares
 outstanding..........................    5,746,066    5,825,288    5,907,539
                                       ============  ===========  ===========


                            See accompanying notes.

                            SURVIVALINK CORPORATION

                       STATEMENT OF SHAREHOLDERS' DEFICIT

                           Common Stock    Additional
                         -----------------   Paid-in   Accumulated
                          Shares   Amount    Capital     Deficit        Total
                         --------- ------- ----------- ------------  ------------
Balance at December 31,
 1997................... 5,738,120 $57,380 $12,718,071 $(20,098,836) $ (7,323,385)
  Exercise of stock
   options..............    17,244     173       8,800          --          8,973
  Value of warrants
   granted in connection
   with debt financing..       --      --       11,701          --         11,701
  Value of options
   granted for
   services.............       --      --        2,240          --          2,240
  Dividends on
   redeemable preferred
   stock................                                 (1,623,445)   (1,623,445)
  Preferred stock
   accretion............       --      --          --      (273,743)     (273,743)
  Net loss..............       --      --          --    (8,581,969)   (8,581,969)
                         --------- ------- ----------- ------------  ------------
Balance at December 31,
 1998................... 5,755,364  57,553  12,740,812  (30,577,993)  (17,779,628)
  Exercise of stock
   options and
   warrants.............   119,950   1,200      11,567          --         12,767
  Value of warrants
   granted in connection
   with debt financing..       --      --       20,833          --         20,833
  Dividends on
   redeemable preferred
   stock................       --      --          --    (2,484,235)   (2,484,235)
  Preferred stock
   accretion............       --      --          --      (332,112)     (332,112)
  Net loss..............       --      --          --    (3,519,019)   (3,519,019)
                         --------- ------- ----------- ------------  ------------
Balance at December 31,
 1999................... 5,875,314  58,753  12,773,212  (36,913,359)  (24,081,394)
  Exercise of stock
   options..............    55,077     551       5,448          --          5,999
  Dividends on
   redeemable preferred
   stock................       --      --          --    (2,837,888)   (2,837,888)
  Preferred stock
   accretion............       --      --          --      (332,112)     (332,112)
  Net income............       --      --          --       298,590       298,590
                         --------- ------- ----------- ------------  ------------
Balance at December 31,
 2000................... 5,930,391 $59,304 $12,778,660 $(39,784,769) $(26,946,805)
                         ========= ======= =========== ============  ============

                            See accompanying notes.

                            SURVIVALINK CORPORATION

                            STATEMENTS OF CASH FLOWS

                                               Year ended December 31
                                         -------------------------------------
                                            1998         1999         2000
                                         -----------  -----------  -----------
Operating activities
Net income (loss)......................  $(8,581,969) $(3,519,019) $   298,590
Adjustments to reconcile net income
 (loss) to net cash used in operating
 activities:
  Depreciation.........................      363,904      299,862      299,630
  Value of options granted for
   services............................        2,240          --           --
  Non-cash interest expense............        5,493          --        23,491
  Loss on disposal of property and
   equipment...........................        7,704        3,903          460
  Changes in operating assets and
   liabilities:
    Accounts receivable................     (655,365)    (481,790)  (1,406,565)
    Inventories........................      639,757     (169,587)     389,356
    Prepaid expenses and other assets..       15,682       13,325         (672)
    Accounts payable...................     (540,696)     555,067     (108,216)
    Accrued liabilities................      270,456      125,472       98,265
                                         -----------  -----------  -----------
Net cash used in operating activities..   (8,472,794)  (3,172,767)    (405,661)
                                         -----------  -----------  -----------

Investing activities
Purchase of property and equipment.....      (83,792)    (137,632)    (159,076)
Proceeds from sale of property and
 equipment.............................          --         1,670          --
                                         -----------  -----------  -----------
Net cash used in investing activities..      (83,792)    (135,962)    (159,076)
                                         -----------  -----------  -----------

Financing activities
Net proceeds from issuance of Common
 Stock.................................        8,973       12,767        5,999
Proceeds from notes payable............    1,866,624    1,500,000          --
Payments on notes payable and capital
 leases................................     (188,982)    (516,031)  (1,332,747)
Net proceeds from issuance of Preferred
 Stock.................................    8,952,236          --           --
                                         -----------  -----------  -----------
Net cash provided by (used in)
 financing activities..................   10,638,851      996,736   (1,326,748)
                                         -----------  -----------  -----------
(Decrease) increase in cash and cash
 equivalents...........................    2,082,265   (2,311,993)  (1,891,485)
Cash and cash equivalents at beginning
 of year...............................    3,650,806    5,733,071    3,421,078
                                         -----------  -----------  -----------
Cash and cash equivalents at end of
 year..................................  $ 5,733,071  $ 3,421,078  $ 1,529,593
                                         ===========  ===========  ===========


Supplemental schedule of non-cash
 financing activities
Value of warrants issued with debt
 financing.............................  $    11,701  $    20,833  $       --
Purchase of equipment through capital
 lease obligation......................  $   102,571  $       --   $       --

Supplemental cash flow information
Cash paid for interest.................  $   212,320  $   216,725  $   623,808
Cash paid for income taxes.............  $     3,045  $     5,150  $     5,291

                            See accompanying notes.

                            SURVIVALINK CORPORATION

                         NOTES TO FINANCIAL STATEMENTS


1. Significant Accounting Policies

Nature of Operations

   Survivalink Corporation ("Company") develops, manufactures, markets and supports automated external defibrillator ("AED") products and related accessories. The Company's AEDs are intended for use by minimally trained rescuers in the treatment of sudden cardiac arrest. The Company sells its products through a direct sales force and a network of manufacturer representatives and distributors in the United States and internationally.

Cash and Cash Equivalents

   The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. Cash equivalents consist primarily of highly liquid debt instruments with seven-day put features and are carried at cost, which approximates market.

Inventories

   Inventories are stated at the lower of cost (first-in, first-out) or market. The majority of inventory consists of purchased components.

Property and Equipment

   Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets ranging from three to seven years. Leasehold improvements are amortized over the shorter of the related lease term or estimated useful lives on a straight-line basis.

Impairment of Long-Lived Assets

   The Company will record impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

Warranty

   The Company's warranty policy generally provides for five-year coverage on materials and labor for each unit sold. Estimated warranty costs are accrued at the date of sale.

Revenue Recognition

   The Company recognizes revenue at the time of product shipment.

Advertising Costs

   The Company expenses advertising costs as incurred. Advertising expense was $810,430, $821,771 and $518,828 for the years ended December 31, 1998, 1999 and
2000, respectively.

Research and Development

   Research and development expenditures are charged to operations as incurred.

                            SURVIVALINK CORPORATION

Income Taxes

   Income taxes are accounted for under the liability method. Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Stock-Based Compensation

   The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("FASB 123"), but applies Accounting Principles Board Opinion No. 25 ("APB 25") and related interpretations in accounting for its plans. Under APB 25, when the exercise price of employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Net Loss Per Share

   Net loss per share is presented in accordance with the provisions of Statement of Financial Accounting Standards No. 128, Earnings per Share ("Statement 128"). Under Statement 128, basic earnings per share is computed by dividing the loss applicable to common shareholders by the weighted average number of common shares outstanding for the year. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue Common Stock were exercised or converted into common stock and resulted in the issuance of common stock. Basic and diluted earnings per share is the same in all years presented, as all potential common shares were antidilutive.

2. Property and Equipment

   Property and equipment consists of the following:

                                                               December 31
                                                          ---------------------
                                                             1999       2000
                                                          ---------- ----------
Computers and equipment.................................. $1,498,191 $1,644,674
Furniture and fixtures...................................    191,648    196,024
Leasehold improvements...................................    160,077    160,077
                                                          ---------- ----------
                                                           1,849,916  2,000,775
Less accumulated depreciation............................  1,210,574  1,502,447
                                                          ---------- ----------
                                                          $  639,342 $  498,328
                                                          ========== ==========

                            SURVIVALINK CORPORATION

3. Inventories

   Inventories consist of the following:

                                                                 December 31
                                                             -------------------
                                                                1999      2000
                                                             ---------- --------
Raw materials............................................... $  533,966 $437,022
Work in process.............................................    270,605   91,098
Finished goods..............................................    255,199  142,294
                                                             ---------- --------
                                                             $1,059,770 $670,414
                                                             ========== ========

4. Leases

   The Company occupies office space under an operating lease agreement which expires in 2002. Under the agreement, the Company is required to pay a base rent plus certain operating expenses.

   The Company leases various equipment under operating lease agreements which expire at various dates through 2003.

   The Company leases certain equipment under a lease agreement classified as a capital lease. The lease is payable in monthly installments through February 2003.

   Future minimum payments under capital leases and non-cancelable operating leases consisted of the following at December 31, 2000:

                                                               Capital Operating
                                                               Leases   Leases
                                                               ------- ---------
   2001....................................................... $27,007 $171,771
   2002.......................................................  27,007  119,127
   2003.......................................................   4,502   10,188
                                                               ------- --------
   Total minimum lease payments...............................  58,516 $301,086
                                                                       ========
   Amount representing interest...............................   8,447
                                                               -------
   Present value of net minimum lease payments................  50,069
   Current portion............................................  21,205
                                                               -------
   Long-term capital lease obligation......................... $28,864
                                                               =======

   Rent expense for the years ended December 31, 1998, 1999 and 2000 was $180,653, $209,861 and $257,945, respectively.

                            SURVIVALINK CORPORATION

5. Income Taxes

   At December 31, 2000, the Company had net operating loss carryforwards of approximately $29,000,000 plus research and development tax credit carryforwards of approximately $403,000. The carryforwards expire beginning in 2007 and may be subject to the limitations under Section 382 of the Internal Revenue Code if significant changes in the equity ownership of the Company have occurred.

   Components of deferred tax assets and liabilities are as follows:

                                                          December 31
                                                   --------------------------
                                                       1999          2000
                                                   ------------  ------------
Deferred tax assets:
  Net operating loss carryforwards................ $ 11,957,000  $ 11,599,000
  Research and development credits................      524,000       403,000
  Inventory reserve...............................      221,000       183,000
  Accounts receivable allowance...................      151,000       183,000
  Warranty reserve................................      124,000       130,000
  Bonus...........................................          --        125,000
  Other...........................................          --         52,000
                                                     12,977,000    12,675,000
                                                   ------------  ------------
Deferred tax liabilities:
  Depreciation....................................      (24,000)       (1,000)
                                                   ------------  ------------
Net deferred tax assets before valuation
 allowance........................................   12,953,000    12,674,000
Less valuation allowance..........................  (12,953,000)  (12,674,000)
                                                   ------------  ------------
Net deferred tax assets........................... $        --   $        --
                                                   ============  ============

   The components of income tax expense as recorded by the Company are as follows:

                                                          Year ended December 31
                                                          ----------------------
                                                           1998    1999   2000
                                                          ------- ------ -------
   Current:
     Federal............................................. $   --  $  --  $ 8,000
     State...............................................   3,000  5,000  10,000
                                                          ------- ------ -------
                                                          $ 3,000 $5,000 $18,000
                                                          ======= ====== =======

   Total tax expense differs from taxes computed by applying the United States statutory federal income tax rate as follows:

                                                Year ended December 31
                                           ----------------------------------
                                              1998         1999        2000
                                           -----------  -----------  --------
Income taxes at 34%....................... $(2,918,000) $(1,196,000) $108,000
State taxes, net of federal benefit.......       2,000        3,000     7,000
Effect of net operating loss carryforward
 and valuation allowance..................   2,903,000    1,181,000  (114,000)
Meals and entertainment...................      16,000       17,000    17,000
                                           -----------  -----------  --------
                                           $     3,000  $     5,000  $ 18,000
                                           ===========  ===========  ========

                            SURVIVALINK CORPORATION

6. Employee Benefit Plan

   In January 1996, the Company adopted a tax-qualified employee savings and retirement plan ("401(k) Plan") covering all of the Company's employees. Pursuant to the 401(k) Plan, employees may elect to contribute up to 20% of eligible compensation. The 401(k) Plan permits, but does not require, additional matching contributions by the Company on behalf of all participants. The Company has not made any such contributions to date.

7. Shareholders' Equity

Series A Convertible Preferred Stock

   In June 1997, the Company issued 3,507,463 shares of Series A Convertible Preferred Stock ("Series A") at $3.35 per share, from which the Company received net proceeds of $10,826,079. The shares are redeemable at the option of the holder on a pro rata basis after August 3, 2001 with one-third to be redeemed 60 days after notice is given by the holder and one-third to be redeemed on the first and second anniversaries of such redemption. A majority of the holders have agreed not to exercise this right through December 31, 2001. The redemption price and the liquidation price is $3.35 plus all accumulated but unpaid dividends at the redemption date. From the issue date through August 2, 1998, dividends accrued at the rate of $.335 per share annually. In connection with the sale of Series B Convertible Preferred Stock, all accrued but unpaid dividends of $1,332,710 were canceled. Since August 1998, dividends on Series A shares accumulate at the rate of $.1005 per quarter and are payable in additional Series A shares. The Company issued 105,210 and 104,364 shares of Series A for dividends paid in 1998 and 2000, respectively. The Company accrued, but did not issue, 453,370 and 405,919 shares of Series A for 1999 and 2000 dividends, respectively, due to authorized share limitation. Dividends in arrears at December 31, 2000 totaled 91,520 shares. The preferred stock was recorded at fair value on the date of issuance less issue costs. The offering costs are being accreted by periodic charges to accumulated deficit over the life of the issue. During the years ended December 31, 1998, 1999 and 2000, the Company had accretion of $204,063, $164,880 and $164,880, respectively.

   The Series A preferred stock has certain voting and registration rights and has preference over Common Stock upon liquidation. The shares are convertible into shares of Common Stock at $.72 per share. In connection with the offering, the Company issued warrants to purchase 55,000 shares of Common Stock at $3.35 per share exercisable for ten years.

Series B Convertible Preferred Stock

   In August and November 1998, the Company issued a total of 718,031 shares of Series B Convertible Preferred Stock ("Series B") at $13.40 per share from which the Company received net proceeds of $8,952,236. The shares are convertible into 20 shares of Common Stock and are redeemable at the option of the holder on a pro rata basis after August 3, 2001 with one-third to be redeemed 60 days after notice is given by the holder and one-third to be redeemed on the first and second anniversaries of such redemption. A majority of the holders have agreed not to exercise this right through December 31, 2001. The redemption price and the liquidation price is $13.40 plus dividends accrued but unpaid, whether or not they have been declared. The cumulative dividends accrue at $0.402 per share quarterly and are payable in Series B shares. The Company also changed terms of the Series A shares with the issuance of the Series B shares. The Series A shares are now redeemable on the same dates as the Series B. The Company issued 21,433 and 21,360 shares of Series B for dividends paid in 1998 and 2000, respectively. The Company accrued, but did not issue, 92,792 and 83,075 shares of Series B for 1999 and 2000 dividends, respectively, due to authorized share limitation. Dividends in arrears at December 31, 2000 totaled 18,730 shares. The Series B preferred stock was recorded at

                            SURVIVALINK CORPORATION
fair value on the date of issuance less issue cost. The offering costs are being accreted by periodic charges to accumulated deficit over the life of the issue. During the years ended December 31, 1998, 1999 and 2000, respectively, the Company had accretion of $69,680, $167,232 and $167,232.

   The Series B preferred stock has certain voting and registration rights and has preference over Common Stock and Series A preferred stock upon liquidation. In connection with the offering, the Company issued warrants to purchase 225,000 shares of Common Stock at $.74 per share exercisable for ten years.

Stock Options and Warrants

   The Company has a stock option plan (the "Plan"), under which incentive stock options and non-statutory options may be granted to certain eligible employees, consultants and non-employee directors of the Company. The maximum number of shares of Common Stock currently reserved for issuance under the Plan was amended on December 5, 2000 to 4,852,000 shares.

                                     Options
                                   Outstanding
                                ------------------             Weighted Average
                                            Non-               Option Exercise
                                  Plan      Plan    Warrants   Price Per Share
                                ---------  -------  ---------  ----------------
Balance at December 31, 1997... 1,396,950  306,538  1,170,217       $2.60
  Expired......................  (465,850) (29,489)   (33,333)        .87
  Exercised....................    (7,500)  (9,744)       --          .46
  Granted...................... 3,862,950      --     318,332         .12
                                ---------  -------  ---------
Balance at December 31, 1998... 4,786,550  267,305  1,455,216         .16
  Expired......................  (794,506) (13,048)   (75,000)        .10
  Exercised....................   (19,519) (15,431)   (85,000)        .10
  Granted......................   206,700      --     536,875         .10
                                ---------  -------  ---------
Balance at December 31, 1999... 4,179,225  238,826  1,832,091         .17
  Expired......................  (223,525) (67,049)  (221,884)        .43
  Exercised....................   (41,300) (13,777)       --          .11
  Granted......................   779,600      --         --          .10
                                ---------  -------  ---------
Balance at December 31, 2000... 4,694,000  158,000  1,610,207       $ .14
                                =========  =======  =========

   The following table summarizes information about the stock options outstanding at December 31, 2000:

                                    Options Outstanding                   Options Exercisable
                       ---------------------------------------------- ----------------------------
                                       Weighted          Weighted                     Weighted
        Range of         Number    Average Remaining Average Exercise   Number    Average Exercise
     Exercise Prices   Outstanding Contractual Life       Price       Exercisable      Price
     ---------------   ----------- ----------------- ---------------- ----------- ----------------
          $ .10         4,744,000     7.65 years          $ .10        2,433,876       $ .10
           1.00            52,000     7.19 years           1.00           52,000        1.00
           3.00            56,000     2.00 years           3.00           56,000        3.00
                        ---------                                      ---------
                        4,852,000                                      2,541,876
                        =========                                      =========

   Plan and non-plan options outstanding expire at various dates through 2010. The number of options exercisable as of December 31, 1998, 1999 and 2000 was 950,494, 1,821,270 and 2,541,876, respectively, at weighted average exercise prices of $.41, $.26 and $.18 per share, respectively.

   The weighted average grant date fair value of options granted at market prices during the years ended December 31, 1998, 1999 and 2000 was $0.07, $0.07 and $0.08 per share, respectively.

                            SURVIVALINK CORPORATION

   In March 1998, the Company amended stock option agreements under the Plan totaling 1,253,500 shares of Common Stock that were issued with an exercise price greater than the fair market value at the date of the amendment. The amended stock option agreements lowered the exercise price from between $1.50 and $3.00 per share to $1.00 per share.

   In July 1998, the Company amended stock option agreements totaling 5,000 shares of Common Stock under the Plan and 118,000 shares of Common Stock outside the Plan that were issued with an exercise price greater than the fair market value at the date of the amendment. The amended stock option agreements lowered the exercise price from between $1.75 and $3.35 per share to $1.00 per share. In addition, the Company amended stock option agreements under the Plan totaling 75,000 shares of Common Stock that were scheduled to expire in 1999. The amended stock option agreements extended the expiration date by five years.

   In September 1998, the Company amended stock option agreements totaling 1,247,850 shares of Common Stock under the Plan and 118,000 shares of Common Stock outside the Plan that were issued with an exercise price greater than the fair market value at the date of the amendment. The amended stock option agreements lowered the exercise price from $1.00 per share to $.10 per share.

   Warrants have been granted in connection with prior financing transactions and in lieu of cash payment for services provided. In accordance with certain anti-dilution provisions, the exercise price of certain warrants was reduced to $.10 per share. The warrants are exercisable at a weighted average exercise price of $.58 per share, and expire at various dates through December 2009.

   The Company has elected to follow APB 25 and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB 123 requires use of option valuation models that were not developed for use in valuing employee stock options.

   Pro forma information regarding net loss and loss per share is required by FASB 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of FASB 123. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for 1998, 1999 and 2000: risk-free interest rates ranging from 4.8% to 7.0%; volatility factor of the expected market price of the Company's Common Stock of approximately 0.59 and expected lives of the options ranging from five to ten years.

   The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

   For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is as follows:

                                            1998         1999         2000
                                        ------------  -----------  -----------
Pro forma:
  Net loss applicable to common
   shareholders........................ $(10,645,576) $(6,591,534) $(3,109,241)
  Net loss per share--basic and
   diluted............................. $      (1.85) $     (1.13) $      (.53)

                            SURVIVALINK CORPORATION

8. Notes Payable to Shareholders

   On June 5, 1996, the Company obtained a $1 million bridge loan from an existing shareholder of the Company. The bridge loan bears interest at prime rate plus 3% per annum (12.5% at December 31, 2000). In connection with the issuance of the Series A Convertible Preferred Stock (see Note 7), the bridge loan was amended and restated which changed the due date to the earliest of March 31, 2000, the closing of an initial public or private offering of its capital stock, as defined in the amended and restated promissory note, a change in control of the Company or the closing of a loan on more favorable terms than the amended bridge loan in an amount equal to or greater than the amount of the bridge loan plus accrued but unpaid interest. In connection with the bridge loan, the Company granted the shareholder a warrant to purchase 100,000 shares of Common Stock at an exercise price of $4.00 per share. The warrants are exercisable over five years and were deemed to have a value of $46,300 which was amortized as interest expense over the life of the loan. In connection with the repricing of employee stock options, the exercise price of the warrant to purchase 100,000 shares of Common Stock was reduced to $.10 per share.

   As of March 31, 2000, the Company had not paid the outstanding note balance and was in default on the note. The Company paid all accrued interest of $431,132 on March 31, 2000 and is paying the note on a 12-month amortization schedule, with the final payment to be made on March 31, 2001. As of December 31, 2000, the note is classified as a current liability.

   On December 28, 1999, the Company issued $1,500,000 of convertible senior notes to existing shareholders of the Company in a bridge financing arrangement due on June 28, 2000. The notes bear an interest rate of 12% per annum, with interest payable upon maturity. The notes are automatically converted to preferred stock at the same price per share if the Company consummates a preferred stock issuance prior to the maturity date of the notes. In connection with the bridge loan, the Company granted warrants to purchase 520,833 shares of Common Stock at an exercise price of $.72 per share. The warrants are exercisable over ten years and were deemed to have a value of $20,833, which was amortized as interest expense over the life of the loan. The notes were amended to extend the due date to June 28, 2001.

9. Sources of Supply

   Components of the Company's products consist mainly of electronic circuitry. The Company currently purchases a significant portion of the components of its product from one supplier. Management believes that alternative sources could provide equivalent components.

10. Long-Term Debt

   On April 6, 1998, the Company entered into two loan agreements, under which the Company may borrow a total of $4.0 million ($1.0 million of which may be used to finance the purchase of equipment, the remaining $3.0 million to finance working capital). The loans bear interest at 13.75% and are secured by accounts receivable, inventory, equipment and general intangibles (including intellectual property). The fundings were available through June 30, 1999. The Company also granted warrants to purchase 41,791 shares of Common Stock at $3.35 per share. The warrants expire June 30, 2004 and were deemed to have a value of $11,701 which was amortized as interest expense over the life of the loan. The balance outstanding at December 31, 2000 is $612,678 and is classified as a current liability on the accompanying balance sheet.

   As a result of the terms of the Series B financing, the number of warrants issued in connection with these loan agreements increased to 109,374 and the exercise price decreased to $1.28. In addition, upon the exercise of these warrants, the warrant holder is entitled to receive a 3% dividend per quarter pursuant to the issuance of Series A and B dividends beginning November 1, 1998, payable in additional shares of Common Stock. If the

                            SURVIVALINK CORPORATION
warrant had been exercised as of December 31, 2000, a total of 8,787 additional shares of Common Stock would be issued as a dividend to this warrant holder.

11. Subsequent Events

   On February 14, 2001, the Company signed a definitive Agreement and Plan of Merger with Cardiac Sciences, Inc. ("CSI"). CSI is a publicly traded company that develops, manufactures and markets life-saving external cardiac defibrillator devices and proprietary software that monitors and automatically treats cardiac arrest patients. On the effective merger date, the Company will merge into a subsidiary of CSI, Cardiac Science Acquisition Corp. ("CSAC"), and the Company will cease to exist. All of the assets and liabilities of the Company will be assumed by CSAC. The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986. The shareholders of the Company will receive approximately $71 million as a result of the Merger, consisting of approximately 50% cash and approximately 50% CSI stock. The Merger has been approved by the board of directors of both the Company and CSI, and is subject to regulatory approval and the approval of the shareholders of both companies. Failure to complete the transaction by one party may result, under certain circumstances, in a 5% break-up fee to the other party. Even if the Merger does not occur, Company management believes it has sufficient cash to fund its operations through 2001.

                                    ANNEX A

        1997 STOCK OPTION/STOCK ISSUANCE PLAN AS PROPOSED TO BE AMENDED

                                  ARTICLE ONE

                               GENERAL PROVISIONS

I. PURPOSE OF THE PLAN

   This 1997 Stock Option/Stock Issuance Plan is intended to promote the interests of Cardiac Science Inc, a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

   Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II. STRUCTURE OF THE PLAN

   A. The Plan shall be divided into two (2) separate equity programs:

     (i) the Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

     (ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary).

   B. The provisions of Articles One and Four shall apply to both equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

III. ADMINISTRATION OF THE PLAN

   A. The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

   B. The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any option thereunder.

IV. ELIGIBILITY

   A. The persons eligible to participate in the Plan are as follows:

     (i) Employees,

     (ii) non-employee members of the Board or the non-employee members of the board of directors of any Parent or Subsidiary, and

     (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

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   B. The Plan Administrator shall have full authority to determine, (i) with respect to the grants under the Option Grant Program, which eligible persons are to receive the option grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid by the Participant for such shares.

   C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

V. STOCK SUBJECT TO THE PLAN

   A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed eight million nine hundred thousand (8,900,000) shares.

   B. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or (ii) the options are canceled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise price or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan.

   C. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation's preferred stock into shares of Common Stock.

                                  ARTICLE TWO

                              OPTION GRANT PROGRAM

I. OPTION TERMS

   Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

   A. Exercise Price.

     1. The exercise price per share shall be fixed by the Plan Administrator in accordance with the following provisions:

       (i) The exercise price per share shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.

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       (ii) If the person to whom the option is granted is a 10%
    Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date.

   Currently, there are approximately thirty persons who are eligible to participate in the Plan.

     2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Four and the documents evidencing the option, be payable in cash or check made payable to the Corporation. Should the Common Stock be registered under
  Section 12(g) of the 1934 Act at the time the option is exercised, then the exercise price may also be paid as follows:

       (i) in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

       (ii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (A) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (B) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

   Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

   B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option grant. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

   C. Effect of Termination of Service.

     1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

       (i) Should the Optionee cease to remain in Service for any reason other than Disability or Misconduct, then the Optionee shall have a period of three (3) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.

       (ii) Should Optionee's Service terminate by reason of Disability, then the Optionee shall have a period of twelve (12) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.

       (iii) If the Optionee dies while holding an outstanding option, then the personal representative of his or her estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance shall have a twelve (12)-month period following the date of the Optionee's death to exercise such option.

       (iv) Under no circumstances, however, shall any such option be exercisable after the specified expiration of the option term.

       (v) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date

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

    of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding with respect to any and all option shares for which the option is not otherwise at the time exercisable or in which the Optionee is not otherwise at that time vested.

       (vi) Should Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to remain outstanding.

     2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

       (i) extend the period of time for which the option is to remain exercisable following Optionee's cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

       (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

   D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

   E. Unvested Shares. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. The Plan Administrator may not impose a vesting schedule upon any option grant or the shares of Common Stock subject to that option which is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one (1) year after the option grant date. However, such limitation shall not be applicable to any option grants made to individuals who are officers of the Corporation, non-employee Board members or independent consultants.

   F. Limited Transferability of Options. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death.

   G. Withholding. The Corporation's obligation to deliver shares of Common Stock upon the exercise of any options granted under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

II. INCENTIVE OPTIONS

   The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of the Plan shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options shall not be subject to the terms of this Section II.

   A. Eligibility. Incentive Options may only be granted to Employees.

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

   B. Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

   C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

   D. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the option term shall not exceed five (5) years measured from the option grant date.

III. CORPORATE TRANSACTION

   A. The shares subject to each option outstanding under the Plan at the time of a Corporate Transaction shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

   B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction.

   C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

   D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

   E. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration (in whole or in part) of one or more outstanding options (and the immediate termination of the Corporation's repurchase rights with respect to the shares.

                                 ARTICLE THREE

                             STOCK ISSUANCE PROGRAM

I. STOCK ISSUANCE TERMS

   Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

   A. Purchase Price.

     1. The purchase price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85 %) of the Fair Market Value per share of Common Stock on the issue date.

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

    However, the purchase price per share of Common Stock issued to a 10% Stockholder shall not be less than one hundred and ten percent (110%) of such Fair Market Value.

     2. Subject to the provisions of Section I of Article Four, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

      (i)  cash or check made payable to the Corporation, or

      (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

   B. Vesting Provisions.

     1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. However, the Plan Administrator may not impose a vesting schedule upon any stock issuance effected under the Stock Issuance Program which is more restrictive than twenty percent (20%) per year vesting, with initial vesting to occur not later than one (1) year after the issuance date. Such limitation shall not apply to any Common Stock issuances made to the officers of the Corporation, non-employee Board members or independent consultants.

     2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

     3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

     4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

     5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

II. CORPORATE TRANSACTION

   Upon the occurrence of a Corporate Transaction, all outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full.

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

III. SHARE ESCROW/LEGENDS

   Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE FOUR

                                 MISCELLANEOUS

I. FINANCING

   The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of those shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II. EFFECTIVE DATE AND TERM OF PLAN

   A. The Plan shall become effective when adopted by the Board, but no option granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all options previously granted under the Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan. Subject to such limitation, the Plan Administrator may grant options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

   B. The Plan shall terminate upon the earliest of (i) the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board,
(ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. All options and unvested stock issuances outstanding at that time under the Plan shall continue to have full force and effect in accordance with the provisions of the documents evidencing such options or issuances.

III. AMENDMENT OF THE PLAN

   A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the 0ptionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

   B. Options may be granted under the Option Grant Program and shares may be issued under the Stock Issuance Program which are in each instance in excess of the number of shares of Common Stock then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess shares are made, then
(i) any unexercised options

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

granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically canceled and cease to be outstanding.

IV. USE OF PROCEEDS

   Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

V. WITHHOLDING

   The Corporation's obligation to deliver shares of Common Stock upon the exercise of any options or upon the vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

VI. REGULATORY APPROVALS

   The implementation of the Plan, the granting of any options under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

VII. NO EMPLOYMENT OR SERVICE RIGHTS

   Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

VIII. FINANCIAL REPORTS

   The Corporation shall deliver a balance sheet and an income statement at least annually to each individual holding an outstanding option under the Plan, unless such individual is a key Employee whose duties in connection with the Corporation (or any Parent or Subsidiary) assure such individual access to equivalent information.

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

                                    APPENDIX

   The following definitions shall be in effect under the Plan:

   A. Board shall mean the Corporation's Board of Directors.

   B. Code shall mean the Internal Revenue Code of 1986, as amended.

   C. Committee shall mean a committee of two (2) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

   D. Common Stock shall mean the Corporation's common stock.

   E. Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

     (a) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

     (b) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

   F. Corporation shall mean Cardiac Science Inc, a Delaware corporation.

   G. Disability shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.

   H. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

   I. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

   J. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

     (a) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (b) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (c) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

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

   K. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

   L. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

     (a) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

     (b) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual's consent.

   M. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

   N. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

   O. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

   P. Option Grant Program shall mean the option grant program in effect under the Plan.

   Q. Optionee shall mean any person to whom an option is granted under the Plan.

   R. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

   S. Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

   T. Plan shall mean the Corporation's 1997 Stock Option/Stock Issuance Plan, as set forth in this document.

   U. Plan Administrator shall mean either the Board or the Committee acting in its capacity as administrator of the Plan.

   V. Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

   W. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

   X. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

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

   Y. Stock Issuance Program shall mean the stock issuance program in effect under the Plan.

   Z. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

   AA. 10% Stockholder shall mean the owner of stock (as determined under Code
Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

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

                                    ANNEX B

                             CARDIAC SCIENCE, INC.
                            AUDIT COMMITTEE CHARTER

Purpose

   The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

   In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

   The Committee shall review the adequacy of this Charter on an annual basis.

Membership

   The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the NASD.

   Accordingly, all of the members will be directors:

  1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

  2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

Key Responsibilities

   The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

   The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

  . The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ('SAS') No. 61.

  . As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

  . The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

  .  The Committee shall:

    . request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

    . discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

    . recommend that the Board take appropriate action to oversee the independence of the outside auditor.

  . The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

                                    ANNEX C

                            ARTEMA MEDICAL AB (PUBL)

                       CONSOLIDATED FINANCIAL STATEMENTS

                               INCOME STATEMENTS

                                           Years ending December 31
                                     ----------------------------------------
                                               Group         Parent Company
                                          -----------------  ----------------
SEK thousands                        Note   2000     1999     2000     1999
-------------                        ----   ----     ----     ----     ----
Net sales...........................   2   262,228  168,161   30,991   25,032
Other operating income..............   3       182      298      --       --
                                          --------  -------  -------  -------
Total revenue.......................       262,410  168,459   30,991   25,032
Operating expenses Raw materials,
 consumables and goods for resale...   4  (140,781) (81,413) (18,671) (15,186)
Other external costs................   5   (37,932) (50,982) (11,188) (14,411)
Personnel costs.....................   1   (78,362) (86,719) (21,228) (19,254)
Depreciation and amortization of
 tangible and intangible fixed
 assets.............................   6    (6,427)  (7,010)  (1,450)  (1,498)
Items affecting comparability.......   7       --   (17,584)     --    (5,208)
Utlized restructuring reserve.......  26       --    12,376      --       --
Other operating expenses............   8      (122)    (160)    (122)    (160)
Share in result of associated
 companies..........................  21     2,085      150      --       --
                                          --------  -------  -------  -------
Operating result....................           871  (62,883) (21,668) (30,685)
Result from financial investments...
Result from shares in Group
 companies..........................   9       --       --       --    (1,865)
Result from securities and
 receivables accounted for as fixed
 assets.............................  10    (2,100)  (2,372)  (5,030)  (2,372)
Other interest income and similar
 profit/loss items..................  11     3,887    2,312    4,452    2,557
Interest expenses and similar
 profit/loss items..................  12    (1,142)  (1,659)    (146)    (162)
                                          --------  -------  -------  -------
Result after financial items........         1,516  (64,602) (22,392) (32,527)
Year-end appropriations.............  13       --       --       --       774
                                          --------  -------  -------  -------
Result before taxes.................         1,516  (64,602) (22,392) (31,753)
Taxes on result for the year........  14       --    (3,992)     --       --
                                          --------  -------  -------  -------
Net result for the year.............         1,516  (68,594) (22,392) (31,753)

                                 BALANCE SHEETS

                                     At December 31
                          ------------------------------------
                                    Group      Parent Company
                               --------------- ---------------
SEK thousands             Note  2000    1999    2000    1999
-------------             ---- ------- ------- ------- -------
         ASSETS
Fixed assets............
Intangible fixed
 assets.................
Patents, trade marks and
 similar rights.........   15      --        3     --        3
                               ------- ------- ------- -------
Total intangible fixed
 assets.................           --        3     --        3
Tangible fixed assets
 Buildings and land.....   16   17,279  17,271     --      --
Machinery and other
 technical facilities...   17    6,890   7,201     --      --
Equipment, tools and
 installations..........   18    8,065  11,920   3,660   3,883
                               ------- ------- ------- -------
Total tangible fixed
 assets.................        32,234  36,392   3,660   3,883
Financial fixed assets..
Shares in Group
 companies..............   19      --      --   46,310  46,310
Due from Group
 companies..............   20      --      --   52,468  56,064
Shares in associated
 companies..............   21    8,992   6,660     --      --
Deferred tax claim......   22      --      --      --      --
Other long-term
 receivables............   23       22      25      22      25
                               ------- ------- ------- -------
Total financial fixed
 assets.................         9,014   6,685  98,800 102,399
                               ------- ------- ------- -------
Total fixed assets......        41,248  43,080 102,460 106,285
                               ------- ------- ------- -------
Current assets..........
Inventories.............
Raw materials and
 consumables............        18,644  14,493     --      --
Work in progress........         5,809   5,422     --      --
Finished products and
 goods for resale.......        13,241  19,162   5,491   5,414
                               ------- ------- ------- -------
Total inventories.......        37,694  39,077   5,491   5,414
Current receivables.....
Accounts receivable.....        51,451  28,368   3,396   1,550
Due from Group
 companies..............           --      --    2,366   5,985
Due from associated
 companies..............           --      --      --      --
Tax claims..............           301     309     301     309
Other receivables.......         3,286   2,809     617   1,772
Prepaid expenses and
 accrued income.........   24    1,556   1,561     663     852
                               ------- ------- ------- -------
Total current
 receivables............        56,594  33,047   7,343  10,468
Cash and deposits.......        15,527   7,988  10,600      37
                               ------- ------- ------- -------
Total current assets....       109,815  80,112  23,434  15,919
                               ------- ------- ------- -------
Total assets............       151,063 123,192 125,894 122,204
                               ------- ------- ------- -------

                                 BALANCE SHEETS

                                                 At December 31
                                      ----------------------------------------
                                                 Group        Parent Company
                                            ----------------  ----------------
SEK thousands                         Note   2000     1999     2000     1999
-------------                         ----- -------  -------  -------  -------
SHAREHOLDERS' EQUITY AND LIABILITIES
Equity..............................     25
Restricted equity...................
Share capital.......................         15,236    9,158   15,236    9,158
Share premium reserve...............            --       --   137,827  101,627
Restricted reserves.................        146,606  111,712    8,781    8,781
                                            -------  -------  -------  -------
Total restricted equity.............        161,842  120,870  161,844  119,566
Non-restricted equity...............
Non-restricted reserves.............        (78,268) (11,594) (25,521)   6,232
Net result for the year.............          1,516  (68,594) (22,392) (31,753)
                                            -------  -------  -------  -------
Total non-restricted equity.........        (76,752) (80,188) (47,913) (25,521)
                                            -------  -------  -------  -------
Total shareholders' equity..........         85,090   40,682  113,931   94,045
                                            -------  -------  -------  -------
Provisions..........................
Restructuring reserve...............     26     --       --       --       --
Other provisions....................     27   5,844    6,680    4,238    5,208
                                            -------  -------  -------  -------
Total provisions....................          5,844    6,680    4,238    5,208
Long-term liabilities...............
Mortgage loans......................  29,31   2,539    3,102      --       --
Committed credit facility...........  28,29   7,461    7,699      --     4,399
Due to Group companies..............            --       --        50       50
Other liabilities...................          2,450    3,450      --       --
                                            -------  -------  -------  -------
Total long-term liabilities.........         12,450   14,252       50    4,449
Current liabilities.................
Advance payments from customers.....            569    3,043      --     1,500
Accounts payable....................         26,124   26,146    3,296    5,314
Liabilities to Group companies......            --       --       --       272
Liabilities to associated
 companies..........................            643      --       --       --
Tax liabilities.....................            --       --       --       --
Other liabilities...................          2,915   16,263      551    7,672
Accrued expenses and prepaid
 income.............................     30  17,428   16,126    3,828    3,744
                                            -------  -------  -------  -------
Total current liabilities...........         47,679   61,579    7,675   18,502
                                            -------  -------  -------  -------
Total shareholders' equity and
 liabilities........................        151,063  123,192  125,894  122,204
                                            -------  -------  -------  -------

   PLEDGED ASSETS AND CONTINGENT
             LIABILITIES
Pledged assets......................
For own liabilities and provisions..
Real estate mortgages...............         13,482   13,453      --       --
Corporate mortgages.................         35,500   35,500   35,500   35,500
Bank accounts.......................         10,456    7,044      --       --
Other pledged assets................          3,835    1,500      --     1,500
                                            -------  -------  -------  -------
Total pledged assets................         63,273   57,497   35,500   37,000
Contingent liabilities..............
Guaranties on behalf of Group
 companies..........................            --       --     7,729      --
Guaranties on behalf of associated
 companies..........................            --     2,300      --       --
Guaranties, others..................          7,955      --       226      --
Discounted bills of exchange........          4,073    4,647      --       --
                                            -------  -------  -------  -------
Total contingent liabilities........         12,028    6,947    7,955      --

                              CASH FLOW STATEMENTS

                                             Years ending December 31
                                       ---------------------------------------
                                                 Group        Parent Company
                                            ----------------  ----------------
SEK thousands                          Note  2000     1999     2000     1999
-------------                          ---- -------  -------  -------  -------
From operations......................   32
Result after financial items.........         1,516  (64,602) (22,392) (32,527)
Depreciation, amortization and write-
 off.................................         6,644    7,595    3,410    3,363
Adjustment for items not included in
 the cash flow.......................        (3,379)  (7,284)   2,100    7,580
Taxes................................           --      (283)     --      (283)
                                            -------  -------  -------  -------
Cash flow from operations before
 change in working capital...........         4,781  (64,574) (16,882) (21,867)
Cash flow from change in working
 capital
Decrease in inventories..............        (4,096)   3,093      (77)     415
Increase/decrease in current
 receivables.........................       (13,086)   9,135    3,125   (2,599)
Increase/decrease in current
 liabilities.........................        (3,678)  15,073   (3,827)   5,710
                                            -------  -------  -------  -------
Cash flow from change in working
 capital.............................       (20,860)  27,301     (779)   3,526
Cash flow from operations............       (16,079) (37,273) (17,661) (18,341)
Investments..........................
Sales of subsidiaries................        (2,676)     --       --       --
Investments in tangible fixed
 assets..............................        (2,286) (10,633)  (1,224)  (3,312)
Sale of tangible fixed assets........           --       (12)     --       --
Investment of financial fixed
 assets..............................        (1,449)    (140)  (1,431) (46,284)
                                            -------  -------  -------  -------
Cash flow from investments...........        (6,412) (10,785)  (2,655) (49,596)
Financial activities.................
New issue of shares..................        35,278   27,673   35,278   27,673
New loans............................           --       --       --     4,399
Amortization of loans................        (5,385) (10,390)  (4,399)     --
                                            -------  -------  -------  -------
Cash flow from financial activities..        29,893   17,283   30,879   32,072
Cash flow............................         7,403  (30,775)  10,563  (35,865)
Liquid assets in the beginning of the
 year................................         7,988   39,082       37   35,902
Translation differences for the
 year................................           136     (319)     --       --
                                            -------  -------  -------  -------
Liquid assets at the end of the
 year................................        15,527    7,988   10,600       37

Accounting Principles

General accounting principles

   The annual report is prepared in accordance with the Annual Accounts Act and the recommendations of the Swedish Financial Accounting Standards Council. The principles are unchanged from the preceding year.

Valuation principles, etc.

   Assets and liabilities are valued at cost unless otherwise stated below.

Research and development costs

   Costs for research and development are expensed as incurred.

Warranty costs

   The cost of goods sold includes estimated values, based on historical data, for the cost of product warranties.

Taxes

   The Group's total tax expense consists of current tax and deferred tax. Deferred tax of 28 percent is computed on untaxed reserves in Sweden. For the acquisition of Artema Monitoring Emergency Care A/S in Denmark, deferred tax of 34 percent is computed on the restructuring reserve.

Items affecting comparability

   Recommendation number 4 of the Swedish Financial Accounting Standards Council is applied, whereby transactions of significant importance are specified at each level of the income statements. Examples of such events and transactions are capital gains/losses on the sale of operating units and significant fixed assets, write-downs and restructuring costs.

Hedging of commercial flows

   The result of translation differences on hedging of contracted future currency flows affect the income statements during the same period as the underlying flow.

Inventories

   Inventories are reported at the lower of cost and market value according to the first-in first-out principle (FIFO). Risks for obsolescence have been accounted for. The costs of in-house manufactured work-in-progress and finished goods consist of acquisition costs, direct manufacturing costs as well as a reasonable mark-up for indirect manufacturing costs.

Receivables

   Receivables are individually assessed and reported at the amount that they are expected to be received.

Receivables and liabilities in foreign currency

   Receivables and liabilities in foreign currency are translated at the rate of exchange prevailing at year-end in accordance with recommendation number 8 of the Swedish Financial Accounting Standards Council. Exchange rate differences on current receivables and liabilities are included in the operating result, while differences on financial receivables and liabilities are reported among financial items. To the extent that receivables and liabilities in foreign currency have been hedged by forward contracts, they are converted at the forward rate.

Depreciation of fixed assets

   Depreciation and amortization are based on the acquisition cost of the respective asset and its estimated economic life. In the event of permanent loss of value, assets are written down accordingly.

   The following depreciation and amortization periods are applied:

                                                                        Parent
                                                               Group    Company
                                                             --------- ---------
     Intangible fixed assets
       Patents..............................................   5 years   5 years

     Tangible fixed assets
       Buildings............................................  50 years       --
       Machinery and other technical facilities............. 3-5 years       --
       Equipment, tools and installations................... 3-5 years 3-5 years

   The difference between the above described depreciation according to plan and amortization for tax purposes, is reported by the individual companies as accumulated excess depreciation and amortization, which is included in untaxed reserves.

Leasing

   Operative leases exist in the Group. In the income statement, the leasing fee is distributed over the years based on usage, which may differ from the leasing fees actually paid during the current year. Assets financed through so called financial leasing are reported among fixed assets and the corresponding liability among liabilities. In the income statement the leasing costs are divided into depreciation and interest costs.

Consolidated accounting

   The consolidated financial accounts are prepared according to the Swedish Financial Accounting Standards Council's recommendation number 1:96. The Company applies the purchase method of accounting, which means that the Group's costs of shares in acquired subsidiaries are eliminated against the equity in such subsidiaries.

Associated companies

   Holdings of shares in associated companies, in which the Group owns a minimum of 20 percent and a maximum of 50 percent of the votes, or otherwise has a controlling interest in operational and financial management, are normally accounted for according to the equity method. The equity method means that the book value in the Group of shares in associated companies corresponds to the Group's share of the associated company's equity, and any residual surplus and deficit values in the Group. The Group's share of the associated company's profit after financial items, adjusted for any depreciation or reversal of acquired surplus values or deficits, respectively, is reported in the consolidated income statement as "Share in result of associated companies". Shares in profit generated after the acquisition of associated companies, not yet realized via payment of dividends, are allocated to the equity method reserve, which is a part of the Group's restricted equity.

Translation of foreign subsidiaries

   The accounts of foreign subsidiaries have been translated according to the current method, whereby all assets, provisions and other liabilities are translated at the year-end rate of exchange, and all items in the income statement are translated at the average rate of exchange for the year. Any translation differences arising are carried directly to equity.

Information about the period's acquisitions and divestments

   In early 2000, Artema GmbH and the operations conducted in Artema Monitoring and Emergency Care A/S's branch Artema Norway NUF, were divested. At mid-year 2000 Artema UK Ltd. was divested.

                               ARTEMA MEDICAL AB

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              (Amounts in SEK thousands, if not stated otherwise)

Note 1--Employees and personnel costs

                                               Average number of employees
                                         ---------------------------------------
                                         2000 Of which men,% 1999 Of which men,%
                                         ---- -------------- ---- --------------
Parent Company
Sweden..................................  29        82        29        87
                                         ---       ---       ---       ---
Parent Company total....................  29        82        29        87

Subsidiaries
Denmark................................. 141        49       161        52
England.................................   7        85        18        65
Germany................................. --        --         11        82
                                         ---       ---       ---       ---
Subsidiary total........................ 148        51       190        55
                                         ---       ---       ---       ---
Group total............................. 177        56       219        59

 Wages, salaries, other compensation and social benefits

                                       2000                  1999
                                      Wages,      2000      Wages,      1999
                                   salaries and  Social  salaries and  Social
                                   compensation benefits compensation benefits
                                   ------------ -------- ------------ --------
Parent Company (of which pension
 costs)(1)........................    13,546      7,127     12,444      6,041
                                                 (2,472)       --      (1,886)
Subsidiaries (of which pension
 costs)...........................    55,648      3,356     68,042      2,692
                                         --      (1,564)       --        (681)
                                      ------     ------     ------     ------
Group total (of which pension
 costs)(2)........................    69,194     10,483     80,486      8,733
                                                 (4,036)       --      (2,567)

--------
(1) SEK 287 (280) of the Parent Company's pension costs refer to Board of Directors and President. The Parent Company has no outstanding pension commitments.

(2) SEK 303 (280) of the Group's pension costs refer to Board of Directors and President. The Group has no outstanding pension commitments.

 Wages, salaries, other compensation and social benefits by country

                                               Parent Company
                               -----------------------------------------------
                                   2000                    1999
                                 Board of      2000      Board of      1999
                                 Directors     Other     Directors     Other
                               and President employees and President employees
                               ------------- --------- ------------- ---------
Sweden........................     1,637      11,909       1,883      10,561
Parent Company total..........     1,637      11,909       1,883      10,561

Subsidiaries abroad
Denmark.......................     2,332      50,920       1,085      58,067
England.......................       305       2,091         683       4,636
Germany.......................       --          --          814       2,757
                                   -----      ------       -----      ------
Subsidiaries total............     2,637      53,011       2,582      65,460
                                   -----      ------       -----      ------
Group total (of which bonus        4,274      64,920       4,465      76,021
 etc).........................
                                    (405)        (--)        (--)        (--)

                               ARTEMA MEDICAL AB

 Severance pay and pension

   The President's period of notice for termination on the initiative of the Company is 12 months, and 6 months for termination on the initiative of the President. The retirement age for the President is 65. The period of notice for other certain members of senior management is up to 12 months for termination on the initiative of the Company.

 Remuneration to the Board and President

   Salaries and other remuneration to the President amounted to SEK 1,371 (1,721) and to the Chairman of the Board of Directors to SEK 73 (55). In addition, a remuneration of SEK 1,579 has been paid out to the former President.

   Loans to members of senior management do not exist.

Note 2--Net sales by geographic market

                                                                  2000    1999
                                                                 ------- -------
Group
Europe.......................................................... 116,619 142,712
North America...................................................  12,077   9,989
South America...................................................   2,519   4,388
Asia, other..................................................... 131,013  11,071
                                                                 ------- -------
Group total..................................................... 262,228 168,161

Parent Company
Europe..........................................................  16,785  13,837
North America...................................................  10,245   8,390
South America...................................................   2,519   1,186
Asia, other.....................................................   1,442   1,619
                                                                 ------- -------
Parent Company total............................................  30,991  25,032

   Sales in Sweden are not reported separately since it represents less than 2 percent of Group sales.

Note 3--Other operating income

                                                                       2000 1999
                                                                       ---- ----
Group
Sale of fixed assets.................................................. 100    8
Other.................................................................  82  290
                                                                       ---  ---
Group total........................................................... 182  298

Note 4--Raw materials, consumables and goods for resale

   Goods for resale (purchased finished products) constitute a small part of the Group's sales and are therefore reported together with raw materials and consumables.

                               ARTEMA MEDICAL AB

Note 5--Other external costs

 Leasing fees relating to operative leasing

                                                                    2000   1999
                                                                    ----- ------
Group
Assets held under operative leasing contracts
Leasing fees paid during the financial year........................ 4,295  4,777
Contractual future leasing fees, due within 1 year................. 4,397  4,215
Contractual future leasing fees, due within 1-5 years.............. 8,565 10,120
Contractual future leasing fees, due within > 5 years..............   --     --

 Audit costs

   The audit of the Group is performed by KPMG. The Group's audit costs for 2000 amounted to SEK 0.4 million (0.4 million), whereof for the parent company SEK 0.1 million (0.1 million). Furthermore, the Group's costs for consultations amounted to SEK 0.5 million (0.2 million).

Note 6 Depreciation and amortization of tangible and intangible fixed assets

                                                       2000             1999
                                               2000   Parent    1999   Parent
                                              Group   Company  Group   Company
                                              ------  -------  ------  -------
Patents and trademarks.......................     (3)     (3)     (25)    (25)
Buildings and land...........................   (427)    --      (443)    --
Machinery and other technical facilities..... (1,234)    --    (1,090)    --
Equipment, tools and installations........... (4,763) (1,447)  (5,452) (1,473)
                                              ------  ------   ------  ------
Total........................................ (6,427) (1,450)  (7,010) (1,498)

Note 7 Items affecting comparability

                                                                  2000   1999
                                                                 ------ -------
Group
One off charges CEO termination.................................    --   (5,208)
Restructuring costs.............................................    --  (12,376)
                                                                 ------ -------
Group total.....................................................    --  (17,584)

                                                                  2000   1999
                                                                 ------ -------
Parent Company
One off charges CEO termination.................................    --   (5,208)
Restructuring costs.............................................    --      --
                                                                 ------ -------
Parent Company total............................................    --   (5,208)

                               ARTEMA MEDICAL AB

Note 8 Other operating expenses

                                                              2000     1999
                                                             -------  -------
Group
Foreign exchange losses on operating
 receivables/liabilities....................................    (122)    (159)
Capital loss on sale of equipment...........................     --        (1)
Other.......................................................     --       --
                                                             -------  -------
Group total.................................................    (122)    (160)

Parent Company
Foreign exchange losses on operating
 receivables/liabilities....................................    (122)    (159)
Capital loss on sale of equipment...........................     --        (1)
                                                             -------  -------
Parent Company total........................................    (122)    (160)

Note 9 Result from participation in Group companies

                                                                  2000   1999
                                                                 ------ -------
Parent Company
Write-downs.....................................................    --   (1,865)
                                                                 ------ -------
Parent Company total............................................    --   (1,865)

Note 10 Result from securities and receivables accounted for as fixed assets

                                                                2000     1999
                                                               -------  -------
Parent Company
Write-down of receivable......................................  (2,930)     --
Exchange rate difference on fixed assets......................  (2,100)  (2,372)
                                                               -------  -------
Parent Company total..........................................  (5,030)  (2,372)

Note 11 Other interest income and similar items

                                                                  2000    1999
                                                                 ------- -------
Group
Interest income, other..........................................   3,887   2,312
                                                                 ------- -------
Group total.....................................................   3,887   2,312

Parent Company
Interest income, Group companies................................   4,238   2,410
Interest income, other..........................................     214     147
                                                                 ------- -------
Parent Company total............................................   4,452   2,557

                               ARTEMA MEDICAL AB

Note 12 Interest expenses and similar items

                                                                2000     1999
                                                               -------  -------
Group
Interest expense, other.......................................  (1,142)  (1,639)
Guarantee expense.............................................     --       (20)
                                                               -------  -------
Group total...................................................  (1,142)  (1,659)

Parent Company
Interest expense, other.......................................    (146)    (142)
Guarantee expense, etc. bank..................................     --       (20)
                                                               -------  -------
Parent Company total..........................................    (146)    (162)

Note 13 Year-end appropriations

                                                                    2000   1999
                                                                   ------ ------
Parent Company
Currency translation reserve, the years change....................    --     774
                                                                   ------ ------
Company total.....................................................    --     774

Note 14 Taxes on the year's result

                                                                  2000   1999
                                                                 ------ -------
Group
Paid taxes......................................................    --      --
Deferred taxes..................................................    --   (3,992)
                                                                 ------ -------
Group total.....................................................    --   (3,992)

Note 15 Patents and trademarks

                                                                  2000    1999
                                                                 ------  ------
Group/Parent Company
Accumulated acquisition values
Opening balance.................................................    419     419
New purchases...................................................    --      --
                                                                 ------  ------
Total...........................................................    419     419

Accumulated planned depreciation
Opening balance.................................................   (416)   (391)
Depreciation for the year.......................................     (3)    (25)
                                                                 ------  ------
Total...........................................................   (419)   (416)
                                                                 ------  ------
Planned residual value at year-end..............................    --        3

                               ARTEMA MEDICAL AB

Note 16 Buildings and land

                                                                2000     1999
                                                               -------  -------
Group
Accumulated acquisition values
Opening balance...............................................  20,951   23,037
New purchases.................................................     --        93
Translation differences for the year..........................     546   (2,179)
                                                               -------  -------
Group total...................................................  21,497   20,951

Accumulated planned depreciation
Opening balance...............................................  (3,680)  (3,592)
Planned depreciation for the year on acquisition values.......    (427)    (443)
Translation differences for the year..........................    (110)     355
                                                               -------  -------
Group total...................................................  (4,217)  (3,680)
                                                               -------  -------
Planned residual value at year-end............................  17,279   17,271
                                                               -------  -------
Properties held under financial leasing contracts                 None     None

Note 17 Machinery and other technical facilities

                                                                2000     1999
                                                               -------  -------
Group
Accumulated acquisition values
Opening balance...............................................  26,727   24,240
New purchases.................................................     809    1,713
Divestments and scrapping.....................................     --      (890)
Reclassifications.............................................     830    4,488
Translation differences for the year..........................     610   (2,824)
                                                               -------  -------
Group total...................................................  28,976   26,727

Accumulated planned depreciation
Opening balance............................................... (19,526) (21,919)
Reclassifications.............................................    (830)     890
Planned depreciation for the year
on acquisition values.........................................  (1,234)  (1,090)
Translation differences for the year..........................    (496)   2,593
                                                               -------  -------
Group total................................................... (22,086) (19,526)
                                                               -------  -------
Planned residual value at year-end............................   6,890    7,201

                               ARTEMA MEDICAL AB

Note 18--Equipment, tools, and installations

                                                      2000              1999
                                             2000    Parent    1999    Parent
                                             Group   Company   Group   Group
                                            -------  -------  -------  ------
Accumulated acquisition values
Opening balance............................  44,558   9,156    44,449   5,844
New purchases..............................   1,670   1,225     8,827   3,312
Reclassifications..........................    (830)    --     (4,488)    --
Divestments and scrapping..................  (3,271)    --       (243)    --
Translation differences for the year.......     872     --     (3,987)    --
                                            -------  ------   -------  ------
Total......................................  42,999  10,381    44,558   9,156

Accumulated planned depreciation
Opening balance............................ (32,638) (5,273)  (30,290) (3,800)
Divestments and scrapping..................   2,267     --        243     --
Reclassifications..........................     830     --        --      --
Depreciation for the year according to
 plan......................................  (4,763) (1,447)   (5,452) (1,473)
Translation differences on acquisition
 values....................................    (630)     (1)    2,861     --
                                            -------  ------   -------  ------
Total...................................... (34,934) (6,721)  (32,638) (5,273)

Planned residual value at year-end.........   8,065   3,660    11,920   3,883

Note 19--Shares in group companies

                                                                   2000   1999
                                                                  ------ ------
Parent Company
Accumulated acquisition values
Opening balance.................................................. 46,310 48,175
Write-downs......................................................    --  (1,865)
                                                                  ------ ------
Book value at year-end........................................... 46,310 46,310

 Specification of Parent Company and Group shareholdings in group companies

                                                     Number    Owner-    Book
Subsidiary, organization number, domicile           of Shares Ship,%/1/ value
-----------------------------------------           --------- --------- ------
Artema Monitoring & Emergency A/S, A/S 160015,
 Copenhagen, DK....................................  15,000     100.0   46,208
Artema Technologies AB, 556317-7145, Solna, Sweden
 (dormant).........................................     100     100.0      102
                                                     ------     -----   ------
Total..............................................                     46,310

--------
(1) Ownership of capital, which also corresponds to the proportion of votes for the total number of shares.

                               ARTEMA MEDICAL AB

Note 20--Due from group companies

                                                                  2000    1999
                                                                 ------  ------
Parent Company
Accumulated acquisition values
Opening balance................................................. 56,064  11,755
Additional receivables..........................................  2,222  45,908
Settled receivables.............................................   (788) (1,599)
Exchange rate differences....................................... (2,100)    --
Write-downs for the year........................................ (2,930)    --
                                                                 ------  ------
Book value at year-end.......................................... 52,468  56,064

Note 21--Shares in associated companies

                                                                   2000   1999
                                                                   -----  -----
Accumulated acquisition values
Opening balance................................................... 1,630  1,800
Translation differences for the year..............................    42   (170)
                                                                   -----  -----
Total............................................................. 1,672  1,630

Accumulated shares in results
Opening balance................................................... 5,845  5,345
Shares in results of associated companies for the year............ 1,322  1,040
Translation differences on for the year...........................   153   (540)
                                                                   -----  -----
Total............................................................. 7,320  5,845

Accumulated write-downs
Opening balance...................................................  (815)  (437)
Reversal of write-downs for the year..............................   837    --
Write-downs for the year..........................................   --    (420)
Translation differences for the year..............................   (22)    42
                                                                   -----  -----
Total.............................................................   --    (815)
                                                                   -----  -----
Book value at year-end............................................ 8,992  6,660

 Specification of Group shareholdings in associated companies

                                          Adjusted equity Percentage  Value of
Associated company, organization number,    Result for    of shares  Capital in
domicile                                    the year(1)    held(2)   the Group
----------------------------------------  --------------- ---------- ----------
Danish Medical Supply A/S, A/S 220897,
 Gentofte, DK...........................     7,555/769       33,3      7,555
Danish Medical Industry A/S, A/S 242335,
 Gentofte, DK...........................     1,437/553       25,0      1,473
Total...................................                               8,992

--------
(1) By adjusted equity is meant the owned portion of the company's equity. By result for the year is meant the owned portion of the company's result after taxes. Shares in results of associated companies are reported under two items in the consolidated income statement, firstly result before taxes, including any depreciation of surplus values, which is included in the operating result, and secondly share in taxes of the associated company, which is reported together with the Group's taxes.

(2) Refers to the owned portion of capital, which is equivalent to the proportion of votes for the total number of shares.

                               ARTEMA MEDICAL AB

Note 22--Deferred tax claim

                                                                    2000  1999
                                                                    ---- ------
Group
Opening balance.................................................... --    3,992
Reversed deferred tax liability.................................... --      216
Reversed deferred tax claim........................................ --   (4,208)
                                                                    ---  ------
Group total........................................................ --      --

Note 23--Other long-term receivables

                                                           2000           1999
                                                    2000  Parent  1999   Parent
                                                    Group Company Group  Company
                                                    ----- ------- -----  -------
Accumulated acquisition values
Opening balance....................................   25     25    422     422
Reclassifications..................................  --     --    (400)   (400)
Other..............................................   (3)    (3)     3       3
                                                     ---    ---   ----    ----
Total..............................................   22     22     25      25

Note 24--Pre-paid expenses and accrued income

                                                            2000          1999
                                                     2000  Parent  1999  Parent
                                                     Group Company Group Company
                                                     ----- ------- ----- -------
Rental expense......................................   369   369     373   373
Other items......................................... 1,187   294   1,188   479
                                                     -----   ---   -----   ---
Total............................................... 1,556   663   1,561   852

Note 25--Shareholders' equity

                                              Share  Restricted Non-restricted
                                             capital  reserves     capital
                                             ------- ---------- --------------
   Group
   Opening balance..........................  9,158   111,712      (80,188)
   New share issue(1).......................  6,078    36,200          --
   Transfer between restricted and non-
    restricted equity.......................    --     (1,757)       1,757
   Profit for the year......................    --        --         1,516
   Translation difference for the year......    --        451          163
                                             ------   -------      -------
   Closing balance.......................... 15,236   146,606      (76,752)

--------
(1) New issue net of issuance costs of SEK 5,272 directly charged to equity.

                               ARTEMA MEDICAL AB

                                                                Share  Premium
                                                               capital reserve
                                                               ------- --------
   Parent Company
   Opening balance............................................  9,158  101,627
   New share issue............................................  6,078   36,200
                                                               ------  -------
   Closing balance............................................ 15,236  137,827

                                                                Legal  Retained
                                                               reserve earnings
                                                               ------- --------
   Parent Company
   Opening balance............................................  8,781  (25,521)
   Profit for the year........................................    --   (22,392)
                                                               ------  -------
   Closing balance............................................  8,781  (47,913)

Note 26--Restructuring reserve

                                                                2000     1999
                                                               ------- --------
   Group
   Accumulated acquisition values
   Opening balance............................................    --    12,376
   Reversal for the year......................................    --   (12,376)
                                                               ------  -------
   Residual value at year-end.................................    --       --

   A two-year restructuring program was completed during 1999. The restructuring reserve was reversed in pace with completion of the restructuring program.

Note 27--Other provisions

                                                                2000     1999
                                                               ------- --------
   Group
   One off charges CEO termination............................  3,238    5,208
   Guarantee commitments......................................  1,606    1,472
   Restructuring..............................................  1,000      --
                                                               ------  -------
   Total......................................................  5,844    6,680

Note 28--Bank overdraft facilities, long-term

                                                                2000     1999
                                                               -------  -------
   Group
   Approved credit limit......................................  23,500   23,500
   Unutilized portion......................................... (16,039) (15,801)
   Utilized portion...........................................   7,461    7,699

   Parent Company
   Approved credit limit......................................  12,900   11,400
   Unutilized portion......................................... (12,900)  (7,001)
                                                               -------  -------
   Utilized portion...........................................     --     4,399

                               ARTEMA MEDICAL AB

Note 29--Pledged assets for liabilities to credit institutions

                                                          2000           1999
                                                   2000  Parent   1999  Parent
                                                  Group  Company Group  Company
                                                  ------ ------- ------ -------
   Real estate mortgages......................... 13,482    --   13,453    --
   Corporate mortgages........................... 35,500 35,500  35,500 35,500
                                                  ------ ------  ------ ------
   Total......................................... 48,982 35,500  48,953 35,500

Note 30--Accrued expenses and prepaid revenues

                                                           2000           1999
                                                    2000  Parent   1999  Parent
                                                   Group  Company Group  Company
                                                   ------ ------- ------ -------
   Vacation pay...................................  6,793    636   6,971  1,449
   Social benefits................................  2,829    407   3,127    730
   Other..........................................  7,806  2,785   6,028  1,565
                                                   ------  -----  ------  -----
   Total.......................................... 17,428  3,828  16,126  3,744

Note 31--Mortgage loans

                                                                     2000  1999
                                                                     ----- -----
   Group
   Maturity, 1-5 years from year-end................................ 2,539 1,567
   Maturity, more than 5 years from year-end........................   --  1,535
   Total............................................................ 2,539 3,102

Note 32--Paid interest

                                                                      2000  1999
                                                                      ----- ----
   Group
   Interest received.................................................   463 988
   Interest paid..................................................... 1,113 871

   Parent Company
   Interest received.................................................   214 147
   Interest paid.....................................................   146 142

                                                                PRELIMINARY COPY

                                     PROXY
                             CARDIAC SCIENCE, INC.
                             16931 Millikan Avenue
                                Irvine, CA 92606

This Proxy is solicited on behalf of the Board of Directors

     The undersigned, acknowledging receipt of the proxy statement of Cardiac Science, Inc. (the "Company"), dated [Mailing Date], 2001, hereby constitutes and appoints Raymond W. Cohen and Roderick de Greef, and each or any of them, attorney, agent, and proxy of the undersigned, with full power of substitution to each of them, for and in the name, place, and stead of the undersigned, to appear and vote all the shares of stock of the Company, standing in the name of the undersigned on the books of the Company on May 1, 2001, at the Annual Meeting of Stockholders of the Company, to be held at the Sutton Place Hotel located at 4500 MacArthur Blvd., Newport Beach, CA 92660, on [__________], 2001, at 10:00 a.m., local time, and all adjournments thereof.

     When properly executed, this proxy will be voted as designated by the undersigned.

     If no choice is specified, this proxy will be voted (i) FOR the proposal to approve the issuance of shares of our Common Stock in connection with our acquisition of Survivalink Corporation, (ii) FOR the proposal to approve the issuance of our securities in connection with the Financing Transaction, (iii) FOR the proposal to amend the Company's Restated Certificate of Incorporation, as amended, to increase the authorized shares of common stock from 40,000,000 shares to 100,000,000 shares, (iv) FOR the election of the nominees for directors herein, (v) FOR the proposed approval of the amendment to the Company's Amended 1997 Stock Option/Issuance Plan to increase the number of shares available for issuance thereunder from 2,805,000 shares to 8,800,000 shares, (vi) FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2001.


PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF OUR COMMON STOCK IN OUR ACQUISITION OF SURVIVALINK CORPORATION

[_]  FOR                 [_]  AGAINST                    [_] ABSTAIN


PROPOSAL TO APPROVE THE ISSUANCE OF OUR SECURITIES IN CONNECTION WITH THE FINANCING TRANSACTION

[_]  FOR                 [_]  AGAINST                    [_] ABSTAIN


PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000 SHARES TO 100,000,000 SHARES

[_]  FOR                 [_]  AGAINST                    [_] ABSTAIN

ELECTION OF DIRECTORS

[_]  FOR all nominees listed below (except as written in on the line below)

     Raymond W. Cohen, Paul D. Quadros, Peter Crosby, Howard L. Evers, Robert Carpenter, Brian Dovey

[_]  WITHHOLD AUTHORITY for all nominees listed above.

     (Instruction: To withhold authority to vote for any individual nominee, please write in name on line below)

     _______________________________________________________________________



PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S 1997 STOCK OPTION/ISSUANCE
PLAN

[_]  FOR                 [_]  AGAINST                    [_] ABSTAIN


PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS

[_]  FOR                 [_]  AGAINST                    [_] ABSTAIN


     ________________________________
     Date

     ________________________________
     Print Name

     ________________________________
     Signature

     ________________________________
     Signature, if held jointly

When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE